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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

HUNTSMAN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AN INVITATION FROM OUR CHAIRMAN

DEAR FELLOW STOCKHOLDER:

We are pleased to invite you to attend the 2021 Annual Meeting of Stockholders of Huntsman Corporation (our "Company"), which will be held virtually on Wednesday, April 28, 2021, at 9:00 a.m., Central Time.

At this year's Annual Meeting, we will consider the matters described in this Proxy Statement. It is important that you use this opportunity to take part in the affairs of our Company by voting on the business to come before the stockholders at the Annual Meeting.

Due to the impact of the coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders, we adopted a completely virtual format for our 2021 Annual Meeting through a live webcast. We believe this format will provide a consistent experience to our stockholders and allow stockholders to participate in the Annual Meeting regardless of location. At our virtual Annual Meeting, stockholders will be able to attend, vote their shares and submit questions by visiting www.virtualshareholdermeeting.com/HUN2021. You will not be able to attend the Annual Meeting physically.

We are sensitive to the fact that virtual meetings provide a different forum than traditional in-person meetings. As result, we are committed make every effort to ensure that stockholders will be afforded the same rights and opportunities to attend and participate in the Annual Meeting as they would at an in-person meeting. In particular, we believe the design of our virtual platform will enhance, rather than constrain, stockholder access and participation. For example, our virtual platform will allow stockholders to vote their shares electronically during the live webcast and to submit questions for a live Q&A session that will be held at the end of the Annual Meeting.

As with our past physical annual meetings, we are committed to answering stockholders' questions in the order in which they are received, subject to the Rules of Conduct governing the Annual Meeting. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. To avoid repetition, we may group substantially similar questions together and provide a single response.

PLEASE VOTE AS SOON AS POSSIBLE

This Proxy Statement contains important information and you should read it carefully. Whether or not you plan to attend and participate in the virtual Annual Meeting, we ask that you vote as soon as possible. You may vote by proxy via the Internet or telephone, or if you received paper copies of the proxy materials via mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. For detailed information regarding voting instructions, please refer to the accompanying Proxy Statement.

PETER R. HUNTSMAN
Chairman of the Board,
President and Chief Executive Officer

HUNTSMAN 2021 PROXY

HUNTSMAN CORPORATION
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, April 28, 2021, 9:00 a.m. (Central Time)
Virtual Meeting Site: www.virtualshareholdermeeting.com/HUN2021

TO THE STOCKHOLDERS OF HUNTSMAN CORPORATION:

We are holding the 2021 Annual Meeting of Stockholders (the "Annual Meeting") for the following purposes:

1.
To elect as directors the 11 nominees named in the accompanying Proxy Statement.

2.
To approve, on a non-binding advisory basis, the compensation of our named executive officers, or "NEOs."

3.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021.

4.
To vote on a proposal submitted by a stockholder regarding stockholder right to act by written consent, if properly presented at the meeting.

5.
To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements of the Annual Meeting in accordance with our Bylaws.

The above matters are fully described in the accompanying Proxy Statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the Annual Meeting.

To join the live webcast and attend and participate in the virtual Annual Meeting, you will need your 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. For further information on how to attend and participate in the virtual Annual Meeting, please see "Additional Details Regarding the Annual Meeting" on page 8 of the Proxy Statement.

Only stockholders of record at the close of business on March 4, 2021 are entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices at 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 for 10 days prior to the Annual Meeting, beginning on April 16, 2021. If you would like to review the stockholder list during ordinary business hours, please contact Huntsman Investor Relations via email at ir@huntsman.com.

Even if you plan to attend and participate in the Annual Meeting, please vote by proxy via the Internet or telephone, or if you received paper copies of the proxy materials by mail, you can also vote via mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. Please vote as promptly as possible to ensure that your shares are represented. Even if you have voted your proxy, you may still vote electronically if you attend and participate in the Annual Meeting.

By Order of the Board of Directors,

David M. Stryker Secretary
The Woodlands, Texas March 18, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held April 28, 2021: The Notice of 2021 Annual Meeting and Proxy Statement and the 2020 Annual Report are available free of charge at www.proxyvote.com.

HUNTSMAN 2021 PROXY

PARTICIPATE IN OUR FUTURE, VOTE NOW

Your vote is important to us and allows you to participate in the future of our Company.

Please cast your vote as soon as possible on the items listed below to ensure that your shares are represented.

PROPOSALS REQUIRING YOUR VOTE

		Board Recommendation	Votes Required for Approval	Unvoted Shares(1)	Abstentions

PROPOSAL 1	Election of Directors	FOR each nominee	Majority of votes cast	Do not count	Will have no effect on the outcome
PROPOSAL 2	Non-Binding Advisory Vote on Named Executive Officer Compensation	FOR	Majority of shares present (in person or represented by proxy) and entitled to vote	Do not count	Count as a vote against
PROPOSAL 3	Ratification of Independent Registered Public Accounting Firm	FOR	Majority of shares present (in person or represented by proxy) and entitled to vote	Discretionary voting allowed	Count as a vote against
PROPOSAL 4	Stockholder Proposal Regarding Stockholder Right to Act by Written Consent	AGAINST	Majority of shares present (in person or represented by proxy) and entitled to vote	Do not count	Count as a vote against

(1)
Based on New York Stock Exchange rules, if your shares are held through a broker, bank or other nominee, they do not have discretion to vote on your behalf on non-routine matters if you do not provide voting instructions.

VOTING OPTIONS

Even if you plan to attend and participate in our virtual Annual Meeting, please read this Proxy Statement with care, and vote using any of the following methods. In all cases, have your proxy card in hand and follow the instructions.

Please note that if you hold shares in "street name" (that is, in a brokerage account or through a bank or other nominee), you will need to follow the instructions provided to you on your voting instruction form to vote in advance of the Annual Meeting.

VISIT THE PROXY WEBSITE

Visit the proxy website: www.proxyvote.com

•
Review and download easy to read, interactive versions of our Proxy Statement and 2020 Annual Report

•
Sign up for future electronic delivery to reduce costs

HUNTSMAN 2021 PROXY

PROXY STATEMENT TABLE OF CONTENTS

HUNTSMAN 2021 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY

HUNTSMAN PROXY STATEMENT SUMMARY

To assist you in reviewing the proposals to be voted upon at the 2021 Annual Meeting of Stockholders (the "Annual Meeting") of Huntsman Corporation ("Huntsman" or our "Company"), this summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

For further information on how to attend and participate in the virtual Annual Meeting, please see "Additional Details Regarding the Annual Meeting" on page 8 of the Proxy Statement.

ANNUAL MEETING DETAILS

Date and Time	Virtual Meeting Site

Wednesday, April 28, 2021 9:00 a.m., Central Time	www.virtualshareholdermeeting.com/HUN2021

Record Date	Common Stock Outstanding as of the Record Date

March 4, 2021	221,647,461

MEETING AGENDA AND VOTING RECOMMENDATIONS

Proposal		Board Recommendation

1.	Election of 11 director nominees named in the Proxy Statement	FOR EACH NOMINEE
2.	Advisory vote to approve named executive officer compensation	FOR
3.	Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021	FOR
4.	Stockholder proposal regarding stockholder right to act by written consent	AGAINST

PERFORMANCE HIGHLIGHTS IN 2020

The challenges brought on by the COVID-19 pandemic in 2020 were unlike any in our recent history. The pandemic significantly impacted the economic conditions throughout the United States and the world, including the markets in which we operate. We responded with increased cost control and lower discretionary spending, reducing capital expenditures and suspending share repurchases to preserve our strong balance sheet. We also utilized available assets to produce and donate millions of pounds of hand sanitizer around the world in order to contribute to the global fight against COVID-19. Despite the significant macroeconomic instability, we achieved many successes during 2020, which was marked with significant milestones for our Company.

•
We completed the sale of our Chemical Intermediates and Surfactants businesses to Indorama Ventures Holdings L.P. for approximately $2 billion which reduced our upstream footprint and further fortified our investment grade balance sheet.

•
We acquired Icynene-Lapolla for $350 million, which nearly doubled our existing spray polyurethane foam business. The combined business was rebranded as Huntsman Building Solutions, a global leader in spray polyurethane foam insulation.

•
We transformed our Advanced Materials business by announcing three separate transactions in 2020, two of which closed during 2020 and the third closed in January 2021. During 2020 we acquired CVC Thermoset Specialties for $300 million and sold our India-based do-it-yourself consumer adhesives business for approximately $257 million, plus up to an additional $28 million subject to an 18-month earnout. We also announced in December 2020 the acquisition of Gabriel Performance Products for $250 million, which closed in early 2021. The net impact of all three transactions expanded our core specialty business and improved the geographic balance of the business at an overall attractive net purchase price.

•
We completed the sale of approximately 42.4 million ordinary shares of Venator Materials PLC for approximately $99 million, which included $8 million a 30-month option for the buyer to acquire the remaining 9.7 million ordinary shares held by us. This transaction also allowed us to capture an immediate tax savings of $150 million, securing a total cash benefit of approximately $250 million in 2020.

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HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY
•
We announced more than $120 million of annualized cost and synergy savings including the acceleration of synergy capture related to our newly acquired businesses.

•
We received six Responsible Care® Certificates for 2019 Health and Safety Performance from the American Chemistry Council and published our 2019 sustainability report. The 2019 sustainability report represents the ninth annual report since launching our corporate sustainability initiative in 2010.

•
We opened a new TEROL® polyols plant in Taiwan, expanding our downstream polyurethanes capabilities in the Asia-Pacific region.

•
We repurchased 5.4 million shares for $96 million in early 2020 and paid out approximately $144 million in dividends to our stockholders.

COVID-19 STAKEHOLDER RESPONSE

Huntsman has always maintained focus on the health and safety of our employees, suppliers, customers and communities. At the onset of the pandemic, we established an executive task force to closely monitor the evolving situation and implemented appropriate measures to ensure health, safety and business continuity aligned with local and federal recommendations.

As manufacturers of raw materials in critical applications that address pandemic relief and recovery, the chemical sector was designated as critical infrastructure in many of the worlds' largest economies. Many of our manufacturing facilities remained in operation throughout the pandemic, although often with only essential employees. As a critical business, our manufacturing operations quickly adjusted to the demands of the new environment and began producing hand sanitizer and other critically-need products. We donated our products and expertise to support those on the front lines of this pandemic, while also taking steps to minimize impact on our operations in support of our customers and the global industries they represent.

Employee Safety Actions

•
We adopted frequent and focused communications to our employees regarding hygiene, social distancing and other best practices.

•
We implemented remote working arrangements for employees whose roles enabled them to do so. For those who could not work remotely, we designed safeguards at our workplaces, including:

  -
  restricted access to our sites through visitor screenings;

  -
  social distancing, touch-free access and other preventative workplace measures to reduce transmission;

  -
  deep cleaning and disinfection at our sites.

•
We eliminated noncritical business travel.

Business Continuity and Essential Products

•
We launched production of hand sanitizer at three of our global locations, including Montney, Switzerland, McIntosh, Alabama and Melbourne, Australia.

•
We maintained production of thermoplastic polyurethane (TPU) elastomers, which is a key ingredient in the manufacture of essential medical personal protective equipment.

•
We ramped up production of our Textile Effect products required for productions of surgical face masks.

Global Philanthropic Efforts

•
In March and April 2020, we donated millions of pounds of hand sanitizer to local healthcare facilities to contribute to the global fight against COVID-19.

•
In February 2020, we donated RMB1 million (US$143,000) worth of raw materials used to manufacture prefabricated panels needed for construction of hospitals and spandex needed for the production of medical protective articles.

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HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY

We will continue to monitor the latest updates about the global COVID-19 pandemic and will take necessary actions to safeguard the health of our employees. We are proud of what Huntsman has delivered to date and are confident that we will continue to rise to the challenges ahead.

DIRECTOR NOMINEES (PROPOSAL 1)

The following table provides summary information about each director nominee. We ask you to vote "FOR" each of our director nominees.

Nominee	Age	Director Since	Principal Occupation	Committees

Peter R. Huntsman	58	2005	Chairman of the Board, President and Chief Executive Officer of Huntsman Corporation (our "CEO")	Litigation
Nolan D. Archibald	77	2005	Former Executive Chairman of Stanley Black & Decker	Compensation, Governance
Mary C. Beckerle	66	2011	Chief Executive Officer of Huntsman Cancer Institute at the University of Utah	Audit, Governance
M. Anthony Burns	78	2010	Chairman Emeritus of Ryder System, Inc.	Audit, Governance
Sonia Dulá	60	2020	Former Vice Chairman of Bank of America, Latin America	Audit, Sustainability
Cynthia L. Egan	65	2020	Former President of Retirement Plan Services of T. Rowe Price Group	Governance, Sustainability
Daniele Ferrari	59	2018	Former Chief Executive Officer of Versalis S.p.A.	Compensation, Sustainability
Sir Robert J. Margetts	74	2010	Former Deputy Chairman, OJSC Uralkali	Audit, Governance
Jeanne McGovern	62	2021	Retired Partner, Deloitte & Touche LLP	Audit
Wayne A. Reaud	73	2005	Trial Lawyer	Compensation, Litigation
Jan E. Tighe	58	2019	Retired Vice Admiral of the U.S. Navy	Audit, Sustainability

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HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

The Board is committed to corporate governance principles and practices that facilitate the fulfillment of its fiduciary duties to stockholders and to our Company. Key corporate governance highlights include:

ROBUST INDEPENDENCE AND THOUGHTFUL BOARD RENEWAL
All members of our Board, except our CEO, are independent	✓
Five of our 11 directors (or 45.5%) add gender diversity, and one director adds ethnic diversity	✓
Five new independent directors (including four women) added to the Board since 2018	✓
Ongoing Board refreshment effort, led by the Chair of our Governance Committee, Nolan D. Archibald	✓
ACCOUNTABILITY TO STOCKHOLDERS
Majority voting for director nominees in all uncontested elections	✓
Simple majority stockholder voting requirements	✓
Stockholders may request special meetings of stockholders at the ownership threshold of 15% (reduced in 2020 from 25%)	✓
Eligible stockholders may nominate director nominees through our proxy materials (proxy access)	✓
Robust stock ownership guidelines for directors and executive officers	✓
Policy prohibiting short sales by directors and executive officers	✓
PRUDENT RISK OVERSIGHT
Newly-formed Sustainability Committee with oversight over sustainability and other related corporate social responsibility and governance matters	✓
Board and committee oversight of operational, financial, strategic, competitive, reputational, legal and regulatory risks	✓

BOARD ADOPTED LOWER SPECIAL MEETING THRESHOLD

On October 28, 2020, our Board approved an amendment to our Bylaws that lowered the ownership threshold to call a Special Meeting of Stockholders to 15% of outstanding shares of capital stock.

Our Bylaws previously contained a 25% ownership threshold for requesting a special meeting of stockholders. As part of our regular ongoing review of our corporate governance practices, our Board carefully considered evolving governance practices, as well as our investor feedback and previous stockholder votes on the action to adopt stockholders' right to act by written consent. As the result of this considerate process, our Board believed that a 15% threshold more appropriately struck a balance between enhancing stockholder access and minimizing the potential harms associated with allowing a small number of stockholders to call special meetings.

BOARD APPROVED FORMATION OF SUSTAINABILITY COMMITTEE

On February 16, 2021, the Board approved the formation of a Sustainability Committee of the Board to provide more focused support and oversight of our sustainability and other related corporate social responsibility and governance matters, as those matters have required increased focus and Board attention in recent years. Dr. Jan E. Tighe, Daniele Ferrari, Sonia Dulá, and Cynthia L. Egan were appointed to serve as the initial members of the Sustainability Committee, with Dr. Tighe serving as the Chair. Please see "Corporate Governance—Committees of the Board—Sustainability Committee" for additional information.

BOARD DIVERSITY

Director succession is a thoughtful, ongoing process at Huntsman Corporation. Our Board evaluates desired attributes in light of our strategy and evolving needs. As a part of the Board refreshment process, led by Nolan D. Archibald, the Chair of our Governance Committee, we added five new independent directors (including four women and an ethnically-diverse director) to the Board since 2018.

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HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY

Our Board consists of a highly qualified, diverse group of leaders in their respective fields and is representative of an effective mix of deep Company knowledge and fresh perspective. The following graphic illustrates the diverse and well-rounded range of attributes, viewpoints and experiences of our 11 director nominees.

EXECUTIVE COMPENSATION (PROPOSAL 2)

WE ASK THAT YOU VOTE TO APPROVE OUR SAY-ON-PAY PROPOSAL

At our 2021 Annual Meeting, our stockholders will again have an opportunity to cast an advisory say-on-pay vote on the compensation paid to our named executive officers. We ask you to vote "FOR" to approve our named executive officer compensation. Please see "Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation." Please also read our "Compensation Discussion and Analysis" beginning on page 41 for more information regarding our executive compensation program in 2020.

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HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY

EXECUTIVE SUMMARY

The Compensation Committee believes the design of our executive compensation program, and the Committee's decisions and outcomes in 2020, achieve its primary objective of aligning the financial interests of our NEOs with the creation of long-term stockholder value.

COMPANY PERFORMANCE HIGHLIGHTS	COMPENSATION STRUCTURE AND OUTCOMES

Despite a challenging operating environment driven by the COVID-19 pandemic, we delivered strong performance on key financial, strategic and ESG initiatives in 2020; highlights include:

•

Financial: Exceeded goals for Adjusted EBITDA, Adjusted Free Cash Flow and other corporate objectives; realized significant cost-savings including the acceleration of synergy capture of newly acquired businesses; completed the sale of approximately 42.4 million ordinary shares of Venator Materials PLC; and returned approximately $240 million to stockholders through dividends and share repurchases

•

Strategic:    Completed the sale of our Chemical Intermediates and Surfactants businesses; nearly doubled our spray polyurethane foam business through acquisition; transformed our Advanced Materials business by announcing three separate transactions in 2020; and opened a new TEROL® polyols plant in Taiwan

•

ESG:    Received six Responsible Care® Certificates for Health and Safety Performance; published our annual sustainability report; and added two highly qualified and diverse directors to our Board.

The primary objective of our executive compensation program is to align the financial interests of our NEOs with the creation of long-term stockholder value. Key features of the program include:

•

Annual and long-term incentive plans designed to align executives' pay with Company performance

•

A robust compensation benchmarking process against a peer group in which Huntsman is positioned near the median

•

Comprehensive policies and practices intended to support well-informed decisions and a sound compensation governance process.

During 2020, the Compensation Committee and management team focused on responding appropriately to the business impacts of the pandemic while maintaining our pay-for-performance philosophy. Key decisions included:

•

Adjusted the performance goals for the annual cash performance awards that were originally approved in February, but ceased to provide effective incentives following the impact of the COVID-19 pandemic

-

Without such mid-year adjustment, we estimate payouts of the 2020 cash performance awards would have been approximately 40% higher for most of our NEOs

•

Implemented a corresponding reduction in the payout opportunity, capping annual cash performance awards at 50% of executives' individual incentive targets

•

Approved the payout of performance share units awarded in 2018 at 68.8% of target, reflecting our TSR performance relative to peers over the 2018-2020 period.

For 2021 long-term equity-based compensation to our NEOs, the Compensation Committee increased the weighting of performance share units to 50% and eliminated awards of stock options.

IMPACT OF COVID-19 PANDEMIC ON COMPENSATION

While 2020 was uniquely challenging, the Compensation Committee and management team focused on responding appropriately to the business impacts of the pandemic while maintaining our philosophy of pay-for-performance in the midst of significant challenges.

We Froze Base Salaries.    In response to the unprecedented challenges brought on by COVID-19, management recommended, and the Compensation Committee agreed, to suspend merit and general wage increases that would have customarily occurred at the end of the first quarter 2020 for all employees. As a result, the base salaries of our NEOs remain unchanged from 2019 levels. Mr. Huntsman's base salary has not increased since 2015.

We Reduced Target Payouts for 2020 Annual Cash Performance Awards.    The Compensation Committee originally approved the design of our annual cash performance award in February 2020, before the onset of the COVID-19 global

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HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY

pandemic. In light of the unprecedented impact of COVID-19 on the global economy and therefore on our business, the initial performance measures and goals approved by the Compensation Committee no longer reflected our business environment, and therefore ceased to provide effective incentives to our NEOs.

After COVID-19 started to impact our business, the Compensation Committee began discussions on how to continue to provide an effective incentive for performance considering the new business environment. In July 2020, after consultation with Meridian (our independent compensation consultant), the Compensation Committee re-visited and re-established the design of our annual cash performance award as described in "Compensation Discussion and Analysis—2020 Executive Compensation Decision Decisions—2020 Annual Cash Performance Award" below.

In recognition of the reduced performance goals for the 2020 annual cash performance award, the Compensation Committee restricted the annual cash awards by limiting the maximum payout opportunity to 50% of the NEO's individual incentive targets.

STOCKHOLDER ENGAGEMENT AND RELATED CHANGES TO OUR COMPENSATION PROGRAM

At our 2020 Annual Meeting, our say-on-pay proposal received the support of 79% of the votes cast, which represented an improvement from 72% support in 2019 but was significantly lower than the 91% received in 2018. In response to the advisory say-on-pay results in 2019 and 2020, we engaged a number of our stockholders to discuss topics relevant to our compensation practices. In determining executive compensation, the Compensation Committee carefully considered the say-on-pay results and the stockholder feedback we received.

As a part of ongoing review of our executive compensation program, the Compensation Committee placed additional emphasis on tying the number of shares awarded to Company performance. In each of the last two years, the Compensation Committee incrementally increased the weighting of performance share units (from 30% of our long-term equity-based compensation in 2019 to 50% in 2021). Additionally, we eliminated awards of stock options to our NEOs in 2021, resulting in the current award mix of 50% performance share units and 50% restricted stock. The following table illustrates the evolution of our long-term equity-based compensation in the last three years.

Fiscal Year	Performance Share Units	Stock Options	Restricted Stock

2019	30%	30%	40%

2020	40%	20%	40%

2021	50%	0%	50%

The Compensation Committee believes the enhanced mix of long-term equity-based incentives increases the emphasis on performance by further linking payouts to achievement of relative three-year TSR. Performance Share Units also better align NEO compensation with appreciation of our stock price over the long-term. Overall, we believe our compensation programs remain effective in implementing our primary compensation objectives.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 3)

We ask you to vote "FOR" the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021.

STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER RIGHT TO ACT BY WRITTEN CONSENT (PROPOSAL 4)

We ask you to vote "AGAINST" the stockholder proposal regarding action by written consent. Please see page 84 for our Board of Directors' Statement in Opposition.

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HUNTSMAN CORPORATION: PROXY STATEMENT

HUNTSMAN CORPORATION PROXY STATEMENT

PART 1	INFORMATION ABOUT THE MEETING

GENERAL

This Proxy Statement is being furnished to the stockholders of Huntsman in connection with the solicitation of proxies by its Board of Directors (the "Board"). The proxies are to be voted at our 2021 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, April 28, 2021, at 9:00 a.m. Central Time. Due to the impact of the coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders, we adopted a completely virtual format for our Annual Meeting through a live webcast. We believe this format will provide a consistent experience to our stockholders and allow all stockholders to participate in the Annual Meeting regardless of location. You will not be able to attend the Annual Meeting physically.

The Board is soliciting your proxy to vote your shares at the Annual Meeting. We will bear the cost of the solicitation, including the cost of the preparation, assembly, printing and, where applicable, mailing of the Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card, the Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") and any additional information furnished by us to our stockholders. In addition to solicitation by mail, certain of our directors, officers and employees may, without extra compensation, solicit proxies by telephone, facsimile, electronic means and personal interview. We have retained Innisfree M&A Incorporated to help us distribute and solicit proxies and agreed to pay them $17,500 and reimbursement for out-of-pocket expenses for these services. We will also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we will reimburse them for postage and clerical expenses.

DELIVERY OF PROXY MATERIALS

Beginning on March 18, 2021, we mailed a Notice of Internet Availability to our stockholders of record and beneficial owners who owned shares of our common stock at the close of business on March 4, 2021. The Notice of Internet Availability contained instructions on how to access the proxy materials and vote online. We have made these proxy materials available to you over the Internet or, upon your request, have delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by our Board for the Annual Meeting.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

ADDITIONAL DETAILS REGARDING THE ANNUAL MEETING

ANNUAL MEETING LOG-IN INSTRUCTIONS

Because we adopted a completely virtual format for the Annual Meeting, there is no physical meeting location. To participate in the virtual Annual Meeting, holders of shares of our common stock, at the close of business on March 4, 2021 (the record date for the Annual Meeting), should log in to the live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/HUN2021.

To join the live webcast and participate in the virtual Annual Meeting (e.g., submit questions and/or vote your shares), you will need your 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability. Online access to the live webcast will open approximately 15 minutes prior to the start of the Annual Meeting. We recommend that you log in to the Annual Meeting several minutes before its scheduled start time.

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HUNTSMAN CORPORATION: PROXY STATEMENT

If you are the representative of a trust or corporation, limited liability company, partnership or other legal entity that holds shares of our common stock, you will need the 16-digit control number included on the proxy card, voting instruction form or Notice of Internet Availability of that legal entity in order to attend and participate in the virtual Annual Meeting.

No recording of the Annual Meeting is allowed, including audio and video recording. If you are not a stockholder at the close of business on March 4, 2021 (the record date for the Annual Meeting) or do not have a control number, you will not be able to access the Annual Meeting.

STOCKHOLDER ACCESS DURING THE ANNUAL MEETING

We are sensitive to the fact that virtual meetings provide a different forum than traditional in-person meetings. As result, we are committed make every effort to ensure that stockholders will be afforded the same rights and opportunities to attend and participate in the Annual Meeting as they would at an in-person meeting. In particular, we believe the design of our virtual platform will enhance, rather than constrain, stockholder access and participation. For example, our virtual platform will allow stockholders to vote their shares electronically during the live webcast and to submit questions for a live Q&A session that will be held at the end of the Annual Meeting.

SUBMITTING QUESTIONS AND VOTING YOUR SHARES AT THE ANNUAL MEETING

Submitting Questions:    Stockholders as of the record date for the Annual Meeting who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/HUN2021 will have an opportunity to submit questions via the Internet during the meeting. As with our past physical annual meetings, we are committed to answering stockholders' questions in the order in which they are received, subject to the Rules of Conduct governing the Annual Meeting. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. To avoid repetition, we may group substantially similar questions together and provide a single response.

Voting Your Shares:    Stockholders as of the record date for the Annual Meeting who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/HUN2021 will have an opportunity to vote their shares electronically at the virtual Annual Meeting even if they have previously submitted their votes.

TECHNICAL SUPPORT

Prior to and during the Annual Meeting, we will have technicians ready to assist you with any difficulties you may encounter. If you encounter any difficulties accessing or participating in the virtual Annual Meeting, please call the technical support number that will be available at www.virtualshareholdermeeting.com/HUN2021.

Please be sure to check in by 8:45 a.m. Central Time on April 28, 2021, the day of the Annual Meeting, so we may address any technical difficulties before the live audio webcast begins.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1. WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the Annual Meeting, stockholders will vote upon the matters outlined in the Notice of Annual Meeting of Stockholders, which are: (1) the election of the 11 director nominees named in this Proxy Statement; (2) a non-binding advisory vote to approve the compensation of our named executive officers, also referred to herein as our "NEOs;" (3) the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021; (4) if properly presented at the meeting, a stockholder proposal regarding stockholder right to act by written consent; and (5) the consideration of any other matters properly presented at the Annual Meeting in accordance with our Sixth Amended and Restated Bylaws of Huntsman Corporation dated June 16, 2020, as amended (our "Bylaws"). The Board is not aware of any other matters to be presented at the Annual Meeting. In addition, our management will respond to questions from stockholders following the adjournment of the formal business at the Annual Meeting.

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2. WHY IS THE COMPANY USING A COMPLETELY VIRTUAL FORMAT FOR THE ANNUAL MEETING THIS YEAR?

Due to the impact of the coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders, we adopted a completely virtual format for our Annual Meeting through a live webcast. We believe this format will provide a consistent experience to our stockholders and allow stockholders to participate in the Annual Meeting regardless of location.

3. WHAT IS INCLUDED IN THE PROXY MATERIALS?

The proxy materials include: (1) the Notice of Annual Meeting of Stockholders; (2) this Proxy Statement; and (3) the 2020 Annual Report. If you requested a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.

You may refer to the 2020 Annual Report for financial and other information about our operations. The 2020 Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part hereof.

4. WHAT IS A PROXY?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Peter R. Huntsman, our Chairman of the Board, President and Chief Executive Officer, also referred to herein as our "CEO," and David M. Stryker, our Executive Vice President, General Counsel and Secretary, will serve as proxies for the Annual Meeting pursuant to the proxy card solicited by our Board.

5. WHAT IS A PROXY STATEMENT?

A proxy statement is a document that the regulations of the U.S. Securities and Exchange Commission (the "SEC") require us to give you when we ask that you designate Peter R. Huntsman and David M. Stryker as proxies to vote on your behalf. This Proxy Statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures, including information about the Board and our executive officers.

6. HOW CAN I ACCESS THE PROXY MATERIALS OVER THE INTERNET?

Your Notice of Internet Availability, proxy card or voting instruction card (as applicable) contains instructions on how to:

•
view our proxy materials online at www.proxyvote.com; and

•
instruct us to send future proxy materials to you electronically by e-mail.

If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

7. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the Annual Meeting is March 4, 2021. Owners of record of our common stock at the close of business on the record date are entitled to:

•
receive notice of the Annual Meeting; and

•
vote at the Annual Meeting and any adjournments or postponements in accordance with our Bylaws.

At the close of business on March 4, 2021, there were 221,647,461 shares of our common stock outstanding, each of which is entitled to one vote on each item of business to be conducted at the Annual Meeting.

8. WHO MAY ATTEND THE ANNUAL MEETING?

All stockholders of record who owned shares of common stock at the close of business on March 4, 2021, or their duly appointed proxies, may attend the Annual Meeting and any adjournments or postponements thereof, as may our invited guests. To join the live webcast and participate in the virtual Annual Meeting (e.g., submit questions and/or vote your shares), you will need your 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability. Online

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access to the live webcast will open approximately 15 minutes prior to the start of the Annual Meeting. We recommend that you log in to the Annual Meeting several minutes before its scheduled start time.

If you are not a stockholder at the close of business on March 4, 2021 (the record date for the Annual Meeting) or do not have a control number, you will not be able to access the Annual Meeting.

9. HOW MANY VOTES ARE REQUIRED TO HOLD THE ANNUAL MEETING?

The required quorum for the transaction of business at the Annual Meeting is a majority of all outstanding shares of our common stock entitled to vote in the election of directors at the Annual Meeting, represented in person or by proxy. Consequently, the presence, in person or by proxy, of the holders of at least 110,823,731 shares of our common stock is required to establish a quorum at the Annual Meeting. Shares that are voted with respect to a particular matter are treated as being present at the Annual Meeting for purposes of establishing a quorum.

10. WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

Most stockholders hold their shares through a broker, bank or other nominee (i.e., in "street name") rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those held in street name.

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Stockholders of Record.  If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the "stockholder of record."

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Street Name Stockholders.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered, with respect to those shares, the beneficial owner of shares held in "street name," and the Notice of Internet Availability or proxy materials are being forwarded to you by your broker, bank or other nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to instruct your broker, bank or other nominee how to vote. Your broker, bank or other nominee has provided voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares. If you fail to provide sufficient instructions to your broker, bank or other nominee, they may be prohibited from voting your shares. See "If I am a street name holder, will my shares be voted if I do not provide my proxy?" as described in Question 13 below.

11. WHAT DIFFERENT METHODS CAN I USE TO VOTE?

Stockholders of Record:    Stockholders of record may (1) vote their shares electronically at the Annual Meeting by completing a ballot; or (2) submit a proxy to have their shares voted by one of the following methods:

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By Internet.  You may submit a proxy electronically on the Internet by following the instructions provided on the proxy card or Notice of Internet Availability. Please have your proxy card or Notice of Internet Availability in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on April 27, 2021.

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By Telephone.  You may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card or Notice of Internet Availability. Please have your proxy card or Notice of Internet Availability in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on April 27, 2021.

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By Mail.  If you received a paper copy of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

Street Name Stockholders:    Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

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By the Methods Listed on the Voting Instruction Form.  Please refer to the voting instruction form or other information forwarded by your bank, broker or other nominee to determine whether you may submit a proxy by telephone or on the Internet, following the instructions provided by the record holder.

•
Electronically at the Annual Meeting.  You may vote electronically at the Annual Meeting. To participate in the virtual Annual Meeting, you will need the 16-digit control number included in your proxy card, voting instruction form or Notice of Internet Availability.

If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

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Even if you plan to attend the Annual Meeting, we recommend you also submit your proxy so that your vote will count if you are unable to attend the meeting. Submitting your proxy via Internet, telephone or mail does not affect your ability to vote electronically at the Annual Meeting.

12. WHAT IF I AM A STOCKHOLDER OF RECORD AND I DON'T SPECIFY A CHOICE FOR A MATTER WHEN RETURNING MY PROXY?

A validly executed proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a validly executed proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•
FOR the election of the 11 director nominees named in this Proxy Statement;

•
FOR approval, on a non-binding advisory basis, of the compensation of our NEOs;

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FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

•
AGAINST the stockholder proposal regarding the stockholder right to act by written consent.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted at the discretion of the holders of the proxy. The Board knows of no matters, other than those previously described, to be presented for consideration at the Annual Meeting.

13. IF I AM A STREET NAME STOCKHOLDER, WILL MY SHARES BE VOTED IF I DO NOT PROVIDE INSTRUCTIONS?

In some cases, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Specifically, brokerage firms have the authority under New York Stock Exchange ("NYSE") rules to cast votes on certain "routine" matters if they do not receive instructions from the beneficial holder. For example, ratification of the appointment of the independent registered public accounting firm is considered a routine matter for which a brokerage firm may vote shares for which it has not received voting instructions. This is called a "broker discretionary vote." When a proposal is not a routine matter and a brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote." The election of directors, the advisory vote to approve NEO compensation and the stockholder proposal regarding stockholder right to act by written consent are not considered routine matters. Therefore, if you are a street name stockholder and do not provide voting instructions to your broker with respect to these matters, it will result in a broker non-vote with respect to such proposals. Broker non-votes will have no effect on the outcome of these proposals.

14. WHAT VOTES ARE NEEDED FOR EACH PROPOSAL TO PASS AND IS BROKER DISCRETIONARY VOTING ALLOWED?

Proposal		Vote Required	Broker Discretionary Vote Allowed

(1)	Election of 11 director nominees	Majority of the votes cast	No
(2)	A non-binding advisory vote to approve the compensation of our NEOs	Majority of shares present (in person or represented by proxy) and entitled to vote	No
(3)	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021	Majority of shares present (in person or represented by proxy) and entitled to vote	Yes
(4)	Stockholder proposal regarding stockholder right to act by written consent	Majority of shares present (in person or represented by proxy) and entitled to vote	No

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15. WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?

If you grant a proxy, the persons named as proxy holders will have discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under the provisions of our Bylaws and Rule 14a-8 promulgated under the Securities Exchange Act of 1934, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

16. CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

If you are a stockholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:

•
voting again by telephone or through the Internet prior to 11:59 p.m. Eastern Time on April 27, 2021;

•
requesting, completing and mailing in a new paper proxy card, as outlined in the Notice of Internet Availability;

•
giving written notice of revocation to our Corporate Secretary, which must be received on or before April 27, 2021, by mail to Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com; or

•
attending the Annual Meeting and voting electronically (merely attending the Annual Meeting will not revoke a prior submitted proxy).

If you are a street name stockholder, you must follow the instructions to revoke your proxy, if any, provided by your bank, broker or other nominee.

17. WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that you have multiple accounts with our transfer agent, Computershare, and/or brokers, banks or other nominees. Please vote all of your shares. We recommend that you contact Computershare and/or your broker, bank or other nominee (as applicable) to consolidate as many accounts as possible under the same name and address. If you have multiple accounts with Computershare that you want to consolidate, please submit your request by mail to Computershare Trust Company, N.A., P.O. Box 505000, Louisville, KY 40233-5000, or by telephone at 1-866-210-6997. Computershare may also be reached through its website at www.computershare.com.

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PART 2	BOARD OF DIRECTORS

DIRECTOR NOMINEES

Presented below is information with respect to our 11 nominees to be elected as directors at this year's Annual Meeting. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should serve on the Board.

PETER R. HUNTSMAN

Peter R. Huntsman, 58, has served as a senior executive and a director of the Company and various of its affiliates since 1994. He presently serves as the Company's President and Chief Executive Officer and, additionally, as Chairman of the Board, a position he has held since January 2018. Mr. Huntsman sits on the Board's Litigation and Public Policy Committee.

Mr. Huntsman began his career at the Company's Olympus Oil subsidiary in 1983 and, starting in 1987, took on a series of general management positions with various operating subsidiaries, each with increasing scope and responsibility, before being appointed President and Chief Operating Officer in 1994. He was appointed Chief Executive Officer in 2000. In addition to serving on the Company's Board, he also serves as a director and a member of the Audit Committee of Venator Materials PLC, a publicly-traded global pigments company headquartered in the UK, which separated from the Company in 2017.

Mr. Huntsman has developed broad and deep experience across the many facets of the global chemical industry while serving in both operational and executive leadership positions in the United States and abroad. He has built valuable and enduring relationships with customers, suppliers, labor unions, political leaders, NGO's and the communities in which the Company operates around the world. He is widely recognized as a leader by his peers and was recently elected Vice Chairman of the Board of Directors of the American Chemistry Council, the chemical industry's principle trade, education, and advocacy association representing more than $550 billion in enterprise value, where he also sits on the Executive Committee. He will begin serving a one-year term as ACC's Chairman of the Board in 2022.

Supporting the communities in which Huntsman operates through charitable giving and civic engagement has been an important element of the Company's culture since it was founded 50 years ago. Mr. Huntsman is the Chairman and CEO of the Huntsman Cancer Foundation, which raises funds to support the ongoing research, treatment, and educational programs of the world-renowned Huntsman Cancer Institute. He is also CEO of the Huntsman Foundation, which recently committed $150 million to the University of Utah to establish the Huntsman Mental Health Institute with the express expectation that the Institute will become a nationally-recognized leader in mental health research, care, education and community outreach. Mr. Huntsman also serves on various oversight boards and leadership councils of several academic, health and hospital services, and charitable institutions, including the Board of Overseers of the Wharton School of Business at the University of Pennsylvania; the Memorial Hermann Health Systems Board of Directors; the Board of Directors for the Cynthia Woods Mitchell Pavilion; and the Board of Advisors for Interfaith of The Woodlands. He also contributes to a number of domestic and international humanitarian projects funded by the Huntsman family and other Huntsman family companies.

The Board has concluded that Mr. Huntsman should continue to serve as Chairman of the Board and a director for the following reasons among others. His demonstrated competence in managing through the strategic, operational, financial, regulatory, and governance challenges facing the Company brings invaluable insight to the Board in the ordinary course. His global experience and diverse expertise, developed while serving in a wide variety of functional and executive management positions, likewise ensure that the exercise of the Board's oversight responsibility at the highest levels is well supported. Finally, his engagement and widely-recognized stature in the industry globally ensure that the Company's views and interests are well-represented on issues of critical importance at every level.

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NOLAN D. ARCHIBALD

Nolan D. Archibald, 77, has been a director of the Company since March 2005 and currently serves as Vice Chairman of the Board and Lead Independent Director. Mr. Archibald also serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee.

Mr. Archibald was the Chairman and Chief Executive Officer of Black & Decker Corporation from 1987 to 2010. During that time, he led a transformation of Black & Decker into one of the most innovative product companies in the United States, driving significant growth through new products and consistently ranking among the top recipient of patents granted by the U.S. Patent and Trademark Office. He led the relaunch of the DeWalt brand in 1992 and built what became the world's largest professional power tools brand. In 2010, Mr. Archibald co-engineered the merger of Black & Decker with Stanley Works, a combination that significantly increased stockholder value, and served as Executive Chairman of the Board of the combined company. He also chaired the Cost Synergy Committee that drove further stock price appreciation through significant cost reductions. Mr. Archibald has been cited by Business Week as one of the top six managers in the United States and Fortune Magazine as one of the country's "Ten Most Wanted" executives.

Mr. Archibald has extensive experience serving as a director on the Board of Directors of other large public companies in a variety of industries. These include Lockheed Martin Corporation where he chaired the Nominating and Corporate Governance Committee and served as Lead Independent Director through 2018, Brunswick Corporation, where he sat on the Executive Committee and chaired the Finance Committee through 2018, and ITT Corporation.

The Board has concluded that Mr. Archibald should continue to serve as Vice Chairman of the Board and Lead Independent Director for the following reasons among others. His extensive executive level management experience, his success at Black & Decker and, after the merger, Stanley Black & Decker, and his service on the Boards of ITT, Brunswick, and Lockheed Martin, where he was Lead Independent Director, bring a wealth of knowledge and expertise to the Board in the ordinary course. He provides the Board significant CEO-level leadership experience and demonstrated competencies in product innovation, retail and other consumer branding, marketing, and strategic planning, all of which are significant as Huntsman continues to shift its portfolio further downstream into markets closer to the consumer and driven by innovation. Most recently, he has been providing significant leadership and guidance to Executive Management and Divisional management in the Polyurethanes Division as it continues to expand the recently acquired and industry-leading spray polyurethane foam insulation businesses operating under the Huntsman Building Solutions brand through innovative go-forward branding and globalization strategies.

Working with the Chairman of the Board, Mr. Archibald, as Chair of the Nominating and Corporate Governance Committee, has been instrumental in bringing unique talents and diverse perspectives, to the Board over the past three years. The Company has added five new independent directors to date, including four women, all of whom bring new capabilities to the Board. Mr. Archibald's continued and direct involvement with the onboarding and integration of these new directors, as well as his engagement with the Board in the exercise of its oversight responsibilities in the ordinary course, provides continuity and stability during this important period.

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DR. MARY C. BECKERLE

Dr. Mary Beckerle, 66, has served as a director since May 2011 and sits on both the Audit Committee and the Nominating and Corporate Governance Committee. She is an internationally recognized academic and research scientist who has served as Chief Executive Officer of the Huntsman Cancer Institute at the University of Utah since 2006. She joined the faculty at the University of Utah in 1986 and is a Distinguished Professor of Biology and Oncological Sciences and the Associate Vice President for Cancer Affairs.

Dr. Beckerle has served on the Advisory Committee to the Director of the National Institute of Health, on the Board of Directors of the American Association for Cancer Research, as the President of the American Society for Cell Biology, and as the Chair of the American Cancer Society Council for Extramural Grants. She currently serves on several scientific advisory boards, including the Medical Advisory Board of the Howard Hughes Medical Institute, the Board of Scientific Advisors of the National Cancer Institute (USA) and the External Advisory Board of the Dana Farber/Harvard Cancer Center. She is also a member of the Cancer Policy and Advisory boards at Duke University, Georgetown University, University of Pennsylvania, and the National Center for Biological Sciences in Bangalore (India).

Dr. Beckerle held a Guggenheim Fellowship at the Curie Institute in Paris in 1999 and is an elected Fellow of the American Academy of Arts and Sciences and the American Philosophical Society. She received the Utah Governor's Medal for Science and Technology in 2001, the Sword of Hope Award from the American Cancer Society in 2004, and the Alfred G. Knudson Award in Cancer Genetics from the National Cancer Institute in 2018.

In addition to serving on the Company's Board, Dr. Beckerle has been a director of Johnson & Johnson since 2015. J&J is a U.S.-based multinational engaged in the manufacture and marketing of medical devices, pharmaceuticals and consumer-packaged goods and one of the ten largest publicly-traded companies in the United States measured by market capitalization. Dr. Beckerle chairs J&J's Science, Technology and Sustainability Committee and also serves on the Regulatory Compliance Committee. She has been named as a National Association of Corporate Directors Directorship 100 awardee, which recognizes leading corporate directors and others who significantly impact boardroom practices and performance.

The Board has concluded that Dr. Beckerle should continue to serve as a director for the following reasons among others. Her deep knowledge of chemical and other sciences utilized in the field of cancer treatment and research, her familiarity with regulatory affairs and compliance oversight associated with chemicals, pharmaceuticals, and medical devices, and her executive management experience at the Huntsman Cancer Institute enable her to provide valuable insight and guidance to the Board in all these areas. This experience and expertise likewise enhance her value to the Audit Committee, which exercises oversight responsibility for enterprise risk assessment and material risk mitigation, key areas of focus for the Committee and the chemical industry more generally.

Her tenure as the CEO of the Huntsman Cancer Institute, an NIH-designated Comprehensive Cancer Center (which puts HCI in the top 4% of more than 1,500 cancer centers nationwide) enables her to contribute extensive management skills and broad experience in both operational and strategic areas relevant to the Company's operations. Likewise, Dr. Beckerle's service on the board of Johnson & Johnson, which is widely recognized as a leader in corporate governance best practices, including her leadership of J&J's Science, Technology and Sustainability Committee, enables her to bring a unique and valuable perspective to her service on the Company's Board and its committees.

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M. ANTHONY BURNS

M. Anthony Burns, 78, has been a director of the Company and the Chair of the Audit Committee since 2010, during which time he helped oversee the transformation of the Company's balance sheet and improvement of its credit rating to investment grade. Mr. Burns also sits on the Board's Nominating and Corporate Governance Committee.

Mr. Burns served as Chairman of the Board, CEO, President and COO of Ryder System, Inc., a multi-billion dollar publicly-traded transportation and logistics services company, between 1979 and 2002, and since 2002 he has been Chairman Emeritus. He was a three-time recipient of Financial World magazine's CEO of the Year Award during his tenure at Ryder and was named "CEO of the Decade" in the Transportation, Freight & Leasing sector. Before joining Ryder, Mr. Burns held several senior financial management positions at Mobil Oil Corporation.

Mr. Burns has also acquired extensive public company board level experience over a wide range of global industries over the course of his career. He served on the boards of J.P. Morgan Chase, Stanley Black & Decker, JC Penney, and Pfizer, and he chaired audit committees at all but Pfizer. At Pfizer, Mr. Burns served as Chairman of the compensation committee.

Mr. Burns is a Life Trustee of the University of Miami in Florida and has been active in charitable, cultural, and civic organizations both nationally and in Florida. He served on the boards of United Way of America, American Red Cross, National Urban League, and the Boy Scouts of America, as well as on the Foundation Board for the Malcolm Baldridge National Quality Award. Mr. Burns also co-chaired The Business Roundtable, a nonprofit association whose members are exclusively CEOs of major United States companies. In his home state of Florida, he served as chairman of the Capital Campaign for the Performing Arts Center of Greater Miami, board chairman and campaign chairman of the United Way of Miami-Dade County, and president of the Boy Scouts of America South Florida Council. In recognition of his extensive charitable work in the aftermath of Hurricane Andrew, Mr. Burns was named by the American Red Cross as its Humanitarian of the Year.

The Board has concluded that Mr. Burns should continue to serve as a director for the following reasons among others. His CEO and other executive management level experience allows him to contribute steady leadership, strategic insight and valuable oversight at the Board level on key strategic, financial and enterprise risk-related issues regularly facing the Company. Mr. Burns' extensive experience on the audit committees at JP Morgan Chase, Stanley Black & Decker, and JC Penney, all of which he chaired, and at Pfizer, provided him broad financial management, internal control expertise, and deep familiarity with global enterprise risk management and related systems. Finally, his continued service as Chair of the Company's Audit Committee will help ensure a steady and orderly transition while the Committee's newest members become more familiar with the Company's financial management and systems of internal controls.

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SONIA DULÁ

Sonia Dulá, 60, joined the Board of Directors in June 2020 and serves on the Audit Committee and the Sustainability Committee.

Ms. Dulá served as Vice Chairman of Bank of America, Latin America, and headed the Global Corporate and Investment Banking Division for the region, a position to which she was appointed in 2013, prior to retiring in 2018. Before that, Ms. Dulá led Merrill Lynch's Wealth Management Division in Latin America and was responsible for the Latin America Corporate and Investment Banking Division. Prior to joining Bank of America, Ms. Dulá served as Chief Executive Officer of Grupo Latino de Radio, the owner/operator of more than 500 radio stations in Latin America and the U.S. Hispanic market, co-founded two internet companies, Internet Group of Brazil and Obsidiana, and served as Chief Executive Officer of Telemundo Studio Mexico. She began her career as an investment banker at Goldman Sachs, based in London and New York, and rising to leadership positions. She graduated from Harvard with a degree in Economics and earned her MBA from Stanford University.

In addition to serving on the Company's Board of Directors, Ms. Dulá serves on the Board and the Audit Committee of Hemisphere Media Group, Inc., a publicly-traded Spanish language media company, and on the Board of Acciona, S.A., a publicly-traded renewable energy and infrastructure developer headquartered in Spain. Prior to 2021, she served on the Board of Promotora de Informaciones (PRISA) S.A., a leading Spanish and Portuguese-language media and education group, where she sat on the Audit and Executive Committees, and chaired the Nominating, Compensation and Corporate Governance Committee. Ms. Dulá also serves as a member of the Latin America Strategic Advisory Board of Banco Itaú, is a life member of the Council on Foreign Relations, and previously sat on the boards of the Council of the Americas, Women's World Banking, and the Arsht Center for the Performing Arts. In 2018, Ms. Dulá ranked 4th on Fortune's list of the 50 Most Powerful Latinas.

The Board has concluded that Ms. Dulá should continue to serve as a director for the following reasons, among others. Her extensive international experience and expertise in finance and investment banking provide valuable judgement and insight to the Board and executive management, as the Company continues to pursue future strategic opportunities for growth and transformation. Additionally, her entrepreneurial and executive leadership experience in Latin America bring a unique perspective to the Board, which will benefit from such experience as the Company continues to execute the strategic repositioning of our downstream business.

Finally, her service on the Board of Acciona, S.A., a publicly-traded developer of sustainable infrastructure projects and solutions, especially in the renewable energy space, will provide valuable insight and support in connection with her prospective service on the Sustainability Committee.

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CYNTHIA L. EGAN

Cynthia Egan, 65, joined the Board of Directors in 2020, bringing perspective of large institutional investors to the Company's boardroom for the first time, and serves on the Nominating and Corporate Governance Committee and the Sustainability Committee.

Ms. Egan spent a large part of her professional career in the investment management industry, retiring as President of Retirement Plan Services for T. Rowe Price Group, a global investment management organization in 2012, after serving in that capacity for five years. After leaving T. Rowe Price, Ms. Egan spent one year as a Senior Advisor to the U.S. Department of the Treasury where she advised senior level agency employees on domestic employment retirement security. Before joining T. Rowe Price, Ms. Egan held progressively more senior-level leadership positions with Fidelity Investments, a multinational financial services corporation, including Executive Vice President and Head of Fidelity Institutional Services Company, President of the Fidelity Charitable Gift Fund, and Executive Vice President of Fidelity Management Research Company. She was the founding chair of the T. Rowe Price Women's Roundtable and the founding co-chair of the Council for Women of Boston College. She started her career at the Federal Reserve Board of Governors in 1980 and worked at KPMG Peat Marwick and Bankers Trust before joining Fidelity in 1989.

In 2015, Ms. Egan joined the Board of Directors at The Hanover Insurance Group, one of the largest publicly-traded insurance companies in the United States, where she served as chair of the Compensation Committee before also becoming Vice Chair of the Board in 2020 and then Chair of the Board of Directors at the end of last year. Ms. Egan also chairs the Hanover Board's Compensation and Human Capital Committee. In addition to her board service at the Company and Hanover, Ms. Egan also serves as a director of the BlackRock Fixed Income Funds Complex and The Unum Group. She previously served on the board of Envestnet, an NYSE-listed company providing wealth management technology and products to financial advisors and institutions. Ms. Egan currently Chairs the Board of Visitors of the University of Maryland School of Medicine and has served on the boards of the Walters Art Museum and The St. Paul's School for Boys.

The Board has concluded that Ms. Egan should continue to serve as a director for the following reasons among others. Her substantial expertise and diverse experience gained during her career in the institutional investment and mutual fund industries, including her executive management level experience at T. Rowe Price and Fidelity, provide the Board and executive management a unique perspective and fully align with the Company's long-term strategy to ensure the Board and management remain focused on the priorities of Company stockholders, including leading institutions. Additionally, Ms. Egan brings to the Board substantial experience, including director-level oversight, and familiarity of developing issues and trends in the areas of human capital management and other governance-related matters.

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DANIELE FERRARI

Daniele Ferrari, 59, joined the Board in March 2018 and sits on the Company's Compensation and Sustainability Committees. He previously served on the Board's Audit Committee.

Mr. Ferrari was employed as Chief Executive Officer of Versalis S.p.A., one of Europe's largest chemical companies, from 2011 through the end of 2020. He also served as Chairman of the Board of Directors of Matrìca S.p.A., a Versalis joint-venture with Novamont, an industry leader in bio-plastics and green chemistry. Matrìca is on the cutting edge of the renewable chemistry industry, operating an integrated "green" chemistry complex in Port Torres, Italy, where it develops state-of-the-art products characterized by biodegradability and low toxicity, and sourced from vegetable-based raw materials harvested from an integrated agricultural production chain. Matrìca is a leading provider of sustainable solutions in the chemical industry, combining renewability and high performance.

Mr. Ferrari was employed as a senior executive at the Company earlier in his career and has more than 35 years of operating and executive experience in the chemical industry. He worked for Imperial Chemical Industries (ICI) and Agip Petroli, a subsidiary of Eni S.p.A., a leading international oil and gas company, before joining the Company in 1997 where he ultimately became President of the Performance Products division. He recently became a senior advisor to SK Capital Partners, a private equity investment firm focused on specialty materials, chemicals and pharmaceuticals, and he sits on the board of directors of Venator Materials PLC, a stand-alone, publicly-traded global pigments company, which separated from Huntsman in 2017 and where he serves on the Compensation and Nominating and Corporate Governance Committees.

More recently, Mr. Ferrari served as President of the European Chemical Industry Council, Europe's leading trade association for the chemical industry, where he represented 29,000 chemical firms and interacted on their behalf with international and EU governmental and regulatory institutions, NGO's, international media, and other industry stakeholders. He is currently vice-president of CEFIC, member of the Executive Committee and chair of the Nominating Committee. He also served as President of PlasticsEurope Bruxelles, the association of European plastics manufacturers. Additionally, Mr. Ferrari served as a board member of the recently-created Alliance to End Plastics Waste, a global not-for-profit organization composed of more than 40 global companies that committed more than $1 billion over the next five years to help eliminate plastic waste in partnership with the financial community, various governmental agencies, and several NGO's. He is also board member of the OUEBP (Oxford University Business Economics Program).

The Board has concluded that Mr. Ferrari should continue to serve as a director for the following reasons among others. His operational and executive leadership in the chemical industry globally enables him to provide the Board and Company management valuable insight into the business in the ordinary course and effective oversight of the Company's strategic business plans. Further, the breadth of his experience and relationships he developed dealing with United Nations sustainable development goals, the Circular Economy process more broadly, and both regulatory and market-driven demand to develop eco-friendly and renewable chemistry solutions all provide Mr. Ferrari unique perspective into the key operational and functional challenges facing the Company, especially those relating sustainability, including GHG, water and waste management. And, finally, his strategic leadership of Versalis' global repositioning and rebranding provided him valuable experience, insight and contacts within the sector that further enhance Board oversight of the Company's own repositioning and rebranding efforts in downstream markets.

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SIR ROBERT J. MARGETTS

Sir Robert Margetts ("Sir Rob"), 74, has been a director of the Company since August 2010 and serves on the Nominating and Corporate Governance Committee and the Audit Committee, where he has been designated a financial expert under the Sarbanes-Oxley Act.

Sir Rob has more than 50 years of operating and executive level experience in the chemical industry, starting at the beginning of his career with Imperial Chemical Industries (ICI), a multinational chemical company based in the United Kingdom where he ultimately rose to become Executive Vice Chairman of the Board. Before becoming Vice Chairman, Sir Rob held a number of leadership positions within executive management with responsibilities for the global research, technology, engineering and manufacturing functions, including process safety and major hazard operations. Sir Rob also had executive level responsibility for many of ICI's global business units and, ultimately, became responsible at the Board level for a strategic divestment program that led to ICI's transformation into a specialty chemical company, raising $10 billion in more than 30 separate transactions, including sales of ICI's global polyurethanes, petrochemical and titanium dioxide businesses to Huntsman.

Sir Rob also has substantial board and oversight experience in the financial services and investment management sector and in other industries relevant to the Company's supply chain. In 2000, he was elected Chairman of the Board of Legal & General PLC, a multinational financial services firm founded in 1836, where he oversaw a global portfolio with more than £500 billion in assets under management. He also served as Chairman of the Board of the BOC Group PLC, a publicly-traded industrial gas business in the UK, that was ultimately sold to Linde AG for a substantial premium to stockholders. Since that time, he served as the Senior Independent Director of two global mining companies, Anglo American PLC and PJSC Uralkali, and on the Boards of Directors of Wellstream PLC and Falk Renewables PLC. Sir Rob previously served as Vice Chairman and Lead Independent Director of Venator Materials PLC, and he is founder and chairman of Ensus Ltd, a major bioethanol and protein producer and part of the CropEnergies Group, one of Europe's leading manufacturers of sustainably-produced bioethanol for the fuel sector today.

Over the course of his career, Sir Rob has played an active role in the development and implementation of public policy in the United Kingdom, especially in the areas of climate change and sustainability. He served as Chairman of the Natural Environment Research Council, a non-departmental government agency responsible for national investment in the sciences relating to climate change and the environment. More recently, he established and then chaired the Energy Technologies Institute, a public-private partnership charged with development and demonstration of new low carbon energy technologies. These, and Sir Rob's many other contributions to public life through science and engineering, were formally recognized when he was awarded the rank of Commander of the Most Excellent Order of the British Empire (CBE) and a Knighthood for his distinguished service to business, the economy, science and technology. He is likewise the recipient of many Honorary Fellowships, Doctorates and other awards, including membership in the Fellowship of the Royal Academy of Engineering (FREng), an honor given by the Royal Academy of Engineering to recognize the best and brightest engineers, inventors and technologists in the UK and around the world.

The Board has concluded that Sir Rob should continue to serve as a director for the following reasons among others. His extensive leadership and operating experience in the global chemical industry, his broad executive and board-level experience in a diverse range of other global industries, including financial services and investment management, and his strong background, acumen, experience and relationships in business, financial, operational and, especially, public policy matters have provided him substantial and valuable insight into a wide variety of material risk and challenges facing the Company in the ordinary course. Additionally, Sir Rob's long and committed engagement addressing climate change, GHG regulation, and sustainability in the public policy realm bring critical perspective to the Board and align with the requisite engagement of the Company's executive management as reflected most recently in the creation of the Sustainability Committee.

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JEANNE MCGOVERN

Jeanne McGovern, 62, joined the Board in February 2021 and presently serves on the Audit Committee.

Ms. McGovern retired in 2020 after more than 35 years of audit and advisory experience at Deloitte & Touche LLP. Her credentials include supervisory responsibility over audits of Fortune 500 multinationals in various industrial sectors and substantial advisory work directly with clients on mergers and other strategic priorities, including business model transformation, financings and other transactions. Ms. McGovern brings demonstrated leadership to the Board from Deloitte, where she headed the succession and deployment process for accounting and assurance partners that focused on developing audit partners for the firm's most significant clients and, additionally, identified, mobilized, and directed resources globally to help partners and firm leaders respond to trends affecting multinational companies.

Ms. McGovern is well familiar with the Board's responsibility to exercise strong oversight of the Company's financial accounting practices and systems of internal controls as she regularly served as a speaker at education and training sessions for clients' board members on how to exercise properly the role of an audit committee member. She also facilitated sessions for audit committees focused on transformation, enhancing effectiveness, and sharing leading practices.

The Board has concluded that Ms. McGovern should continue to serve as a director for the following reasons among others. She brings to the Board more than 35 years of public accounting and financial management experience serving clients in a diverse array of global industries, including industrial and consumer products, chemical manufacturing, and life sciences, and she has a deep understanding of the business, economic, and compliance environments in which the Company and many of its customers operate. She will be able to apply her strong expertise and long experience in financial reporting, internal controls and audit functions to her responsibilities as a member of the Company's Audit Committee and to the Committee's work with the full Board in its oversight of the Company's preparation of financial statements and disclosures, and compliance with legal and regulatory requirements. Having served as a senior audit partner at a major global accounting firm, she brings keen insight to the Audit Committee and the Board into the complexities of risk management and the effectiveness of the Company's practices and policies to mitigate enterprise-wide risks.

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WAYNE A. REAUD

Wayne Reaud, 73, has served as a director since March 2005 and currently chairs both the Board's Compensation Committee and the Litigation and Public Policy Committee.

Mr. Reaud is an accomplished trial lawyer and founder of the Beaumont, Texas law firm of Reaud, Morgan & Quinn, LLP. For more than 40 years, he has represented clients in significant cases involving personal injury, product liability, toxic torts and business litigation. He handled first impression mass tort litigation involving asbestos liability claims, including the largest asbestos product liability class action lawsuit in the history of the Texas court system. He also represented the State of Texas in its landmark litigation against the tobacco industry, which resulted in the largest settlement of a single case in the U.S. history at the time.

Mr. Reaud received numerous awards and recognition over the course of his lengthy career. He is a Life Fellow of the Texas Bar Foundation and a Fellow of the International Society of Barristers, a member of the Philosophical Society, and a member of the State Bar of Texas Grievance Committee. He was chosen as the Most Distinguished Alumni of Texas Tech University Law School in 1998 and also selected as the Most Distinguished Alumni of Lamar University in 2006. Mr. Reaud was awarded the Honorary Order of the Coif by the University of Texas School of Law in 2011. He is listed in Best Lawyers in America and has been named a "Super Lawyer" each year since 2006.

Mr. Reaud has demonstrated an extraordinary commitment to public life and community service apart from the practice of law. He currently serves as Chairman of the Board of the Beaumont Foundation of America and is a Director of the Reaud Charitable Foundation. Since the Beaumont Foundation was founded in 2001, it has been devoted to aiding the poor and, to date, has provided more than $166 million to help those who face economic challenges. Through his work with the Reaud Charitable Foundation, Mr. Reaud established an endowed scholarship at the University of Texas School of Law to provide students dedicated to a career in public interest law with tuition and a stipend to support their work and educational development. Between 2007 and 2020, Mr. Reaud served on the Board of Directors of CBTX, Inc., a publicly-traded bank holding company for CommunityBank Texas N.A., an asset bank offering commercial banking solutions to local small and mid-sized businesses and professionals in Houston, Beaumont, Dallas and surrounding communities in Texas.

The Board has concluded that Mr. Reaud should continue to serve as a director for the following reasons among others. His significant legal expertise and extensive trial experience in complex, high-profile cases enable him to advise the Board and executive management on material risks and successful risk mitigation strategies, and he serves as a uniquely valuable resource to the Company's legal department and its General Counsel. Mr. Reaud's strategic insights and committed support have assisted the Company in dealing with numerous material cases and risks resulting in significant benefits to the Company and its stockholders. Mr. Reaud's continued Board service is likewise appropriate because his demonstrated commitment to community service, education, public health, and cultural affairs mirrors the Company's significant focus in these areas.

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JAN E. TIGHE

U.S. Navy (Retired) Vice Admiral Tighe, 58, joined the Board in 2019 and currently serves as a member of the Board's Audit Committee and Chair of the Sustainability Committee.

During her 34-year Navy career, Vice Admiral Tighe served in various roles of increasing seniority for the Navy and National Security Agency, including Commander of the U.S. Fleet Cyber Command U.S. Tenth Fleet, where she directed operations and defense of Global Navy IT Networks, Signals Intelligence Operations and Offensive Cyberspace Operations. Before her retirement in 2018, she served as Deputy Chief of Naval Operations for Information Warfare and had various executive responsibilities as Director of Naval Intelligence, U.S. Navy's Chief Information Officer, Director of Cybersecurity, and as a member of the U.S. Navy's Corporate Board, which collaboratively planned and financed $150 billion annually to support global U.S. Navy missions. She led planning and resource programming for Navy Information Warfare Capabilities, including Cyber Resiliency and IT Network Modernization, and spearheaded the Navy's digital transformation, established a digital factory, and launched digital pilot projects that applied data science, artificial intelligence and machine learning to improve business productivity and mission operations.

Vice Admiral Tighe is a graduate of the U.S. Naval Academy and received her M.S. and Ph.D. degrees in Applied Mathematics and Electrical Engineering, respectively, from the U.S. Naval Postgraduate School (NPS). She later served as the President of NPS (from 2012 to 2013) and was inducted into the NPS Hall of Fame in 2018 in recognition of her distinguished accomplishments and contributions at the highest levels of public service.

In addition to her Board service at the Company, Vice Admiral Tighe is a member of the Boards of Goldman Sachs, a global investment bank and financial services company; Progressive Corporation, a Fortune 100 American property and casualty insurance company; and IronNet CyberSecurity, a global network security company serving the defense, financial services, energy and utilities, health care and life sciences industries. Vice Admiral Tighe also serves on the board of trustees for MITRE, a non-profit organization based in Bedford, Massachusetts and McLean, Virginia, as a board member for the U.S. Naval Academy Foundation, and as a strategic advisor to various cyber and technology-related organizations. She has been a National Association of Corporate Directors Governance Fellow since 2018.

The Board has concluded that Vice Admiral Tighe should continue to serve as a director for the following reasons among others. Her diverse leadership experience and uniquely valuable global perspective she gained during her Naval career, including her assignments with the National Security Agency, broadly support and align with the exercise of the Board's material risk oversight function. She provides the Board and executive management with unique and specialized substantive knowledge and oversight experience in cybersecurity and information technology, including designing and implementing cyber resiliency into operational systems and directing complex cyber and intelligence operations, all of which are areas of increasing focus for the Company and for the Audit Committee. Vice Admiral Tighe's more than 20 years of cybersecurity experience provides unique perspective to aid Board oversight of the Company's deployment of technology and the management of technology risk and she brings this valuable experience as well as her experience in strategic planning, risk assessment and mitigation, and strategy execution across a variety of organizations.

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DIRECTOR COMPENSATION

Our Corporate Governance Guidelines provide for compensation for our non-employee directors' services, in recognition of their time and skills. Directors who are also our officers or employees do not receive additional compensation for serving on the Board. Annual compensation for our non-employee directors is composed of cash and equity-based compensation. Cash compensation paid to our non-employee directors consists of an annual retainer and supplemental retainers for the chairs and members of Board committees. Equity-based compensation for 2020 consisted of awards granted under the Huntsman Corporation 2016 Huntsman Stock Incentive Plan (the "2016 Stock Incentive Plan") in the form of fully-vested stock awards or deferred stock units, at the election of each director.

Maintaining a market-based compensation program for our non-employee directors enables our Company to attract qualified members to serve on the Board. With the assistance Meridian, the Compensation Committee's independent compensation consultant, the Compensation Committee periodically reviews our non-employee director compensation practices and compares them to the practices of our peers as well as against the practices of public company boards generally to ensure they are aligned with market practices.

We also offer non-employee directors the opportunity to participate in the Huntsman Outside Directors Elective Deferral Plan. This is an unfunded nonqualified deferred compensation plan established primarily for the purpose of providing our non-employee directors with the ability to defer the receipt of director fees. For 2020, none of our non-employee directors elected to participate in this plan. The investment choices available under this plan are identical to the investment choices available under our 401(k) plan. Benefits under the plan are payable in cash distributable either in a lump sum or in installments beginning 30 days after the director ceases to be a member of our Board.

Members of the Board may also participate in the Huntsman Director Matching Gift Program. Designed to demonstrate our commitment to worthy causes and to attract talented directors, our Company will match charitable contributions made in cash up to a maximum of $10,000 per director per year for organizations located in the United States that are tax exempt pursuant to Section 501(c)(3) of the Internal Revenue Code.

The Compensation Committee believes that our total director compensation package is competitive with market practices, as well as fair and appropriate in light of the responsibilities and obligations of our non-employee directors. Details of our non-employee director compensation program are below.

DIRECTOR COMPENSATION TABLE

The total 2020 compensation for our non-employee directors is shown in the following table:

Name(1)(2)	Fees Earned or Paid in Cash ($)(4)	Stock Awards ($)(5)	All Other Compensation ($)(6)	Total ($)

Nolan D. Archibald	$245,000	$145,000	$10,000	$400,000

Mary C. Beckerle	$175,000	$145,000	$10,000	$330,000

M. Anthony Burns	$215,000	$145,000	$10,000	$370,000

Sonia Dulá(3)	$78,542	$78,542	—	$157,084

Cynthia L. Egan(3)	$78,542	$78,542	$10,000	$167,084

Daniele Ferrari	$155,000	$145,000	—	$300,000

Sir Robert J. Margetts	$175,000	$145,000	—	$320,000

Wayne A. Reaud	$225,000	$145,000	—	$370,000

Jan E. Tighe	$165,000	$145,000	—	$310,000

(1)
Peter R. Huntsman served as a director of our Company in 2020 but is not included in this table since he was also our CEO. Mr. Huntsman did not receive any additional compensation in 2020 for his service as a director. Thus, the total compensation for Mr. Huntsman's service as an executive officer of our Company is shown in the 2020 Summary Compensation Table on page 61.

(2)
Ms. McGovern was appointed to the Board on February 16, 2021 and did not receive any compensation in 2020.

(3)
Ms. Dulá and Ms. Egan were appointed to the Board on June 16, 2020, and their respective compensation was prorated to reflect service beginning on that date. Ms. Dulá and Ms. Egan did not serve on any board committees in 2020.

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(4)
For 2020, non-employee directors received the following cash retainers:

Director	Annual Retainer	Audit Committee*	Compensation Committee*	Governance Committee*	Litigation Committee*	Lead Independent Director

Nolan D. Archibald	$145,000	—	$10,000	$30,000	—	$60,000

Mary C. Beckerle	$145,000	$20,000	—	$10,000	—	—

M. Anthony Burns	$145,000	$60,000	—	$10,000	—	—

Sonia Dulá	$78,542	—	—	—	—	—

Cynthia L. Egan	$78,542	—	—	—	—	—

Daniele Ferrari	$145,000	—	$10,000	—	—	—

Sir Robert J. Margetts	$145,000	$20,000	—	$10,000	—	—

Wayne A. Reaud	$145,000	—	$50,000	—	$30,000	—

Jan E. Tighe	$145,000	$20,000	—	—	—	—

*
Non-employee directors receive a $20,000 annual fee for service on the Audit Committee and a $10,000 annual fee for service on each other committee. In addition, non-employee directors receive an additional supplemental retainer for service as committee chair of $40,000 for the Audit Committee and the Compensation Committee and $20,000 for each of the other committees. All of our directors are reimbursed for reasonable out-of-pocket expenses incurred for attending meetings of the Board or its committees and for other reasonable expenses related to the performance of their duties as directors. The Board approved the formation of the Sustainability Committee on February 16, 2021. As result, no directors received compensation for service on the Sustainability Committee in 2020.

(5)
This column represents the aggregate grant date fair value of fully vested stock awards or stock unit awards granted in 2020, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718 ("FASB ASC Topic 718"). Each director, except for Ms. Dulá and Ms. Egan, received a stock award or stock unit award covering 6,732 shares based on the grant date fair value on February 13, 2020 of $21.54 per share. Ms. Dulá and Ms. Egan each received a stock award or stock unit award of 4,101 shares based on the grant date fair value on June 16, 2020 of $19.15. Shares underlying stock unit awards are deliverable upon termination of service. See "Note 24. Stock-Based Compensation Plan" to our consolidated financial statements in our Annual Report on Form 10-K, filed with the SEC on February 12, 2021 ("2020 Form 10-K"), for additional detail regarding assumptions underlying the value of these equity awards.

(6)
Messrs. Archibald and Burns, Dr. Beckerle, and Ms. Egan each donated to Section 501(c)(3) tax exempt organizations of their choice in 2020. On behalf of each of these directors, we matched their charitable contributions up to $10,000 through our Huntsman Director Matching Gift Program.

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PART 3	CORPORATE GOVERNANCE

The Board is committed to corporate governance principles and practices that facilitate the fulfillment of its fiduciary duties to stockholders and to our Company. Key corporate governance highlights include:

ROBUST INDEPENDENCE AND THOUGHTFUL BOARD RENEWAL
All members of our Board, except our CEO, are independent	✓
Five of our 11 directors (or 45.5%) add gender diversity, and one director adds ethnic diversity	✓
Five new independent directors (including four women) added to the Board since 2018	✓
Ongoing Board refreshment effort, led by the Chair of our Governance Committee, Nolan D. Archibald	✓
ACCOUNTABILITY TO STOCKHOLDERS
Majority voting for director nominees in all uncontested elections	✓
Simple majority stockholder voting requirements	✓
Stockholders may request special meetings of stockholders at the ownership threshold of 15% (reduced in 2020 from 25%)	✓
Eligible stockholders may nominate director nominees through our proxy materials (proxy access)	✓
Robust stock ownership guidelines for directors and executive officers	✓
Policy prohibiting short sales by directors and executive officers	✓
PRUDENT RISK OVERSIGHT
Newly-formed Sustainability Committee with oversight over sustainability and other related corporate social responsibility and governance matters	✓
Board and committee oversight of operational, financial, strategic, competitive, reputational, legal and regulatory risks	✓

CORPORATE GOVERNANCE HIGHLIGHTS

Board Adopted Lower Special Meeting Threshold

On October 28, 2020, our Board approved an amendment to our Bylaws that lowered the ownership threshold to call a Special Meeting of Stockholders to 15% of outstanding shares of capital stock.

Our Bylaws previously contained a 25% ownership threshold for requesting a special meeting of stockholders. As part of our regular ongoing review of our corporate governance practices, our Board carefully considered evolving governance practices, as well as our investor feedback and previous stockholder votes on the action to adopt stockholders' right to act by written consent. As the result of this considerate process, our Board believed that a 15% threshold more appropriately struck a balance between enhancing stockholder access and minimizing the potential harms associated with allowing a small number of stockholders to call special meetings.

Board Approved Formation of Sustainability Committee

On February 16, 2021, the Board approved the formation of a Sustainability Committee of the Board to provide more focused support and oversight of our sustainability and other related corporate social responsibility and governance matters, as those matters have required increased focus and Board attention in recent years. Dr. Jan E. Tighe, Daniele Ferrari, Sonia Dulá, and Cynthia L. Egan were appointed to serve as the initial members of the Sustainability Committee, with Dr. Tighe serving as the Chair. Please see "—Committees of the Board—Sustainability Committee" for additional information on the Sustainability Committee.

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Board Diversity

Director succession is a thoughtful, ongoing process at Huntsman Corporation. Our Board evaluates desired attributes in light of our strategy and evolving needs. As a part of the Board refreshment process, led by Nolan D. Archibald, the Chair of our Governance Committee, we added five new independent directors (including four women and an ethnically-diverse director) to the Board since 2018.

Our Board consists of a highly qualified, diverse group of leaders in their respective fields and is representative of an effective mix of deep Company knowledge and fresh perspective. The following graphic illustrates the diverse and well-rounded range of attributes, viewpoints and experiences of our 11 director nominees.

BOARD GOVERNANCE

The Board and its committees meet throughout the year on a set schedule, and may also hold special meetings and act by written consents from time to time as appropriate. During 2020, the Board met six times, the non-management directors met in executive session four times. During 2020, each director attended at least 75% of the aggregate of:

•
the total number of meetings of the Board; and

•
the total number of meetings held by all Board committees on which such person served.

BOARD LEADERSHIP STRUCTURE AND EXECUTIVE SESSIONS OF THE BOARD

According to our Bylaws, the Chairman of the Board is elected by all of the directors on the Board to preside at all meetings of the Board and stockholders. The Chairman of the Board is also required to make reports to the Board and the stockholders and

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to ensure that all orders and resolutions of the Board and any of its committees are carried into effect. In accordance with our Corporate Governance Guidelines, the Chairman of the Board is also responsible for establishing the agenda for each Board meeting. At the beginning of the year, the Chairman of the Board establishes a schedule of agenda subjects to be discussed during the year (to the degree this can be foreseen). Each Board member is also free to suggest the inclusion of additional items on the agenda and to raise subjects at any Board meeting that are not on the agenda for that meeting. Peter R. Huntsman serves as our Chairman of the Board.

In accordance with our Corporate Governance Guidelines, the Board has no policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. Our Bylaws expressly allow our Chairman of the Board to also serve as President or Chief Executive Officer, if so elected by the Board. Currently, the Board believes that the interests of the Company and its stockholders are best served through a leadership model with a combined Chairman of the Board and Chief Executive Officer position. The Board believes that this issue should be considered periodically as part of the succession planning process and that it is in the best interests of our Company for the Board to make a determination regarding this issue each time it appoints a new Chief Executive Officer. Based on these principles, the Board may determine that it is appropriate in the future to separate the roles of Chairman of the Board and Chief Executive Officer.

Our Bylaws also allow the Board to elect a Vice Chair to preside at Board and stockholder meetings and to perform such other duties as may be delegated by the Board in the absence of the Chairman of the Board. The Board believes that Mr. Archibald, in particular, adds incremental and valuable leadership at the Board level through his role as Vice Chairman in addition to his position as Lead Independent Director. As Lead Independent Director, Mr. Archibald communicates with management on issues relevant to the independent directors and provides leadership on matters where there exists even a potential for management to have a conflict of interest. In accordance with our Corporate Governance Guidelines, non-management directors meet in executive session without management at each regularly scheduled Board meeting, or more frequently as needed at the call of one or more of our non-management directors. Mr. Archibald, as Vice Chairman of the Board and Lead Independent Director, chairs these sessions.

We believe that the appropriate Board leadership structure for our Company varies depending on the circumstances facing the Board and our Company at any given time. For example, we have revised the Board's governance structure in the past to address specific needs, such as the formation of a Sustainability Committee (in February 2021) and a Litigation and Public Policy Committee (in November 2008) and the election of Peter R. Huntsman as Chairman of the Board in addition to his role as President and Chief Executive Officer (in December 2017), having determined that this was the most efficient manner to facilitate effective communication between management and the Board and provide strong and consistent leadership as well as a unified voice for our Company. We believe that our current Board leadership structure efficiently addresses our Company's present needs and allows the Board to fulfill its role in exercising effective, independent oversight of our management on behalf of our stockholders. The Board further believes that we have in place effective structures, processes and arrangements to ensure that the work of the Board is completed in a manner that maintains the highest standards of corporate governance, independence and leadership, as well as continued accountability of management.

BOARD INDEPENDENCE

It is important to our Company that investors have confidence that the individuals serving as independent directors on the Board do not have relationships with us that impair their independence. Under NYSE corporate governance rules, the Board must have a majority of independent directors. For a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with our Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company. To assist in making independence determinations, the Board has adopted independence criteria which can be found on our website at www.huntsman.com. Under these criteria, a director is not independent if:

•
The director is, or has been within the last three years, an employee of our Company or an employee of any of our subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of our Company.

•
The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of ours is not considered for purposes of this standard.

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•
The (1) director or an immediate family member is a current partner of a firm that is our internal or external auditor; (2) director is a current employee of such a firm; (3) director has an immediate family member who is a current employee of such a firm and who personally works on our Company's audit; or (4) director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time.

•
The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company's compensation committee.

•
The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company's consolidated gross revenues.

•
The director is an executive officer of any charitable or non-profit organization to which we have made, within the preceding three years, contributions in any single fiscal year that exceeded the greater of $1.0 million, or 2% of such charitable or non-profit organization's consolidated gross revenues.

With the assistance of legal counsel, the Nominating & Corporate Governance Committee ("Governance Committee") has reviewed the applicable legal and NYSE standards for independence, as well as our independence criteria. Each year, the Governance Committee reviews: (i) a summary of the answers to annual questionnaires completed by each of the directors (and, if applicable, any nominees for director); and (ii) to the extent applicable, a report of transactions and relationships between each director (and, if applicable, any nominee for director) or any of such director's family members, and our Company, our senior management or our independent registered public accounting firm. To the extent that such relationships do not change from year to year, the Governance Committee is informed that there have been no changes to such relationships.

In conducting its independence review, the Governance Committee specifically considered the relationships discussed under "Additional Information—Certain Relationships and Related Transactions—Transactions" other than the compensation arrangements, which are reviewed by the Compensation Committee. In addition, the Governance Committee considered (a) Ms. McGovern's status as a retired partner of Deloitte & Touche LLP and (b) Dr. Beckerle's position as CEO of the Huntsman Cancer Institute, or the Institute. The Governance Committee took into account that Peter R. Huntsman does not have any ownership interest in the Institute, which is part of the University of Utah, a public institution of the state. The Governance Committee further considered that our Board recently approved a matching program pursuant to which our Company will match charitable contributions made by our employees to the Huntsman Cancer Foundation, a 501(c)(3) charity for which Peter R. Huntsman currently serves as the Chairman and CEO, and that beginning a number of years ago, the Huntsman Cancer Foundation has made annual stipend payments of $100,000 to Dr. Beckerle as the CEO of the Institute.

On the basis of its review, the Governance Committee delivered a report to the full Board, and the Board made its independence determinations based on the Governance Committee's report and the supporting information. As a result of this review, the Board has determined that Nolan D. Archibald, Dr. Mary C. Beckerle, M. Anthony Burns, Sonia Dulá, Cynthia L. Egan, Daniele Ferrari, Sir Robert J. Margetts, Jeanne McGovern, Wayne A. Reaud, and Vice Admiral Jan E. Tighe, who currently constitute a majority of the Board, are independent. These independent directors currently comprise, in full, the membership of the Audit, Compensation and Governance committees of the Board discussed below.

Peter R. Huntsman, our CEO, is not an independent director because he is employed by our Company.

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COMMITTEES OF THE BOARD

The Board has Audit, Compensation, Governance, and Sustainability committees, each consisting of independent directors, and a Litigation and Public Policy Committee structured as follows:

Director	Audit Committee	Compensation Committee	Governance Committee	Sustainability Committee	Litigation Committee

Nolan D. Archibald

Dr. Mary C. Beckerle

M. Anthony Burns(1)

Sonia Dulá

Cynthia L. Egan

Daniele Ferrari

Peter R. Huntsman

Sir Robert J. Margetts(1)

Jeanne McGovern(1)

Wayne A. Reaud

Jan E. Tighe

Number of meetings in 2020	6	6	6	N/A(2)	4

Chair	Member
(1)
Designated as "audit committee financial experts" under SEC regulations.

(2)
The Board approved the formation of the Sustainability Committee on February 16, 2021.

Written charters for our Audit, Compensation and Governance Committees are approved by the Board and are available on our website at www.huntsman.com. We will also furnish copies of the charters free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com.

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AUDIT COMMITTEE

Duties

• Sole responsibility for the appointment, retention and termination of our independent registered public accounting firm
• Responsible for the compensation and oversight of the work of our independent registered public accounting firm
• Monitors our independent registered public accounting firm's qualifications and independence
• Monitors the integrity of our financial statements
• Monitors the performance of our internal audit function and independent registered public accounting firm
• Monitors our corporate compliance program (other than environmental, health and safety compliance)
• Monitors our compliance with legal and regulatory requirements applicable to financial and disclosure matters
• Monitors our enterprise-wide and financial risk exposures
• Monitors risks arising from our business and operational technology, digital and data strategies, technology-related business continuity and disaster recovery programs, and cybersecurity program

Under the independence criteria that the Board has adopted, which can be found on our website at www.huntsman.com, a member of the Audit Committee will not be considered independent if:

•
The member receives directly or indirectly any consulting, advisory or other compensatory fee from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service);

•
An immediate family member of the member receives any consulting, advisory or other compensatory fee from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service);

•
An entity in which the member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions, who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to us receives any consulting, advisory or other compensatory fee from us; or

•
The member is otherwise an affiliated person of our Company.

Furthermore, under these independence standards, (1) each member of the Audit Committee must be financially literate, (2) at least one member of the Audit Committee must have accounting or related financial management expertise and qualify as an "audit committee financial expert," and (3) no member of the Audit Committee may simultaneously serve on the audit committees of more than two other public companies. For purposes of (2) above, the Board considers any Audit Committee member who satisfies the SEC's definition of "audit committee financial expert" to have accounting or related financial management expertise.

The Board has determined that each member of the Audit Committee is independent as that term is defined by the listing standards of the NYSE and Rule 10A-3 promulgated under the Securities Exchange Act of 1934 and satisfies the additional independence criteria adopted by the Board and described above. The Board has also determined that Mr. Burns, Ms. McGovern, and Sir Robert is each an "audit committee financial expert" as defined by the regulations of the SEC. No member of the Audit Committee serves on more than two other public company audit committees.

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COMPENSATION COMMITTEE

Duties

• Supports the Board in fulfilling its oversight responsibilities relating to senior management and director compensation

•

Reviews, evaluates and approves our compensation programs for our senior management and directors, policies and plans including annual cash performance awards, equity-based compensation and compensation agreements*

• Reviews and approves compensation for our corporate and executive officers and their family members who are employees, and reviews and recommends compensation for our directors*
• Carries out its responsibilities under applicable securities laws and regulations relating to our proxy statement for the annual meeting of stockholders or other applicable report or filing
• Reviews the succession and development planning process for corporate officers
• Performs such other functions as the Board may assign from time to time

*
Please see "Compensation Discussion and Analysis—How We Determine Executive Compensation" for additional information on the Compensation Committee's processes and procedures for the consideration and determination of executive officer and director compensation.

The Board has determined that each member of the Compensation Committee meets the independence requirements of the Exchange Act and the NYSE Listed Company Manual. The Compensation Committee's charter permits the Compensation Committee to form and delegate some or all of its authority to subcommittees when it deems appropriate. In particular, the Compensation Committee may delegate the approval of both cash and equity award grants and other responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Compensation Committee who are non-employee directors or outside directors, or in some limited circumstances, to management.

The Compensation Committee typically meets at least four times each year to address various compensation issues and processes. Our CEO does not have the ability to call Compensation Committee meetings, but generally attends Compensation Committee meetings at the Compensation Committee's request to answer questions and provide input regarding the performance of our executive officers. However, the CEO is not present while decisions regarding his compensation are made. In addition, each Compensation Committee meeting includes an executive session without members of management present. The Compensation Committee regularly reports to the full Board regarding executive compensation matters.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

Duties

• Ensures that our corporate governance system performs well
• Reviews and assesses the adequacy of our Corporate Governance Guidelines annually
• Monitors director independence
• Manages the Board's annual director evaluation process
• Assesses the appropriate balance of skills, characteristics and perspectives required for an effective Board
• Identifies, screens and recommends qualified director candidates
• Periodically reassesses the adequacy of the Board's size
• Oversees succession planning for our CEO
• Oversees our regulatory and environmental, health and safety related compliance matters and product stewardship programs

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The Board has determined that each member of the Governance Committee meets the independence requirements of the Exchange Act and the NYSE Listed Company Manual. The Governance Committee typically meets quarterly in connection with our regularly scheduled Board meetings. In addition, the meetings of the Governance Committee typically include an executive session without members of management present. The Governance Committee regularly reports to the full Board regarding governance and independence matters.

SUSTAINABILITY COMMITTEE

Duties

• Review key sustainability policies, initiatives, and metrics
• Review the impact of the Company's business operations with respect to matters related to sustainability
• Identify, evaluate, and monitor the sustainability trends, issues, and associated risks
• Review the Company's reports on sustainability
• Review the Company's environmental health and safety performance and systems

The Sustainability Committee is a new standing committee of the Board formed in February 2021. The Sustainability Committee is responsible for oversight of our sustainability and other related corporate social responsibility and governance matters. The Board has determined that each member of the Sustainability Committee meets the independence requirements of the Exchange Act and the NYSE Listed Company Manual. We expect the Sustainability Committee will typically meet quarterly in connection with our regularly scheduled Board meetings and will regularly report to the full Board regarding sustainability matters.

LITIGATION AND PUBLIC POLICY COMMITTEE

In addition to the independent committees described above, the Board also has a Litigation and Public Policy Committee (the "Litigation Committee"). The Litigation Committee assists the Board by reviewing and assessing current and potential litigation and areas of legal exposure in which our Company is or could be involved and making recommendations to the Board regarding legal matters. Additionally, the Litigation Committee reviews and monitors key public policy trends, issues, and regulatory matters that may affect our business, strategies, and operations.

The members of the Litigation Committee are Wayne A. Reaud, who serves as the Committee's Chair, and Peter R. Huntsman. The Litigation Committee typically meets quarterly in connection with our regularly scheduled Board meetings.

BOARD'S ROLE IN RISK OVERSIGHT

It is management's responsibility to assess and manage the various risks our Company faces. It is the Board's responsibility to oversee management in this effort. The Audit Committee is responsible for administering the Board's oversight function, and seeks to understand our Company's risk philosophy by having discussions with management to establish a mutual understanding of our Company's overall appetite for risk. In exercising its oversight, the Audit Committee strives to effectively oversee our Company's enterprise-wide and financial risk management in a way that balances managing risks while enhancing the long-term value of our Company for the benefit of our stockholders. The Board understands that its focus on effective risk oversight is critical to setting our Company's tone and culture towards effective risk management.

The Audit Committee maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages our Company's most significant risk exposures. The Audit Committee receives regular presentations from management of our businesses and functions about significant risks the respective business or function faces to assist the Audit Committee in evaluating Huntsman's risk assessment and risk management policies and practices.

In addition, each of our other committees assesses risks related to such committee's oversight activities. For example, our Litigation Committee assesses risk from litigation and areas of legal exposure to which our Company is or could be subject and makes recommendations to the Board regarding those matters. We believe that the oversight function of the Board and these

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committees combined with its active dialogue with management about effective risk management provides our Company with the appropriate framework to help ensure effective risk oversight.

OVERSIGHT OF COVID-19 RISKS

Our full Board, as well as our Board committees, has been fully engaged in addressing COVID-19 related risks, including:

•
internal controls and reporting (Audit Committee);

•
liquidity and our financial conditions (Audit Committee);

•
compensation of our associates and executive officers (Compensation Committee);

•
health and safety of our associates (Governance Committee); and

•
key strategic initiatives (Full Board).

Throughout this crisis, our Board (and its committees) has been in regular contact with management. Among other things, the Board has reviewed our key strategic initiatives to (a) accelerate integration efforts related to our recent acquisitions of Icynene-Lapolla and CVC Thermoset Specialties, (b) implement restructuring programs in all four of our segments to better position our business for efficiencies and growth, and (c) mitigate the unique risks presented by COVID-19 and its effect on the global markets.

OVERSIGHT OF CYBERSECURITY RISKS

We maintain a multi-pronged approach to identifying and mitigating information security risks, which includes utilization of multiple sources of threat intelligence, participation in industry cyber councils/groups, and active use of multi-layered detective controls. Our risk mitigation strategy includes a full defense in depth (DiD) and response/recovery plans for events that could potentially impact our information security. We maintain an information security awareness program and conduct regular testing to measure training effectiveness for continuous improvement. We also contract third party cybersecurity firms to conduct simulated cyber-attacks on an annual basis and full cybersecurity risk/security assessments against the Cybersecurity Framework of the National Institute of Standards and Technology (NIST) on a periodic basis. We are not aware of any material information security breaches in the past three years.

Our Board has delegated oversight of cybersecurity risks to the Audit Committee. In particular, our Audit Committee receives regular updates from senior management on cybersecurity risk reviews of our key business and operational areas, procedures to assess and address cybersecurity risk, and the effectiveness of cybersecurity technologies and solutions deployed internally, and the Audit Committee regularly reports to our Board on these matters. At least one member of the Audit Committee has significant cybersecurity experience and expertise.

Enterprise Information Security function, led by our Chief Information Security Officer, supports the Audit Committee's oversight responsibility. The Enterprise Information Security team is tasked with (a) the identification and assessment of cyber risks, (b) the design and implementation of cyber risk mitigation controls, processes, and technologies, (c) oversight of our security training and (d) ongoing monitoring and continuous improvement of our cyber security posture.

CORPORATE RESPONSIBILITY

At Huntsman, corporate responsibility is an integral part of our business strategy. The key focus areas of our corporate responsibility program include our people, our health, safety and wellness programs, and our environmental stewardship, including our sustainability and product stewardship efforts.

Our sustainability program is led by our Corporate Sustainability Officer (CSO) and the Huntsman Sustainability Council, which is comprised of senior representatives from all our divisions and key functions. Our CSO reports progress to the Governance Committee, with respect to our environmental, health and safety compliance program, and to the Sustainability Committee, with respect to sustainability and other related corporate social responsibility matters. The Board regularly discusses progress related to our environmental, health and safety compliance program, as well as various environmental, social and governance (ESG) matters.

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SUSTAINABILITY REPORTS

Since 2010, we have published our annual Huntsman sustainability report to document our progress and demonstrate our commitment to corporate responsibility. Our 2019 Sustainability Report was prepared in accordance with both GRI standards: Core Option and the Sustainability Accounting Standards Board (SASB) standards. For more information on our commitment to corporate responsibility, please visit www.huntsman.com/sustainability. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document.

INNOVATIVE SOLUTIONS FOR A LOW-CARBON ECONOMY

We believe moving to a low-carbon economy will make both society and the environment more sustainable. We are developing innovative solutions that improve efficiency and reduce emissions, from high-performance building insulation, to high-purity battery solvents that enable electric vehicles, to light-weight automotive and aerospace components, to advanced energy-saving dyes.

Our TEROL® Polyol

We do not produce polyethylene terephthalate (PET) plastic bottles, but we recognize the impact plastic waste has on the environment. Through our proprietary trans-esterification process, we upcycle low-quality PET scrap—that otherwise would have been destined for landfills or found its way into our oceans—into highly effective energy-saving polyurethane insulation. While all of our TEROL® polyols contain recycled content, five of them have been certified by Underwriters Laboratories (UL) Environment. In 2014, we became the first US polyester polyol manufacturer to receive the designation. UL verified Huntsman's pre-consumer recycled, post-consumer recycled and renewable resource content claims by reviewing our manufacturing practices and raw materials sources.

Since 2015, we have used the equivalent of five billion 500ml PET bottles to manufacture 290 million pounds of TEROL® polyester polyols, enough to insulate more than 67,000 homes.

Our MDI Resin

We supply our MDI resin binders to a company in California that will enable it to produce the world's first MDF board products made of rice straw. Until 2001, rice straw farmers typically burned off straw left after an annual harvest to prepare for the next growing season. After that practice was banned because of air quality concerns, farmers turned to flooding the fields after the harvest to induce and accelerate decomposition of the rice straw in preparation of spring cultivation. Besides using an estimated 100 billion gallons of incremental water per year to flood the fields, the rice straw decomposition process created methane gas emissions.

CalPlant I, LLC is constructing a facility that will take approximately 300,000 tons of rice straw per year from 100,000 acres, which is about 20% of the rice planted in California's Sacramento Valley, to make MDF panels with the same performance characteristics as wood-based MDF. The facility is expected to reduce methane emissions by approximately 62,000 tons annually, the equivalent of removing an estimated 295,000 cars from California's roadways each year. By using the rice straw as an annually renewable raw material, the operation will protect an estimated 4,200 acres of forests—the equivalent of more than one million trees every year.

Our AVITERA® SE Dyes

Textile dyeing and finishing processes consume vast amounts of water in the very parts of the world where it is most scarce. Conventional methods of dyeing 1 kilogram of cotton use up to 80 liters of water, 6.5 kilograms of steam and 2.2 kilograms of CO2.

Our innovations can help to produce textiles in a more sustainable way at a lower cost. Our AVITERA® SE dyes reduce water and energy consumption by up to 50%. By switching to AVITERA® SE technology, textile plants can reduce processing costs and achieve an additional four months of production each year.

Since we introduced this groundbreaking product 10 years ago, total environmental savings by customers using AVITERA® SE products include water savings of 6.5 billion liters (equivalent to the annual fresh water requirements of 9.3 million people), steam savings of 830,000 tonnes and the reduction of 450,000 tonnes of CO2 emissions.

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2019 CARBON DISCLOSURE PROJECT

In 2019, we participated in the Carbon Disclosure Project (CDP) and submitted a response to CDP's comprehensive climate change questionnaire. Huntsman's CDP response is available at www.huntsman.com/sustainability. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document.

In 2021, we initiated a review of the Task Force on Climate-related Financial Disclosures (TCFD) disclosure requirements, and we are evaluating additional disclosures in the future that will align with TCFD.

COMMITMENT TO UN'S TEN PRINCIPLES OF THE GLOBAL COMPACT

In 2019, we reaffirmed our continuing support for the United Nation's Ten Principles of the Global Compact (the "Ten Principles") with respect to human rights, fair labor practices, environment protection and anti-corruption. We have worked to ensure our corporate policies, procedures and guidance documents align with the Ten Principles and have made the Ten Principles a part of our business strategy. Our 2019 Sustainability Report identifies relevant Huntsman policies, procedures, systems, and actions that illustrate our progress.

HORIZON 2025 TARGETS

In 2019, we launched our refreshed corporate environmental, health and safety strategy, which we call Horizon 2025. It is aligned with the global Responsible Care® initiative and includes an ambitious set of specific, company-wide targets for Huntsman to achieve by the year 2025. The 2025 targets, each measured by per unit of product, with a baseline year of 2019, include (a) 5% reduction in net water usage at facilities in water-stressed region, (b) 10% reduction in greenhouse gas emissions, (c) 5% reduction in hazardous waste disposal, (d) 10% reduction in energy consumed, and (e) 5% reduction waste disposal. The strategy drives continuous improvements in sustainability, safety, and risk management in both upstream and downstream operations.

DIRECTOR ATTENDANCE AT THE ANNUAL MEETING OF STOCKHOLDERS

We believe that there are benefits to having members of the Board attend our annual meetings of stockholders. From time to time, however, a member of the Board might have a compelling and legitimate reason for not attending an annual meeting. As a result, the Board has decided that director attendance at our annual meetings of stockholders should be strongly encouraged, but not required. All of our directors attended the 2020 Annual Meeting, except for Ms. Dulá, Ms. Egan, and Ms. McGovern, who were not members of the Board at the time of last year's annual meeting.

DIRECTOR QUALIFICATION STANDARDS AND DIVERSITY

The Governance Committee's minimum qualifications and specific qualities and skills required for directors are set forth in Criteria for Selecting New Directors and Section 1 of our Corporate Governance Guidelines. The Corporate Governance Guidelines require that a majority of directors on the Board meet the criteria for independence required by the NYSE, and that each director functions consistent with the highest level of professional ethics and integrity. Each of our directors is expected to devote sufficient time and effort to learn the business of our Company and the Board, to use his or her own unique skills and experiences to provide independent oversight to our business, to participate in a constructive and collegial manner, to exhibit a high level of commitment to our Company and to exhibit independent thought and judgment. When evaluating director nominees, our Criteria for Selecting New Directors require that the Governance Committee consider each candidate's background (including his or her race, gender, ethnicity, identity or orientation), ability, judgment, skill, expertise and experience and whether the candidate will enhance or contribute to the diversity of background, knowledge, expertise and experience of current Board members. The Governance Committee believes it is important for Board members to possess skills and knowledge in the areas of leadership of large, complex organizations, finance, accounting, strategic planning, legal, government relations and relevant industries, especially the chemical industry.

These considerations help the Board as a whole to have the appropriate mix of characteristics, skills and experiences for optimal functioning in its oversight of our Company. As part of its periodic self-assessment process, the Governance Committee

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annually reviews and evaluates its performance, including the overall composition of the Board and the criteria that it uses for selecting nominees.

DIRECTOR NOMINATION PROCESS

The Governance Committee identifies director candidates through a variety of means, including recommendations from other Board members and management. From time to time, the Governance Committee may use third party search consultants to identify director candidates. The Governance Committee also welcomes stockholder recommendations for candidates for the Board. The Governance Committee uses the same process to screen all potential candidates, regardless of the source of the recommendation. The Governance Committee determines whether the candidate meets our minimum qualifications and possesses specific qualities and skills deemed appropriate for directors, and whether requesting additional information or an interview is appropriate.

A stockholder seeking to nominate a director candidate at an annual meeting must comply with the requirements set forth in our Bylaws, including Section 2.8 of our Bylaws.

Our Bylaws also allow eligible stockholders to nominate a candidate for election to our Board for inclusion in our proxy materials in accordance with the "proxy access" provisions of our Bylaws, which are contained in Section 2.14. The "proxy access" provisions allow a stockholder, or a group of up to 20 stockholders (with funds having specified relationships constituting a single stockholder), who own (as defined in our Bylaws) three percent or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director candidates constituting up to two directors or 20% of the Board (rounded down to the nearest whole number), whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws (including similar information requirements to those set forth in Section 2.8 of our Bylaws).

The foregoing descriptions of our Bylaws are qualified in their entirety by reference to the full text of the Bylaws. Our Bylaws are available on our website at www.huntsman.com in the "Investor Relations" section. We will also furnish copies of our Bylaws free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com. For additional information about stockholder nominations, including nominations for the 2022 annual meeting of stockholders, see "Stockholder Proposals and Director Nominations for the 2022 Annual Meeting."

STOCKHOLDER COMMUNICATIONS POLICY

Stockholders and other interested parties may communicate directly and confidentially with the Board, the non-management directors, the independent directors or the Lead Independent Director by sending a letter addressed to the intended recipients, c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or by sending an e-mail specifying the intended recipients to CorporateSecretary@huntsman.com. The Corporate Secretary will review such communications and, if appropriate, forward them only to the intended recipients. Communications that do not relate to the responsibilities of the intended recipients as directors of Huntsman (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded. A copy of our Stockholder Communications Policy is available on our website at www.huntsman.com.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines, and the Governance Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines are available on our website at www.huntsman.com. We will also furnish copies of the guidelines free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com.

Among other matters, the guidelines provide for the following:

•
membership on the Board is made up of a majority of independent directors who, at a minimum, meet the criteria for independence required by the NYSE;

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•
each regularly scheduled Board meeting includes an executive session of the non-management directors;

•
the independent directors will meet in executive session at least once annually;

•
the Board and its committees each conduct an annual self-evaluation;

•
non-management directors are not permitted to serve as a director for more than three other public companies;

•
our Chief Executive Officer is not permitted to serve as a director for more than two other public companies;

•
directors are expected to attend all meetings of the Board and of the committees of which they are members;

•
directors not also serving as executive officers are required to offer their resignation effective at the next annual meeting of stockholders upon reaching their 75th birthday (subject to certain exceptions);

•
directors are required to offer their resignation upon a change in their principal occupation;

•
directors should function consistent with the highest level of professional ethics and integrity; and

•
to effectively discharge their oversight duties, directors have full and free access to our officers and employees.

WAIVERS OF MANDATORY RETIREMENT

In connection with the 2021 Annual Stockholders Meeting, the Board determined that it was in the Company's and the stockholders' best interests to waive the mandatory retirement policy for another year and renominate Mr. Archibald and Mr. Burns. The continued services of Mr. Archibald and Mr. Burns will help ensure a steady and orderly transition at the Board level and that the Board maintains an appropriate balance of experience and expertise, particularly in light of the Company's specific priorities for the upcoming year.

Additionally, the Board was of the view that the following factors further supported its decision to renominate Mr. Archibald and Mr. Burns:

•
in the case of Mr. Archibald:

  -
  his significant leadership, including guidance to the Chairman of the Board, in connection with "Board refreshment" process during which Company added five new members in past three years, each of whom brings to the Board diverse and unique expertise, experience, and perspective not previously reflected;

  -
  his insight and perspective to further support the Board refreshment process by mentoring new directors and ensure smooth director succession;

  -
  his extensive knowledge of the Company and industry and both desire and ability to stay engaged/support execution of new corporate strategies;

  -
  his significant C-suite experience and unique (on the Board) set of skills in product innovation, branding, marketing, and strategic planning; and

  -
  his significant leadership and guidance to the Company's management team engaged in rebranding and developing Huntsman Building Solutions.

•
in the case of Mr. Burns:

  -
  his extensive knowledge of the Company and experience in the industry, as well as both desire and ability to stay engaged to support oversight of the Company's financial management strategies;

  -
  his ability to support an orderly transition specifically on the Audit Committee and more generally on the Board by mentoring new directors; and

  -
  his extensive board experience, broad expertise in financial management and systems of internal controls, and deep familiarity with global enterprise risk management and related systems permits him to render steady leadership,

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      strategic insight and valuable oversight at the board level of key strategic, financial and enterprise risk-related issues facing the Company.

FINANCIAL CODE OF ETHICS AND BUSINESS CONDUCT GUIDELINES

The Board has adopted a Financial Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer or Controller. Among other matters, this code is designed to promote:

•
honest and ethical conduct;

•
avoidance of conflicts of interest;

•
full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

•
compliance with applicable governmental laws and regulations and stock exchange rules;

•
prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•
accountability for adherence to the code.

In addition, the Board has adopted Business Conduct Guidelines. The Board requires all directors, officers and employees to adhere to these guidelines in addressing the legal and ethical issues encountered in conducting their work. The Financial Code of Ethics and Business Conduct Guidelines are available on our website at www.huntsman.com. We will also furnish copies of the Financial Code of Ethics and Business Conduct Guidelines free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com. We intend to disclose any amendments to, or waivers from, our code of ethics on our website.

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PART 4	COMPENSATION DISCUSSION AND ANALYSIS

WE ASK THAT YOU VOTE TO APPROVE OUR SAY-ON-PAY PROPOSAL

At our 2021 Annual Meeting, our stockholders will again have an opportunity to cast an advisory say-on-pay vote on the compensation paid to our NEOs. We ask that our stockholders vote to approve executive officer compensation. Please see "Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation."

In accordance with the preference expressed by our stockholders at the 2017 annual meeting, we continue to hold annual advisory votes on executive compensation.

This Compensation Discussion and Analysis, or CD&A, provides information regarding how we paid the following named executive officers, or our NEOs, for 2020:

Name	Title

Peter R. Huntsman	Chairman of the Board, President and Chief Executive Officer, also referred to as our "CEO"

Sean Douglas	Executive Vice President and Chief Financial Officer

Anthony P. Hankins	Division President, Polyurethanes and CEO—Asia Pacific

David M. Stryker	Executive Vice President, General Counsel and Secretary

R. Wade Rogers	Senior Vice President, Global Human Resources and Chief Compliance Officer

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HUNTSMAN CORPORATION: PROXY STATEMENT

EXECUTIVE SUMMARY

The Compensation Committee believes the design of our executive compensation program, and the Committee's decisions and outcomes in 2020, achieve its primary objective of aligning the financial interests of our NEOs with the creation of long-term stockholder value.

COMPANY PERFORMANCE HIGHLIGHTS	COMPENSATION STRUCTURE AND OUTCOMES

Despite a challenging operating environment driven by the COVID-19 pandemic, we delivered strong performance on key financial, strategic and ESG initiatives in 2020; highlights include:

•

Financial:    Exceeded goals for Adjusted EBITDA, Adjusted Free Cash Flow and other corporate objectives; realized significant cost-savings including the acceleration of synergy capture of newly acquired businesses; completed the sale of approximately 42.4 million ordinary shares of Venator Materials PLC; and returned approximately $240 million to stockholders through dividends and share repurchases

•

Strategic:    Completed the sale of our Chemical Intermediates and Surfactants businesses; nearly doubled our spray polyurethane foam business through acquisition; transformed our Advanced Materials business by announcing three separate transactions in 2020; and opened a new TEROL® polyols plant in Taiwan

•

ESG:    Received six Responsible Care® Certificates for Health and Safety Performance; published our annual sustainability report; and added two highly qualified and diverse directors to our Board.

The primary objective of our executive compensation program is to align the financial interests of our NEOs with the creation of long-term stockholder value. Key features of the program include:

•

Annual and long-term incentive plans designed to align executives' pay with Company performance

•

A robust compensation benchmarking process against a peer group in which Huntsman is positioned near the median

•

Comprehensive policies and practices intended to support well-informed decisions and a sound compensation governance process.

During 2020, the Compensation Committee and management team focused on responding appropriately to the business impacts of the pandemic while maintaining our pay-for-performance philosophy. Key decisions included:

•

Adjusted the performance goals for the annual cash performance awards that were originally approved in February, but ceased to provide effective incentives following the impact of the COVID-19 pandemic

-

Without such mid-year adjustment, we estimate payouts of the 2020 cash performance awards would have been approximately 40% higher for most of our NEOs

•

Implemented a corresponding reduction in the payout opportunity, capping annual cash performance awards at 50% of executives' individual incentive targets

•

Approved the payout of performance share units awarded in 2018 at 68.8% of target, reflecting our TSR performance relative to peers over the 2018-2020 period.

For 2021 long-term equity-based compensation to our NEOs, the Compensation Committee increased the weighting of performance share units to 50% and eliminated awards of stock options.

The remainder of this CD&A provides additional information about the performance-based design of our executive compensation program, and how the Compensation Committee makes decisions to achieve our program objectives.

COMPENSATION PROGRAM HIGHLIGHTS

IMPACT OF COVID-19 PANDEMIC ON COMPENSATION

While 2020 has been uniquely challenging, the Compensation Committee and management team focused on responding appropriately to the business impacts of the pandemic while maintaining our philosophy of pay-for-performance in the midst of significant challenges.

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We Froze Base Salaries.    In response to the unprecedented challenges brought on by COVID-19, management recommended, and the Compensation Committee agreed, to suspend merit and general wage increases that would have customarily occurred at the end of the first quarter 2020 for all employees. As a result, the base salaries of our NEOs remain unchanged from 2019 levels. Mr. Huntsman's base salary has not increased since 2015.

We Reduced Target Payouts for 2020 Annual Cash Performance Awards.    The Compensation Committee originally approved the design of our annual cash performance award in February 2020, before the onset of the COVID-19 global pandemic. In light of the unprecedented impact of COVID-19 on the global economy and therefore on our business, the initial performance measures and goals approved by the Committee no longer reflected our business environment, and therefore ceased to provide effective incentives to our NEOs.

After COVID-19 started to significantly impact our business, the Compensation Committee began discussions on how to continue to provide an effective incentive for performance considering the new business environment. In July 2020, after consultation with Meridian (our independent compensation consultant), the Compensation Committee re-visited and re-established the design of our annual cash performance award as described in "—2020 Annual Cash Performance Award" below.

In recognition of the reduced performance goals for the 2020 annual cash performance award, the Compensation Committee restricted the annual cash awards by limiting the maximum payout opportunity to 50% of the NEO's individual incentive targets.

STOCKHOLDER ENGAGEMENT AND RELATED CHANGES TO OUR COMPENSATION PROGRAM

At our 2020 Annual Meeting, our say-on-pay proposal received the support of 79% of the votes cast, which represented an improvement from 72% support in 2019 but was significantly lower than the 91% received in 2018. In response to the advisory say-on-pay results in 2019 and 2020, we engaged a number of our stockholders to discuss topics relevant to our compensation practices. In determining executive compensation, the Compensation Committee carefully considered the say-on-pay results and the stockholder feedback we received.

As a part of ongoing review of our executive compensation program, the Compensation Committee placed additional emphasis on tying the number of shares awarded to Company performance. In each of the last two years, the Compensation Committee incrementally increased the weighting of performance share units (from 30% of our long-term equity-based compensation in 2019 to 50% in 2021). Additionally, we eliminated awards of stock options to our NEOs in 2021, resulting in the current award mix of 50% performance share units and 50% restricted stock. The following table illustrates the evolution of our long-term equity-based compensation in the last three years.

Fiscal Year	Performance Share Units	Stock Options	Restricted Stock

2019	30%	30%	40%

2020	40%	20%	40%

2021	50%	0%	50%

The Compensation Committee believes the enhanced mix of long-term equity-based incentives increases the emphasis on performance by further linking payouts to achievement of relative three-year TSR. Performance Share Units also better align NEO compensation with appreciation of our stock price over the long-term. Overall, we believe our compensation programs remain effective in implementing our primary compensation objectives.

MIX OF TOTAL TARGET DIRECT COMPENSATION IN 2020(1)

Our executive compensation program is designed such that a significant portion of each officer's total target direct compensation is performance-based. The charts below illustrate the amount of 2020 total target direct compensation(1) allocated to each component of compensation for our CEO and the other NEOs. 86% of the total target direct compensation of our CEO in 2020 was considered at risk, tied to annual performance measures or the performance of our stock. Comparably, 74% of total target direct compensation of our other NEOs, on average, was considered at risk(2).

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(1)
"Total target direct compensation" consists of (i) annual base salary, (ii) the target annual cash performance award opportunity for 2020, and (iii) the aggregate grant date fair value of long-term equity incentive awards granted in 2020. The amounts actually realized by our NEOs with respect to the annual cash performance awards and long-term equity incentive awards granted in 2020 depend, as applicable, on the level of attainment of the relevant performance goals and the value of our common stock when the awards vest or are exercised.

(2)
We consider compensation to be "at-risk" if it is subject to performance-based payment or vesting conditions or if its value depends on stock price appreciation.

REALIZABLE PAY ANALYSIS

Realizable pay provides another perspective to help demonstrate the alignment of our NEOs' compensation with the financial interests of stockholders, particularly because approximately 86% of our CEO's pay has been linked directly to our stock performance. Realizable pay reflects the real value of equity awards and increases or decreases with fluctuations in market value. When determining the annual equity grants to our NEOs in February of each year, the Compensation Committee believes it is important to take into account not only the grant date values reported in our Summary Compensation Table, but also to consider the effect of the year-end value of our stock on those awards over time.

The chart below reflects our CEO's total target direct compensation and realizable pay for 2018, 2019, and 2020. In 2018, when our cumulative TSR declined by 18.6%, the realizable value of compensation also declined in a corresponding manner. In 2019 and 2020, when our TSR increased in value, the realizable value of compensation also increased.

(1)
Realizable pay for each year is defined as the sum of: (1) base salary, (2) annual cash performance award payout, and (3) the value of equity incentive awards granted in that year (i.e., performance share units, restricted stock and the "in the money" value of stock options) calculated using our stock price, in all cases, as of December 31, 2020 (the last trading day of fiscal 2020).

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OBJECTIVES OF HUNTSMAN'S EXECUTIVE COMPENSATION PROGRAM

The primary objective of our executive compensation program is to align the financial interests of our NEOs with the creation of long-term stockholder value. In support of this objective, our executive compensation program is designed to: (i) align pay with performance; (ii) align our NEOs' interests with those of our stockholders; (iii) attract, motivate and retain executives critical to our long-term success by providing a competitive compensation structure; (iv) encourage long-term focus; and (v) discourage excessive risk-taking. The chart below indicates the key features of our executive compensation program and how they align with our objectives.

Compensation Feature	Intended to Align Pay With Performance	Intended to Align NEOs' and Stockholders' Interests	Intended to Support a Competitive Compensation Structure	Intended to Encourage Long-Term Focus	Intended to Balance Short-Term and Long-Term Risk-Taking

Salary			✓
Annual Cash Performance Award	✓	✓	✓		✓
Performance Share Units	✓	✓	✓	✓	✓
Stock Option Award	✓	✓	✓	✓	✓
Restricted Stock Award	✓	✓	✓	✓	✓
Perquisites			✓
Health Benefits, Retirement Plans and Severance Arrangements			✓
Compensation-related policies:
• Clawback Policy		✓			✓
• Stock Ownership Guidelines		✓		✓	✓
• Insider Trading Policy		✓			✓

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ELEMENTS OF HUNTSMAN'S EXECUTIVE COMPENSATION PROGRAM

Additional information about our executive compensation program is provided below, along with a discussion of how various compensation elements align with our compensation objectives.

TOTAL DIRECT COMPENSATION

We provide our executive officers with a mix of pay that reflects our belief that executive officers should have elements of their compensation tied to an appropriate balance of both short- and long-term performance. The Compensation Committee strives to align the relative proportion of each element of total direct compensation with the competitive market and our objectives, as well as to preserve the flexibility to respond to the continually changing global environment in which we operate.

While the Compensation Committee reviews the competitiveness of each NEO's total direct compensation, it does not target specific percentiles among peer companies when setting compensation levels. Rather, the Compensation Committee considers peer group data among several other factors in setting pay levels. Other factors include each executive's individual performance, level of responsibility, knowledge, time in the position, and experience, as well as internal equity among executives with similar experience and job responsibilities.

Generally, as employees move to higher levels of responsibility with greater ability to influence our financial results, the percentage of performance-based pay will increase. Total direct compensation received by our NEOs is comprised of the following elements:

Compensation Element		Description and Purpose of the Element

Annual Cash	Base Salary	Designed to reflect the officer's responsibilities, tenure, job performance, special circumstances (such as overseas assignments) and the market for the executive's services.

Compensation	Annual Cash Performance Award	The award is earned based upon an objective performance evaluation against predetermined goals and, for our CEO, a subjective assessment of individual performance based on the execution of strategic initiatives and actions that are intended to create stockholder value.

Performance Share Units	Granted to focus NEOs on creating long-term stockholder value by increasing TSR performance relative to peers over a three-year period. Actual units earned are aligned with the incremental stockholder value created over the three year performance period.

For 2020, performance share units represented 40% of equity-based compensation for each of our NEOs. For 2021, performance share units will represent 50% of equity-based compensation for each of our NEOs.

Long-Term Equity- Based Compensation	Stock Options	Granted to align executive compensation with the increase in stockholder value over a three-year vesting period and an exercise period of up to 10 years.

For 2020, stock options represented 20% of equity-based compensation for each of our NEOs.

Restricted Stock	Intended to support a long-term focus by NEOs, as the value of the restricted stock grants is tied to the value of our common stock over time. Also provides a retention incentive by vesting over a three-year period.

For 2020, restricted stock represented 40% of equity-based compensation for each of our NEOs. For 2021, restricted stock will represent 50% of equity-based compensation for each of our NEOs.

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A detailed discussion of 2020 total target direct compensation awarded to our NEOs and graphical illustrations of the proportionate amount of performance-based compensation, is set forth below in "—2020 Executive Compensation Decisions.

OTHER ELEMENTS OF COMPENSATION

In addition to the elements of total target direct compensation described above, our executive compensation program includes other elements of compensation that are designed primarily to attract, motivate and retain executives critical to our long-term success and to provide a competitive compensation structure overall.

Element	Description and Purpose of the Element

Health and Welfare Benefits	We provide our NEOs with health and welfare benefits that are intended to be part of a competitive total compensation package with benefits comparable to those provided to employees and executives at other companies in the chemical industry and the general market. Our NEOs participate in our health and welfare programs on the same basis as our other employees.
Retirement and Savings Plans	We provide our NEOs with retirement and savings plan benefits that are intended to be part of a competitive total compensation package with benefits comparable to those provided to employees and executives at other companies in the chemical industry and the general market.
For an explanation of the major features of our retirement and savings plans, see "Executive Compensation—Pension Benefits in 2020" and "—Nonqualified Deferred Compensation in 2020."
Perquisites	We provide additional compensation to our NEOs in the form of perquisites for the convenience of executives in meeting the demands of their positions we believe comparable to those provided to executives at other companies in the chemical industry and the general market. The Compensation Committee reviews our policies with respect to perquisites and considers whether and to what extent it may be appropriate for our NEOs to reimburse our Company for perquisites.

For a description of these perquisites and the amounts paid to our NEOs in 2020, see "Executive Compensation—2020 Summary Compensation Table" and "—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table."
Severance Arrangements	We provide payments and benefits to our NEOs upon certain severance events through the Huntsman Executive Severance Plan (the "Executive Severance Plan"), business division severance plans, and individual severance agreements in order to attract and retain executive talent necessary for our business. We have also entered into a separate severance arrangement with Peter R. Huntsman.

These arrangements are designed to provide protection to our executive officers who are primarily tasked with the management of our overall operations and business strategy. We believe these arrangements are in line with competitive market practices.
For a description of these arrangements, see "—Amendment and Restatement of our Executive Severance Arrangements" and "Executive Compensation—Potential Payments upon Termination or Change of Control."

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2020 EXECUTIVE COMPENSATION DECISIONS

Our executive compensation program is designed such that a significant portion of each officer's total target direct compensation is performance-based. The Compensation Committee's decisions regarding the mix of pay reflects our compensation philosophy, market reference data provided by Meridian and each officer's role in achieving our strategic objectives.

2020 BASE SALARY FREEZE

Our NEOs received the following base salary for 2020:

Executive Officer	2020

Peter R. Huntsman	$1,700,000

Sean Douglas	$650,000

Anthony P. Hankins	$957,526

David M. Stryker	$578,643

R. Wade Rogers	$478,763

In response to the unprecedented challenges brought on by COVID-19, management recommended, and the Compensation Committee agreed, to suspend merit and general wage increases that would have customarily occurred at the end of the first quarter 2020 for all employees. As a result, the base salaries of our NEOs remain unchanged from 2019 levels. Mr. Huntsman's base salary has not increased since 2015.

2020 ANNUAL CASH PERFORMANCE AWARD

Our annual cash performance awards are designed to reward our NEOs for achievement of annual performance goals set by the Compensation Committee.

2020 Award Pool.    Each year, the Compensation Committee establishes an award pool program, which provides a mechanism to fund the annual cash performance awards based on achievement of a baseline performance hurdle established by the Compensation Committee. Under the formula used to establish the award pool, the maximum amount that could be paid to our executive officers participating in the award pool as a group was 2% of corporate adjusted EBITDA. Individual award amounts were limited to an allocated portion of the award pool for each participating officer. As always, the Compensation Committee retains discretion to pay lesser amounts to our executive officers. Actual awards paid to our NEOs under the award pool were based on the achievement of financial and strategic performance objectives discussed below.

2020 Performance Measures and Goals.    The determination of the NEO's individual annual incentive awards is based on actual performance relative to goals established for financial and strategic performance measures, but subject to the award pool limitation.

The Compensation Committee originally approved the design of our 2020 annual cash performance award in February 2020, before the onset of the COVID-19 global pandemic. In light of the unprecedented impact of COVID-19 on the global economy and therefore on our business, the initial performance measures and goals approved by the Committee in February 2020 no longer reflected our business environment, and therefore ceased to provide effective incentives to our NEOs.

After COVID-19 started to significantly impact our business, the Compensation Committee began discussions on how to continue to provide an effective incentive for performance considering the new business environment. In July 2020, after consultation with Meridian, the Compensation Committee re-visited and re-established the design of our 2020 annual cash performance award and approved a set of revised performance measures and targets.

The following table provides additional detail regarding the performance measures selected for the 2020 annual cash performance awards, including "accounts receivables past due" and "acquisition integration and cost reductions," which were

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two new performance measures added to our 2020 annual cash performance award and were designed to reflect our operational and financial priorities in light of the COVID-19 pandemic.

Performance Measure(1)	What It Is	Why We Believe It Is Important

Corporate and divisional adjusted EBITDA(2)	Intended to be an indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization	Significant metric by which our stockholders measure our financial performance, thus aligning the interests of management with those of our long-term stockholders
Corporate and divisional adjusted free cash flow(3)	Cash from operating and investing activities, as defined on our US GAAP cash flow statements, before cash used or received from acquisition and disposition activities
Important measure of the financial performance of our Company with a significant impact on our strategic planning, liquidity and the ability to reduce our leverage through cash repayments on outstanding debt
Corporate and divisional accounts receivables past due "A/R past due"(4)	A performance indicator that represents the percentage of payments that are yet to be received by the organization that are past due date as agreed upon in the invoice	A key operational measure during the COVID-19 pandemic because customers are challenged in managing their cashflow, resulting in reducing or delaying payments
Corporate and divisional acquisition integration and cost reductions(4)	Cash saving to be realized from (a) accelerated integration of our recent acquisitions and (b) restructuring programs across all four of our segments	A key financial measure during the COVID-19 pandemic that directly impacts adjusted EBITDA and adjusted free cash flow
Corporate and divisional days inventory outstanding "DIO"	An indicator of the number of days on average our Company holds inventory	Reducing the average days of inventory outstanding measures our efficient use of working capital, which directly impacts adjusted free cash flow
Shared services fixed costs	A measure of whether all departments shared at a corporate level by all of our businesses meet, exceed or fall short on yearly budget projections	Controlling costs at a corporate level continues to be an important strategic objective for our Company
EH&S compliance	A measure of compliance with environmental performance and injury reduction objectives	Discourages risk-taking for short-term profits to the detriment of the long-term health of our Company

(1)
Throughout this Proxy Statement, we refer to our adjusted EBITDA and adjusted free cash flow, which are non-GAAP financial measures. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided through the "Non-GAAP Reconciliation" link available in the "Financials" section on our website at www.huntsman.com/investors.

(2)
Corporate and divisional adjusted EBITDA is calculated by eliminating the following from EBITDA: (a) business acquisition and integration expenses and purchase accounting inventory adjustments; (b) EBITDA from discontinued operations; (c) noncontrolling interest of discontinued operations; (d) fair value adjustments to Venator investment and related loss on disposal; (e) certain legal and other settlements and related expenses; (f) (gain) loss on sale of businesses/assets; (g) income from transition services arrangements related to the sale of our Chemical Intermediates Businesses to Indorama; (h) certain nonrecurring information technology project implementation costs; (i) amortization of pension and postretirement actuarial losses; (j) plant incident remediation costs; and (k) restructuring, impairment and plant closing and transition costs (credits).

(3)
Adjusted free cash flow is calculated as cash flows provided by operating activities, less (a) capital expenditures and (b) taxes paid on sale of Chemical Intermediates and India-Based DIY Businesses.

(4)
"A/R past due" and "acquisition integration and cost reductions" were two new performance measures added to our 2020 cash performance award that were designed to reflect our operational and financial priorities in light of the COVID-19 pandemic.

The Compensation Committee also established threshold, target and maximum performance goals for each of the financial performance measures relevant to our NEOs (all dollar amounts are in millions). The following tables provide additional detail

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regarding performance goals selected for the 2020 annual cash performance awards (both the original and as revised by our Compensation Committee in July 2020):

2020 Original Performance Goals

Performance Measure	Threshold	Target	Maximum

Corporate adjusted EBITDA	$687.0	$916.0	$957.2

Corporate adjusted free cash flow	$159.8	$213.0	$234.3

Corporate DIO	69.5	66.2	64.2

Polyurethanes adjusted EBITDA	$460.5	$614.0	$690.8

Polyurethanes adjusted free cash flow	$229.5	$306.0	$336.6

Polyurethanes DIO	56.1	53.4	51.8

Fixed cost corporate shared services	$316.8	$304.6	$292.4

2020 Revised Performance Goals

Performance Measure	Threshold	Target	Maximum

Corporate adjusted EBITDA	$462.4	$544.0	$625.6

Corporate adjusted free cash flow	$(67.0)	$(55.0)	$(43.0)

Corporate DIO	74.0	68.8	63.6

Corporate A/R past due	9.8%	8.5%	7.2%

Corporate acquisition integration and cost reduction	16.2	19.0	21.9

Polyurethanes adjusted EBITDA	$306.9	$361.0	$415.2

Polyurethanes adjusted free cash flow	$104.4	$116.0	$127.6

Polyurethanes DIO	59.9	55.7	51.5

Polyurethanes A/R past due	10.7%	9.3%	7.9%

Polyurethanes acquisition integration	6.3	7.4	8.5

Fixed cost corporate shared services	$294.0	$284.3	$274.6

The revised performance goals were set at aggressive levels that reflected our realistic expectations at the height of the COVID-19 pandemic. Achievement levels between threshold and target result in payouts from 0% to 100% of target awards. Achievement levels between target and maximum result in payouts from 100% to 200% of target awards. If we achieve corporate adjusted EBITDA of less than 85% of target, the payout for all other components may be capped at target. If corporate adjusted EBITDA is less than 75% of target, the threshold goal, then payment of any other component of the award would be at the discretion of our CEO and the Compensation Committee. The Compensation Committee believes that requiring a minimum adjusted EBITDA threshold be met to receive any payment with respect to the annual cash performance awards both aligns executives' interests with those of stockholders and prevents excessive annual cash performance award payments in times when our financial performance fails to meet our expectations.

2020 Annual Cash Performance Award Design.    The Compensation Committee establishes target annual cash performance award amounts for the NEOs set as a percentage of their base salaries.

Target cash performance award amounts for the NEOs were originally set by the Compensation Committee in February 2020 to generally align with competitive levels relative to comparable executive positions at our Proxy Peers and other chemical and general industrial companies. In recognition of the reduced performance goals for the 2020 annual cash performance award, the Compensation Committee restricted the annual cash awards by limiting the maximum payout opportunity to 50% of the NEO's individual incentive targets.

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The following table summarizes the target and maximum annual cash performance award amounts, performance measures and corresponding weightings (both the original and as revised by our Compensation Committee in July 2020) for each of our NEOs for 2020.

Executive Officer	Original Target % of Base Salary(1)	Revised Maximum % of Base Salary(1)	Performance Measures	Original Weightings	Revised Weightings

Peter R. Huntsman	140%	70%	Corporate adjusted EBITDA	40%	15%
			Corporate adjusted free cash flow	20%	15%
			Corporate DIO	20%	15%
			Corporate Accounts Receivable Past Due	—	10%
			Corporate Acquisition Integration/Cost Reduction Plans	—	20%
			Strategic and operational objectives	20%	25%

Sean Douglas	80%	40%	Corporate adjusted EBITDA	30%	15%
			Corporate adjusted free cash flow	25%	15%
			Corporate DIO	10%	15%
			Corporate Accounts Receivable Past Due	—	10%
			Corporate Acquisition Integration and Cost Reduction	—	20%
			Shared services fixed costs	15%	15%
			Environmental, health & safety ("EH&S") compliance	20%	10%

Anthony P. Hankins	80%	40%	Corporate adjusted EBITDA	25%	—
			Polyurethanes adjusted EBITDA	15%	15%
			Corporate adjusted free cash flow	10%	—
			Polyurethanes adjusted free cash flow	10%	15%
			Corporate DIO	10%	—
			Polyurethanes DIO	10%	15%
			Polyurethanes Accounts Receivable Past Due	—	10%
			Polyurethanes Acquisition Integration	—	35%
			EH&S compliance	20%	10%

David M. Stryker	80%	40%	Corporate adjusted EBITDA	30%	15%
			Corporate adjusted free cash flow	25%	15%
			Corporate DIO	10%	15%
			Corporate Accounts Receivable Past Due	—	10%
			Corporate Acquisition Integration and Cost Reduction	—	20%
			Shared services fixed costs	15%	15%
			EH&S compliance	20%	10%

R. Wade Rogers	70%	35%	Corporate adjusted EBITDA	30%	15%
			Corporate adjusted free cash flow	25%	15%
			Corporate DIO	10%	15%
			Corporate Accounts Receivable Past Due	—	10%
			Corporate Acquisition Integration and Cost Reduction	—	20%
			Shared services fixed costs	15%	15%
			EH&S compliance	20%	10%

(1)
In recognition of the reduced performance goals for the 2020 annual cash performance award, the Compensation Committee restricted the annual cash awards by limiting the maximum payout opportunity to 50% of the NEO's individual incentive targets.

The Compensation Committee assigns different performance measures and weightings for each NEO in order to align annual incentives with the performance measures most relevant to each officer's role and most within the particular officer's control. Potential payouts of individual annual cash performance awards depend upon both Company performance and individual contributions to our success, with the target and maximum award amounts serving as guidelines for ultimate payouts.

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2020 Financial Performance.    For 2020, actual performance and performance as a percentage of targets were as follows (all dollar amounts are in millions):

Performance Criteria	2020 Target Performance	2020 Actual Performance	% of Target

Corporate adjusted EBITDA	$544.0	$647.0	118.9%

Corporate adjusted free cash flow	$(55.0)	$284.0	516.4%

Corporate DIO	68.8	66.7	103.1%

Corporate A/R past due	8.5%	6.6%	128.8%

Corporate acquisition integration and cost reduction	19.0	26.5	139.5%

Polyurethanes adjusted EBITDA	$361.0	$472.0	130.7%

Polyurethanes adjusted free cash flow	$116.0	$298.0	256.9%

Polyurethanes DIO	55.7	53.6	103.9%

Polyurethanes A/R past due	9.3%	7.3%	128.8%

Polyurethanes acquisition integration	7.4	13.7	185.1%

Shared services fixed costs	$284.3	$268.9	105.7%

The 2020 annual cash performance targets, as revised by our Compensation Committee in July 2020, were set at the height of the COVID-19 pandemic and reflected our operational and financial priorities at the time. The targets were designed to require significant effort to achieve, yet to be realistic enough to incentivize our executive officers' performance. The above target achievements by our NEOs reflect the extraordinary effort of our executives in response to the unprecedented pandemic, as well as a better-than-expected rebound in market conditions in the second half of 2020.

2020 EH&S Compliance Performance.    For Messrs. Douglas, Hankins, Stryker and Rogers, our EH&S compliance was measured by (a) ASTM Level 1 injury rate and (b) process severity index, each of which is a compliance measure with our injury reduction objectives. The actual performance and performance as a percentage of targets in 2020 were as follows:

Performance Criteria	2020 Performance Target	2020 Performance	% of Target

ASTM Level 1 injury rate	0.23	0.12	191.7%

Process severity index	0.25	0.10	250.0%

Performance in Strategic and Operational Objectives.    As described above under "2020 Annual Cash Performance Award Design," Mr. Huntsman's 2020 award was based in part on the Compensation Committee's holistic assessment of his individual performance and contributions in respect of certain strategic and operational objectives, and our overall Company performance; noteworthy achievements included the following:

•
Performance on several important metrics:

  -
  corporate fixed cost reductions;

  -
  corporate net debt reductions;

  -
  return on net assets;

  -
  ASTM level 1 injury rate;

  -
  process severity index; and

  -
  environmental release rate

•
Execution of the strategic plan, including multiple financial and strategic transaction; and

•
Leadership development initiatives.

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2020 Annual Cash Performance Awards.    Actual incentive awards are determined as follows:

The overall performance score reflects the weighted average results of our performance relative to the goals set for each performance measure, as described above. The CEO presents the Compensation Committee with recommendations for the annual cash performance awards for each of the other executive officers, including the other NEOs. The Compensation Committee reviews the CEO's recommendations, as well as the CEO's performance, and makes such adjustments as it deems appropriate in its determination of the award payouts.

Based on our performance results discussed above, the Compensation Committee awarded the following annual cash performance awards for 2020. These awards reflect the Compensation Committee's decision to limit the maximum payout opportunity to 50% of the NEO's individual incentive targets.

Executive Officer	Target Award Amounts	% of Target Award Earned	Cash Performance Award Earned

Peter R. Huntsman	$2,380,000	50%	$1,190,000

Sean Douglas	$520,000	50%	$260,000

Anthony P. Hankins	$766,021	50%	$383,010

David M. Stryker	$462,914	50%	$231,457

R. Wade Rogers	$335,134	50%	$167,567

Given our strong performance in 2020 despite the significant macroeconomic instability, we estimate most of our NEOs would have earned approximately 40% higher cash performance awards if the awards were assessed using the initial performance measures and goals approved by the Compensation Committee in February 2020.

LONG-TERM EQUITY COMPENSATION

For 2020, the Compensation Committee approved awards of stock options, time-based restricted stock and performance share units that vest upon the achievement of relative TSR milestones. The Compensation Committee believes relative TSR is an appropriate long-term performance metric for the performance share unit awards because it promotes stockholder alignment and is a prevalent metric used by other peer companies.

Equity Award Mix.    For the 2020 equity awards for our NEOs, the Compensation Committee increased the weighting of performance share units to 40% (from 30%), while correspondingly decreasing the weighting of stock options to 20%. Note that as a part of ongoing review of our executive compensation program, the Compensation Committee changed the award mix for 2021 equity awards to 50% performance share units and 50% restricted stock.

Target Value of Awards Granted in 2020.    In February 2020, the Compensation Committee targeted long-term equity compensation awards for the NEOs at levels intended to competitively position the total target direct compensation of the executive officers and to reflect the individual roles and contributions of our NEOs. The target award amount for each NEO was converted to a number of shares based on the grant date fair value of the respective award. The 2020 long-term equity incentive awards approved for the NEOs were as follows:

Executive Officer	Target Performance Share Units	Stock Options	Restricted Stock	Total Target Award Value

Peter R. Huntsman	141,133	183,797	141,133	$7,600,000

Sean Douglas	29,712	38,694	29,712	$1,600,000

Anthony P. Hankins	32,498	42,322	32,498	$1,750,000

David M. Stryker	24,141	31,439	24,141	$1,300,000

R. Wade Rogers	18,570	24,184	18,570	$1,000,000

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Time-Based Awards Granted in 2020.    The restricted stock and stock options granted in 2020 are subject to a three-year ratable annual vesting schedule that requires service for a continuous three-year period to become fully vested.

Performance-Based Awards Granted in 2020.    The performance share unit awards granted in 2020 vest and lapse their associated restrictions on December 31, 2022, subject to the achievement of relative TSR performance metrics during the performance period from January 1, 2020 to December 31, 2022 and subject to continued service. If our absolute TSR is negative, the number of performance share units that vest at the end of the performance period is capped at the target number of performance share units. The performance share unit awards are settled in stock upon vesting, and any dividends paid with respect to the underlying shares are accumulated and paid when and to the extent the award vests and is earned, either in cash or additional shares at the Compensation Committee's election.

The company peer group used to determine relative TSR performance (the "2020 Performance Peers") represents industry-specific public companies against whom we compete for market share. Although there is some overlap between the two groups, the 2020 Performance Peers, as further described below, differ from our Proxy Peers because the 2020 Performance Peers are companies whose valuations are influenced by similar financial measures and we compete against these companies for market share and investor capital.

The 2020 Performance Peers, which we developed taking into account guidance from Meridian, were as follows:

• Albemarle Corporation	• Covestro AG	• H.B. Fuller Company
• Ashland Global Holdings Inc.	• Dow Inc.	• Kraton Performance Polymers Inc.
• Celanese Corporation	• Eastman Chemical Company	• Lanxess AG
• Clariant AG

For each 2020 Performance Peer, TSR is measured using a 20-trading day stock price average at the beginning and end of the performance period to smooth out volatility. Determination of payouts, if any, will be made based on our TSR percentile performance relative to the 2020 Performance Peers at the end of the performance period. The maximum number of performance share units that may be earned under the program is 200% of the target number of shares granted if our TSR performance ranks in the 90th percentile of the 2020 Performance Peers. If our TSR performance ranks below the 25th percentile of the 2020 Performance Peers, there will be no payout. Median performance at 50th percentile results in payout at target.

Additional details regarding these 2020 grants are provided under "Executive Compensation—Grants of Plan-Based Awards in 2020" below. None of the awards granted in 2020 provide for automatic accelerated vesting upon termination of employment or the occurrence of a change of control.

Payout of Performance Share Unit Awards in 2020.    Payouts for the 2018-2020 performance share unit cycle were based on our relative TSR results for the three-year period ended December 31, 2020. Payouts could range from 0% to 200% of target based on Huntsman's TSR ranking relative to the eight companies in the performance peer group established upon the grant date in 2018. The 2018 Performance Peers, which we developed taking into account guidance from Meridian, were as follows:

• Ashland Global Holdings Inc.	• Eastman Chemical Company	• Stepan Company
• Celanese Corporation	• Kraton Corporation	• Westlake Chemical Corporation
• Covestro AG	• LyondellBasell Industries N.V.

Based on the award parameters, Huntsman's TSR of (14.2)% for the three-year period ended December 31, 2020 ranked sixth (in the 37.5th percentile) among the 2018 Performance Peer Group, resulting in a final payout of 68.8% of the target number of

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performance share units awarded. Based on the result, the Compensation Committee approved the payout of the following number of shares:

Executive Officer	Target Award Amount	Number of Shares Awarded

Peter R. Huntsman	64,998	44,719

Sean Douglas	8,697	5,984

Anthony P. Hankins	9,155	6,299

David M. Stryker	9,155	6,299

R. Wade Rogers	4,806	3,307

We believe the design of our performance share unit award indicates relative alignment between pay and performance since the final performance share unit payout from the 2018-2020 cycle was significantly below the target award amounts that were originally approved by the Compensation Committee in February 2018.

AMENDMENT AND RESTATEMENT OF OUR SEVERANCE ARRANGEMENTS

Our Compensation Committee believes that maintaining a stable and effective management team is essential to our long-term success and achievement of our corporate strategies, and is therefore in the best interests of our stockholders. Our NEOs (other than Mr. Huntsman) participate in our Executive Severance Plan which provides certain compensation in connection with an involuntary termination of employment or a change of control. In addition, Mr. Huntsman is a party to an Amended and Restated Severance Agreement (as amended, the "CEO Severance Agreement"), which provides severance benefits following a qualifying termination of employment. During the term of the CEO Severance Agreement, Mr. Huntsman is not eligible to participate in our Executive Severance Plan.

At the Compensation Committee's request, Meridian performed a detailed and comprehensive review of our existing severance arrangements, which included thoughtful examination of (a) peer company proxy statements, severance and change-in-control plan/arrangements, and equity plan documents, and (b) general industry surveys on severance and change-in-control arrangements. Based on key issues identified by Meridian, the Compensation Committee approved in February 2020 the amendments and restatements of the Executive Severance Plan and CEO Severance Agreement, which we believe will enhance our ability to attract and retain outstanding executive talent.

The Executive Severance Plan amended the previous plan by (i) modifying the definition of Base Compensation to include the target annual bonus amount for the year in which termination occurs; (ii) reducing the multiplier of potential healthcare benefits for U.S. participants from 150% to 100%; (iii) capping the Continuation Period of the potential healthcare benefits for U.S. participants at 18 months (compared to 24 months permitted by the Prior Plan); (iv) adding restrictive covenant amendments for all plan participants, including provisions requiring confidentiality, non-competition, non-solicitation, and non-disparagement; and (vi) allowing pro-rata annual bonus for the year in which termination occurs.

Similarly, the CEO Severance Agreement amended the original agreement by (i) modifying the definition of Annual Compensation for Mr. Huntsman to include the target annual bonus amount in the event Mr. Huntsman's employment is terminated by us for any reason other than for Reasonable Cause or by Mr. Huntsman for Good Reason (each a "Termination Event"); (ii) aligning the potential healthcare benefits for Mr. Huntsman with those provided by the Executive Severance Plan; (iii) adding restrictive covenant amendments for Mr. Huntsman, including provisions requiring of confidentiality, non-competition, non-solicitation, and non-disparagement; and (iv) allowing pro-rata annual bonus for the year in which a Termination Event occurs.

Please see "Executive Compensation—Potential Payments Upon Termination or Change of Control" for additional information regarding our severance arrangements.

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HOW WE DETERMINE EXECUTIVE COMPENSATION

Under the direction of the Compensation Committee and in coordination with Meridian, our CEO and our Senior Vice President, Global Human Resources and Chief Compliance Officer coordinate the annual review of the executive compensation program. This review includes an evaluation of our performance, corporate goals and objectives relevant to compensation, and compensation payable under various circumstances, including upon retirement or a change of control. In making its decisions regarding each NEO's compensation, the Compensation Committee considers the nature and scope of all elements of the executive's total compensation package, the executive's responsibilities and his or her effectiveness in supporting our key strategic, operational and financial goals. This review includes an evaluation of each NEO's historical pay and career development, individual and corporate performance, and competitive practices and trends.

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ROLES OF THE COMPENSATION COMMITTEE, EXECUTIVE MANAGEMENT AND THE COMPENSATION CONSULTANT

The Compensation Committee, executive management and Meridian each play a key role in the Compensation Committee's annual review, evaluation and approval of our executive compensation programs.

Compensation Committee	• Articulates our compensation philosophy, establishes our executive compensation program and implements policies and plans covering our executive officers.
• Reviews, evaluates and approves the compensation structure and level for all of our executive officers.

•

Reviews each element of compensation annually for our CEO and makes recommendations for approval by the independent members of the Board (including those members who serve on the Compensation Committee).

•

Evaluates each executive officer's performance, including through reports from other members of executive management (other than with respect to our CEO) and, in many cases, makes personal observations in determining individual compensation decisions.

Executive Management	• Our CEO articulates our strategic direction and works with the Compensation Committee to identify and set appropriate targets for executive officers (other than himself).

•

Our CEO is assisted by our Senior Vice President, Global Human Resources, who provides advice on the design and development of our compensation programs, the interpretation of compensation data and the effects of adjustments and modifications to our compensation programs.

• Our CEO and Senior Vice President, Global Human Resources make recommendations to the Compensation Committee regarding each element of compensation for each of our NEOs (other than the CEO).
• Our CEO also provides the Compensation Committee with his evaluation with respect to each NEO's performance (other than his own performance) during the prior year.
• Our finance and legal departments also assist our CEO and Senior Vice President, Global Human Resources by advising on legal and financial considerations relevant to these programs.
Compensation Consultant

•

Advises the Compensation Committee in its oversight role, advises executive management in the executive compensation design process and provides independent compensation data and analysis to facilitate the annual review of our compensation programs.

• At the direction of the Compensation Committee, evaluates levels of executive officer and director compensation as compared to general market compensation data and peer data (as discussed below).

•

Evaluates proposed compensation programs or changes to existing programs, providing information on current executive compensation trends and updates on applicable legislative, technical and governance matters.

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CONSIDERATION OF PEER COMPENSATION

To assist in its determination of the 2020 target total direct compensation levels for our executive officers, the Compensation Committee considered information included in a compensation benchmarking review prepared by Meridian. The benchmarking review provided competitive market data for each element of compensation, as well as information regarding incentive plan designs and pay practices for executives in similar positions among a selected peer group of companies (the "Proxy Peers"). Information in the compensation peer review served as a reference in the Compensation Committee's overall assessment of the competitiveness of our executive compensation program.

The Proxy Peers are intended to be representative of the companies against whom we compete in the global chemical industry for business opportunities and executive talent. Criteria used to select the Proxy Peer companies include financial measures (i.e., revenue, market capitalization and/or net income) and the industry segment in which we operate (i.e., organic chemical products and inorganic chemical products). The Compensation Committee, in consultation with Meridian, reviews the composition of the Proxy Peers annually, resulting in some variation in the composition of the group from time to time. As a result of a review in July 2019, the Compensation Committee removed three companies (Praxair, PolyOne Corporation and Ashland Global Holdings Inc.) and added one company (Ecolab Inc.). For the compensation benchmarking review prepared to inform 2020 compensation decisions, our Proxy Peers consisted of the following 14 companies:

• Air Products & Chemicals Inc.	• LyondellBasell Industries N.V.	• The Chemours Company
• Avery Dennison Corporation	• Olin Corporation	• The Mosaic Company
• Celanese Corporation	• PPG Industries Inc.	• The Sherwin-Williams Company
• Eastman Chemical Company	• RPM International Inc.	• Westlake Chemical Corporation
• Ecolab Inc.	• Sealed Air Corporation

The Compensation Committee noted, in particular, that our trailing twelve-month revenue of $9.1 billion (as of July 2019) was positioned at the 56th percentile among our Proxy Peers.

As a supplement to competitive market data from the Proxy Peers, and to assess data for positions in which pay information is not publicly disclosed, the Compensation Committee also considered competitive market data across a broader group of chemical and general industrial companies. These data points were provided by the Equilar Executive Compensation Survey and were included in the compensation peer review. The Compensation Committee considers competitive ranges among our Proxy Peers and the broader industry groups and does not use the data to target specific percentiles within these groups.

The Compensation Committee believes the combination of these perspectives and points of reference offers an appropriate basis for assessing the competitiveness of the compensation for our NEOs.

INDEPENDENCE OF COMPENSATION ADVISERS

Since 2011, the Compensation Committee has retained Meridian as its compensation consultant. Meridian is an independent compensation consulting firm and does not provide any services to us outside of matters pertaining to executive officer and director compensation. Meridian reports directly to the Compensation Committee, which is solely responsible for determining the scope of services performed by Meridian and the directions given to Meridian regarding the performance of such services. Meridian attends Compensation Committee meetings as requested by the Compensation Committee.

The Compensation Committee determined that the services provided by Meridian to the Compensation Committee during 2020 did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of Meridian under the six independence factors adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards. Further, in making this assessment, the Compensation Committee considered Meridian's written correspondence to the Compensation Committee that affirmed the independence of Meridian and the partners, consultants and employees who provide services to the Compensation Committee on executive and director compensation matters.

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COMPENSATION POLICIES AND PRACTICES

STOCK OWNERSHIP GUIDELINES

The Board has adopted Director and Executive Stock Ownership Guidelines (the "Guidelines") to more closely align our directors' and executives' interests with our stockholders' interests and to encourage directors and executives to make decisions that will be in our long-term best interests—through all industry cycles and market conditions. The Guidelines require directors and executive officers to achieve and maintain ownership of our stock equal to six times base salary for the CEO, three times base salary for all other executive officers and three times the annual cash retainer for directors. The stock ownership requirement is based on the participant's base salary or annual retainer (as applicable) and the closing stock price on July 15 of each calendar year.

During any year in which a director or executive does not meet the applicable ownership target, the director or executive is required to retain at least 50% of net shares delivered through the Huntsman's stock incentive plans ("net shares" means the shares remaining after deducting shares for the payment of taxes and, in the case of stock options, after deducting shares for payment of the exercise price of stock options). Shares acquired by a participant prior to becoming subject to the Guidelines are not subject to the retention restriction. There are exceptions to the retention requirement for estate planning, gifts to charity, education and a participant's primary residence. In addition, hardship exemptions may be made in rare instances. A copy of the Guidelines is available on our website at www.huntsman.com.

As of March 4, 2021, all of our directors and NEOs exceeded the ownership levels specified in the Guidelines (other Ms. Egan and Ms. Dulá, who were appointed to the Board in June 2020, and Ms. McGovern, who was appointed to the Board in February 2021). The following table provides the minimum stock ownership level for each NEO, and the percentage of the ownership guideline achieved by the executive officer as of March 4, 2021:

Executive Officer	Ownership	Share Ownership Target	% of Guideline Achieved

Peter R. Huntsman	6x	521,700	>100%

Sean Douglas	3x	99,700	>100%

Anthony P. Hankins	3x	146,900	>100%

David M. Stryker	3x	88,800	>100%

R. Wade Rogers	3x	73,500	>100%

CLAWBACK POLICY

Under our Executive Compensation Clawback Policy, we may recover performance-based compensation that was based on achievement of quantitative performance targets if an executive officer engaged in fraud or intentional illegal conduct materially contributing to a financial restatement. We may also recover any awards made to an executive during the prior three years should the executive engage in activity that materially contributing to a financial restatement. A copy of the Clawback Policy is available on our website at www.huntsman.com.

POLICIES ON HEDGING AND PLEDGING

We do not generally prohibit all transactions designed to hedge or offset decreases in the market value of our equity securities. However, our Insider Trading Policy includes certain trading restrictions, which prohibit employees (including our officers), directors and related persons from engaging in short-term speculative transactions in our securities. Such persons may not execute short sales or transactions in options (such as puts and calls) or any other derivative securities on a securities exchange, in any other organized market or in a private transaction. As of the date of this Proxy Statement, none of our directors or executive officers has engaged in any hedging transactions.

While we do not prohibit pledging shares, persons subject to our Insider Trading Policy are required to exercise caution when holding securities in a margin account where such securities could be pledged as collateral.

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COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

The Compensation Committee believes that our compensation programs are appropriately designed to provide a level of incentives that does not encourage our executive officers and employees to take unnecessary risks in managing their respective business divisions or functions and in carrying out their employment responsibilities. Specifically:

•
a substantial portion of our executive officers' compensation is performance-based, consistent with our approach to executive compensation;

•
our annual cash performance award program is designed to reward annual financial and/or strategic performance in areas considered critical to our short- and long-term success and features a cap on the maximum amount that can be earned in any single year;

•
we measure performance in many areas other than Company profit, such as environmental, health and safety goals, cost saving initiatives and corporate compliance, to determine an executive's annual cash performance award;

•
our long-term equity incentive awards are intended to be aligned with long term stockholder interests through their link to our stock price, TSR and multi-year ratable vesting schedules;

•
our executive stock ownership guidelines are intended to provide a long-term focus by requiring our executives to personally hold significant levels of our stock; and

•
we maintain a clawback policy that is intended to discourage risk-taking that focuses excessively on short-term financial performance.

The Compensation Committee believes that the various elements of our executive compensation program sufficiently incentivize our executives to act based on the sustained long-term growth and performance of our Company.

ACCOUNTING AND TAX TREATMENT OF THE ELEMENTS OF COMPENSATION

We account for equity-based awards, including stock options, restricted stock and performance share unit awards, in accordance with FASB ASC Topic 718 (formerly Statement of Financial Accounting Standards No. 123(R)).

The financial reporting and income tax consequences to us of individual compensation elements are important considerations for the Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Overall, the Compensation Committee seeks to balance its objective of maintaining an effective compensation program for the NEOs that is in the long-term interests of our Company and our stockholders and that also has an appropriate and transparent impact on reported earnings and other closely-followed financial measures.

The impact of federal tax laws on our compensation programs is also considered, including the deductibility of compensation paid to the NEOs, as limited by Section 162(m) of the Code. For prior fiscal years, Section 162(m) included an exception from the deductibility limitation for qualified "performance-based compensation." This exception, however, has been repealed for tax years beginning in fiscal 2019 under the Tax Cuts and Jobs Act. As such, compensation paid to certain of our executive officers in excess of $1.0 million is not deductible unless it qualifies for certain transition relief applicable for compensation paid pursuant to a written binding contract that was in effect as of November 2, 2017. In addition, the Tax Cuts and Jobs Act increased the scope of individuals subject to the deduction limitation. Thus, compensation originally intended to satisfy the requirements for exemption from Section 162(m) may not be fully deductible. While Section 162(m) will limit the deductibility of compensation paid to covered employees, the Compensation Committee intends to—consistent with its past practice—continue to retain flexibility to design compensation programs that are in the best long-term interests of our Company and our stockholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed Huntsman Corporation's Compensation Discussion and Analysis for the fiscal year ended December 31, 2020 as set forth above with Huntsman management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE,

Wayne A. Reaud, Chair
Nolan D. Archibald
Daniele Ferrari

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HUNTSMAN CORPORATION: PROXY STATEMENT

PART 5	EXECUTIVE COMPENSATION

2020 SUMMARY COMPENSATION TABLE

The following table details compensation earned in the years ended December 31, 2020, 2019 and 2018 by our NEOs. Our compensation policies are discussed in "Compensation Discussion and Analysis" above. 2018 compensation information is not presented for Mr. Rogers because he was not an NEO in that year.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total

Peter R. Huntsman	2020	$1,700,000	$—	$6,080,010	$1,520,001	$1,190,000	$2,623,213	$416,734	$13,529,958
Chairman, President and	2019	$1,700,000	$1,500,000	$5,687,502	$2,437,500	$1,434,336	$3,107,368	$602,245	$16,468,951
Chief Executive Officer	2018	$1,700,000	—	$4,969,996	$2,130,007	$3,820,845	—	$710,354	$13,331,202

Sean Douglas	2020	$650,000	$—	$1,279,992	$319,999	$260,000	—	$128,628	$2,638,619
Executive Vice President and	2019	$643,750	$850,000	$980,000	$419,996	$470,972	—	$146,890	$3,511,608
Chief Financial Officer	2018	$611,250	—	$665,002	$285,007	$672,214	—	$143,180	$2,376,653

Anthony P. Hankins(7)	2020	$957,526	$—	$1,400,014	$350,003	$383,010	$1,156,756	$643,168	$4,890,477
Division President,	2019	$946,733	$100,000	$1,049,996	$450,003	$538,208	$1,611,672	$421,027	$5,117,639
Polyurethanes and CEO—Asia Pacific	2018	$918,410	—	$700,000	$300,002	$912,887	$4,419,583	$460,978	$7,711,860

David M. Stryker	2020	$578,643	$—	$1,039,994	$260,001	$231,457	$260,210	$29,690	$2,399,995
Executive Vice President, General	2019	$573,751	$700,000	$840,006	$360,000	$419,268	$350,340	$29,243	$3,272,608
Counsel & Secretary	2018	$553,056	—	$700,000	$300,002	$601,309	$56,971	$28,233	$2,239,571

R. Wade Rogers	2020	$478,763	$—	$799,996	$200,002	$167,567	$392,357	$92,825	$2,131,510
Senior Vice President, Global Human	2019	$474,716	$550,000	$524,987	$225,001	$303,536	$392,722	$95,250	$2,566,212
Resources and Chief Compliance Officer

(1)
This column reflects bonus awards granted in recognition of each officer's significant contributions to us in 2019 in connection with the sale of our chemical intermediates businesses, which included PO/MTBE, and surfactants businesses to Indorama Ventures Holdings L.P.

(2)
This column reflects the aggregate grant date fair value of awards of restricted stock and performance share units for each NEO computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures. For purposes of restricted stock awards, fair value is calculated using the closing price of our stock on the date of grant. For purposes of performance share unit awards, fair value is calculated based on the probability of attaining the target performance goals on the date of grant. For information on the valuation assumptions with regard to stock awards, refer to the notes to our financial statements in our annual report on Form 10-K for the applicable year ended December 31, 2020, 2019, or 2018, respectively, as filed with the SEC. These amounts reflect the fair value of the reported awards on the date of grant and may not correspond to the actual value that will be recognized by the NEOs.

(3)
This column reflects the aggregate grant date fair value of stock options for each NEO computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures. The fair value of each stock option award is determined on the date of the grant using the Black-Scholes valuation model. For information on the valuation assumptions regarding option awards, refer to the notes to our financial statements in our annual report on Form 10-K for the applicable year ended December 31, 2020, 2019, or 2018, respectively, as filed with the SEC.

(4)
This column reflects the annual cash performance awards that were earned for the years included. Amounts for 2020 were paid during the first quarter of 2021. These awards are discussed in further detail under "Compensation Discussion and Analysis—2020 Executive Compensation Decisions—2020 Annual Cash Performance Award."

(5)
This column reflects the aggregate amount of any change in pension value for the years included for each of the NEOs, to the extent any such aggregate change is positive. See "—Pension Benefits in 2020" for additional information regarding the 2020 amounts, including the present value assumptions used in this calculation. None of the NEOs had above market or preferential earnings on nonqualified deferred compensation during 2020. See "—Nonqualified Deferred Compensation in 2020" for additional information.

(6)
The methodology used to compute the cost of perquisites and other personal benefits for each individual NEO is based on the cost to our Company calculated in accordance with SEC rules. The table below details the components reported in the "All Other Compensation" column of the Summary Compensation Table for 2020.

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  Amounts in the table were either paid directly by us or were reimbursed by us to the NEOs. See "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" below for additional information about these amounts.

	Peter R. Huntsman(a)	Sean Douglas(b)	Anthony P. Hankins(c)	David M. Stryker(d)	R. Wade Rogers(e)

Personal Use of Auto	—	$14,519	—	$9,995	$13,398

Use of Company Aircraft(f)(g)	$146,111	$—	$277,608	—	—

Foreign Assignment Costs & Allowances	—	—	$123,559	—	—

Foreign Assignment Tax Gross-Up	—	—	$89,514	—	—

Company Contributions

401(k) Plan Match	$11,400	$11,400	$11,400	$11,400	$11,400

401(k) Plan Non-discretionary Contribution	$17,100	$17,100	$17,100	—	$17,100

Supplemental Savings Plan Match	$65,473	$33,439	$48,429	$8,100	$19,892

Supplemental Savings Plan Non-discretionary Contribution	$170,960	$50,158	$72,644	—	$29,838

Supplemental Savings Plan Tax Gross-Up	$5,690	$2,012	$2,914	$195	$1,197

Total	$416,734	$128,628	$643,168	$29,690	$92,825

  (a)
  Mr. Huntsman used 38.7 flight hours in 2020. Contributions to the Supplemental Savings Plan on Mr. Huntsman's behalf are included in our Nonqualified Deferred Compensation Table below. In 2020, we incurred $5,690 to gross up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

  (b)
  Contributions to the Supplemental Savings Plan on Mr. Douglas' behalf are included in our Nonqualified Deferred Compensation Table below. In 2020, we incurred $2,012 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

  (c)
  Mr. Hankins used 108.4 flight hours in 2020. As a citizen of the U.K. with residence in the U.S., we incurred foreign assignment costs on Mr. Hankins' behalf during 2020 that included $52,469 in housing allowances and costs and $71,089 for perquisites, including foreign assignment and car allowances. In addition, we incurred $89,514 in tax gross ups and equalization associated with Mr. Hankins' foreign assignment. Contributions to the Supplemental Savings Plan on Mr. Hankins' behalf are included in our Nonqualified Deferred Compensation Table below. In 2020, we incurred $2,914 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

  (d)
  Contributions to the Supplemental Savings Plan on Mr. Stryker's behalf are included in our Nonqualified Deferred Compensation Table below. In 2020, we incurred $195 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

  (e)
  Contributions to the Supplemental Savings Plan on Mr. Rogers' behalf are included in our Nonqualified Deferred Compensation Table below. In 2020, we incurred $1,197 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

  (f)
  From time to time, our executive officers, with express permission of our CEO, may use our Company aircraft for commuting and other related purposes. We generally consider costs related to commuting use of our Company aircraft to be necessary business expenses for reasons of security, personal safety, and efficiency. However, SEC rules require that we include in the "Summary Compensation Table" the incremental cost to us of certain flights or portions of certain flights as a perquisite. Therefore, the amounts shown for Mr. Huntsman and Mr. Hankins for use of our Company aircraft primarily reflect the aggregate incremental cost to our Company for: (i) elements of business or business-related flights and (ii) all personal flights taken for non-commuting, non-business purposes. All use of our Company aircraft by our NEOs in 2020 was consistent with our Aircraft Use Policy. See "—Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table—Aircraft Use Policy" for additional information.

  (g)
  The incremental cost to us of personal use of our Company aircraft includes costs related to fuel, maintenance, repairs, navigation, aircraft supplies, crew travel, catering, etc. Because our aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as the salaries and benefits of pilots and crew, amortization cost of aircraft, and depreciation. The reported amounts are determined based on the number of flight hours used by our NEOs. The hourly rate of incremental cost is calculated quarterly and may result in variances from quarter to quarter.

(7)
For reporting purposes, the 2020 pension value for Mr. Hankins has been converted using an exchange rate of 1 GBP to 1.2848 USD, which was the exchange rate as of March 2, 2020 (which is the internal date used to estimate pro forma elements of compensation). Values for 2018 and 2019 were calculated based on exchange rates applicable in those years and have not been recast to conform to the 2020 GBP exchange rate.

62   |  HUNTSMAN 2021 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS IN 2020

The following table provides information about annual cash performance awards granted through our annual cash performance award program and long-term equity incentive awards granted through the 2016 Stock Incentive Plan to the NEOs in 2020.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards(5)	Grant Date Fair Value of Stock and Option Awards(6)

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)

Peter R. Huntsman	02/13/20	—	$1,190,000	$1,190,000	—	—	—	—	—	—	—

	02/13/20	—	—	—	35,283	141,133	282,266	—	—	—	$3,040,005

	02/13/20	—	—	—	—	—	—	141,133	—	—	$3,040,005

	02/13/20	—	—	—	—	—	—	—	183,797	$21.54	$1,520,001

Sean Douglas	02/13/20	—	$260,000	$260,000	—	—	—	—	—	—	—

	02/13/20	—	—	—	7,428	29,712	59,424	—	—	—	$639,996

	02/13/20	—	—	—	—	—	—	29,712	—	—	$639,996

	02/13/20	—	—	—	—	—	—	—	38,694	$21.54	$319,999

Anthony P. Hankins	02/13/20	—	$383,010	$383,010	—	—	—	—	—	—	—

	02/13/20	—	—	—	8,125	32,498	64,996	—	—	—	$700,007

	02/13/20	—	—	—	—	—	—	32,498	—	—	$700,007

	02/13/20	—	—	—	—	—	—	—	42,322	$21.54	$350,003

David M. Stryker	02/13/20	—	$231,457	$231,457	—	—	—	—	—	—	—

	02/13/20	—	—	—	6,035	24,141	48,282	—	—	—	$519,997

	02/13/20	—	—	—	—	—	—	24,141	—	—	$519,997

	02/13/20	—	—	—	—	—	—	—	31,439	$21.54	$260,001

R. Wade Rogers	02/13/20	—	$167,567	$167,567	—	—	—	—	—	—	—

	02/13/20	—	—	—	4,643	18,570	37,140	—	—	—	$399,998

	02/13/20	—	—	—	—	—	—	18,570	—	—	$399,998

	02/13/20	—	—	—	—	—	—	—	24,184	$21.54	$200,002

(1)
These columns show annual cash performance awards granted under our annual cash performance award program to the NEOs in 2020. See the chart and accompanying narrative disclosure in "Compensation Discussion and Analysis—2020 Executive Compensation Decisions—2020 Annual Cash Performance Award" for additional information with respect to these amounts. The amounts reported in the table represent the target and maximum cash performance award guidelines established by the Compensation Committee but do not reflect the maximum annual dollar denominated incentive award amount that could be paid under the annual pool program, which amount is not determinable at the time the awards are granted and may not exceed the annual limit of $15 million under the 2016 Stock Incentive Plan. The amounts actually earned by each of the NEOs pursuant to our annual cash performance award program for 2020 are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
These columns show performance share units granted under the 2016 Stock Incentive Plan to the NEOs in 2020. The performance share units vest on December 31, 2023, subject to the achievement of relative TSR performance metrics. Amounts reported in the (a) "Threshold" column reflect the threshold number of performance share units (i.e., 25% of target) that may be earned for a certain minimum level of performance, (b) "Target" column reflects the target number of performance share units, or 100%, that may be earned and (c) "Maximum" column reflect the maximum number of performance share units that may be earned (i.e., 200% of target), in each case, based on relative TSR achievement against applicable performance metrics. If performance is below the threshold, no performance share units are earned. See "Compensation Discussion and Analysis—2020 Executive Compensation Decisions—Long-Term Equity Compensation" for additional information with respect to these awards.

(3)
This column shows the number of restricted shares granted under the 2016 Stock Incentive Plan to the NEOs in 2020. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date. During the restriction period, each restricted share entitles the individual to vote such share, and each restricted share entitles the individual to accrue quarterly payments by us equal to the quarterly dividend on one share of our common stock. However, dividends and distributions made on restricted shares are held by us without interest until the restricted shares with respect to which the dividend or distribution was made become vested.

(4)
This column shows the number of nonqualified options granted under the 2016 Stock Incentive Plan to the NEOs in 2020. The option awards become exercisable and vest ratably in three equal annual installments beginning on the first anniversary of the grant date.

(5)
The exercise price of the nonqualified options disclosed in this column is equal to the closing price of our common stock on the New York Stock Exchange on the date of grant.

(6)
This column shows the full grant date fair value of the awards computed in accordance with FASB ASC Topic 718. With respect to the performance share units, the amount shown reflects the full grant date fair value computed in accordance with FASB ASC Topic 718 based on probable achievement of the market conditions, which is consistent with the estimate of aggregate compensation to be recognized over the service period, excluding the effect of estimated forfeitures.

63   |  HUNTSMAN 2021 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Information regarding the elements of our executive compensation program for 2020 is provided above under "Compensation Discussion and Analysis." The following is a discussion of what we consider to be material factors necessary to obtain an understanding of information disclosed under "2020 Summary Compensation Table" and "Grants of Plan-Based Awards in 2020" that is not otherwise discussed in the Compensation Discussion and Analysis.

Aircraft Use Policy.    We have an Aircraft Use Policy to carefully manage use of our aviation assets in a manner that best meets the goals of improving senior management's effectiveness and availability. Under this policy, our executive officers may use our Company aircraft for their own business travel needs. Additionally, certain of our executive officers have personal use of Company aircraft to the extent that such executive officer (other than our CEO) reimburses our Company for the costs associated with their respective personal use of Company aircraft. To mitigate security concerns and to maximize time available to spend on Company business, the Compensation Committee permitted our CEO to have personal use of Company aircraft without cost (subject to availability and the Compensation Committee's authority to limit any such personal use). For 2020, personal use by our CEO was unlimited. We do not make gross-up payments for out-of-pocket tax obligations resulting from any personal use of our Company aircraft.

Company Car.    We provide executive officers with leased vehicles for business use, which executives may also use for personal transportation. Executive officers are responsible for the taxes on imputed income associated with the personal use of these vehicles.

Foreign Assignment.    In accordance with our practice with respect to employees on assignment in a foreign country, Mr. Hankins entered into a letter agreement, effective as of October 26, 2000, with our subsidiary Huntsman Polyurethanes Americas, now known as Huntsman International LLC, detailing the terms of his secondment from Huntsman Polyurethanes (UK) Ltd. The primary purpose of this letter agreement is to provide Mr. Hankins with details regarding repatriation to his home country following the completion of his foreign assignment. This letter agreement also defines the initial elements of Mr. Hankins' compensation package, including base salary and an annual cash performance award, and provides for customary expatriation arrangements, including an international location allowance expressed as a percentage of annual salary.

Family Travel.    Travel costs for family members of employees or consultants are reimbursable by our Company under limited circumstances. Employees and consultants are generally responsible for any taxable income associated with this reimbursement.

64   |  HUNTSMAN 2021 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END

The following table provides information on the outstanding stock options, restricted stock awards and performance share units held by the NEOs as of December 31, 2020. The market value of the restricted stock and performance share unit awards is based on the closing market price of our stock on December 31, 2020 (the last trading day of fiscal 2020), which was $25.14.

		Option Awards				Stock Awards

									Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(5) ($)
								Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(4) (#)
		Number of Securities Underlying Unexercised Options(1)
				Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Name	Date of Award	Exercisable (#)	Unexercisable (#)

Peter R. Huntsman	02/13/20	—	183,797	$21.54	02/13/30	141,133	$3,548,083	282,266	$7,096,167

	02/06/19	87,648	175,297	$22.66	02/06/29	95,617	$2,403,811	215,136	$5,408,519

	02/07/18	92,328	46,164	$32.77	02/07/28	28,889	$726,269	64,998	$1,634,050

	02/01/17	230,270	—	$21.01	02/01/27	—	—	—	—

	02/03/16	241,496	—	$8.86	02/03/26	—	—	—	—

	02/04/15	239,645	—	$22.77	02/04/25	—	—	—	—

	02/05/14	368,640	—	$21.22	02/05/24	—	—	—	—

Sean Douglas	02/13/20	—	38,694	$21.54	02/13/30	29,712	$746,960	59,424	$1,493,919

	02/06/19	15,102	30,205	$22.66	02/06/29	16,476	$414,207	37,070	$931,940

	02/07/18	12,354	6,177	$32.77	02/07/28	3,866	$97,191	8,697	$218,643

	02/01/17	27,568	—	$21.01	02/01/27	—	—	—	—

	02/03/16	48,639	—	$8.86	02/03/26	—	—	—	—

	09/09/15	36,645	—	$15.33	09/09/25	—	—	—	—

Anthony P. Hankins	02/13/20	—	42,322	$21.54	02/13/30	32,498	$817,000	64,996	$1,633,999

	02/06/19	16,181	32,363	$22.66	02/06/29	17,652	$443,771	39,718	$998,511

	02/07/18	13,004	6,502	$32.77	02/07/28	4,069	$102,295	9,155	$230,157

	02/01/17	29,189	—	$21.01	02/01/27	—	—	—	—

	02/03/16	71,429	—	$8.86	02/03/26	—	—	—	—

	02/04/15	22,189	—	$22.77	02/04/25	—	—	—	—

	02/05/14	38,941	—	$21.22	02/05/24	—	—	—	—

	02/06/13	47,348	—	$17.85	02/06/23	—	—	—	—

David M. Stryker	02/13/20	—	31,439	$21.54	02/13/30	24,141	$606,905	48,282	$1,213,809

	02/06/19	12,945	25,890	$22.66	02/06/29	14,122	$355,027	31,774	$798,798

	02/07/18	13,004	6,502	$32.77	02/07/28	4,069	$102,295	9,155	$230,157

	02/01/17	27,568	—	$21.01	02/01/27	—	—	—	—

	02/04/15	21,450	—	$22.77	02/04/25	—	—	—	—

	02/05/14	36,345	—	$21.22	02/05/24	—	—	—	—

	06/10/13	21,212	—	$18.56	06/10/23	—	—	—	—

R. Wade Rogers	02/13/20	—	24,184	$21.54	02/13/30	18,570	$466,850	37,140	$933,700

	02/06/19	8,090	16,182	$22.66	02/06/29	8,826	$221,886	19,858	$499,230

	02/07/18	6,827	3,414	$32.77	02/07/28	2,136	$53,699	4,806	$120,823

	02/01/17	16,216	—	$21.01	02/01/27	—	—	—	—

(1)
Option awards vest and become exercisable ratably in three equal annual installments on the first three anniversaries of each respective grant date. As of December 31, 2020, outstanding option awards granted on February 5, 2014, February 4, 2015 and February 3, 2016 and February 1, 2017 are 100% vested. The outstanding option awards granted on February 7, 2018 were vested as to 66 2/3% on February 1, 2020, and will vest as to 100% on February 7, 2021. The outstanding option awards granted on February 6, 2019 vested as to 33 1/3% on February 6, 2020, and will vest as to 66 2/3% on February 6, 2021 and as to 100% on February 6, 2022. The option awards granted February 13, 2020 will vest as to 33 1/3% on February 13, 2021, and will vest as to 66 2/3% on February 13, 2022 and as to 100% on February 13, 2023.

65   |  HUNTSMAN 2021 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
(2)
Restricted stock awards vest and lapse their associated restrictions ratably in three equal annual installments on the first three anniversaries of each respective grant date. Restricted stock awards have generally been granted on the same day as option awards and vest on the same schedule as footnoted for option awards above. As of December 31, 2020, the restricted stock awards granted on February 7, 2018 vested as to 66 2/3% on February 7, 2020, and will vest as to 100% on February 7, 2021. The outstanding restricted stock awards granted on February 6, 2019 vested as to 33 1/3% on February 6, 2020, and will vest as to 66 2/3% on February 6, 2021 and as to 100% on February 6, 2022. The outstanding restricted stock awards granted on February 13, 2020 will vest as to 33 1/3% on February 13, 2021, and will vest as to 66 2/3% on February 13, 2022 and as to 100% on February 13, 2023.

(3)
The market value of unvested restricted stock is calculated by multiplying $25.14, the closing market price of our stock on December 31, 2020, by the number of unvested restricted shares as of December 31, 2020 for each restricted stock grant listed above.

(4)
The performance share units granted on February 7, 2018 have a performance period of three years ended on December 31, 2020, subject to the achievement of relative TSR performance metrics. Amounts in this table with respect to the 2018 grant reflect an estimated payout of a number of shares based on the target level of achievement with respect to the applicable performance metrics, as performance through December 31, 2020 was below the target performance level. The shares were not deemed fully vested until certification occurred in February 2021. The performance share units granted on February 6, 2019 have a performance period of three years ending on December 31, 2021, also subject to the achievement of relative TSR performance metrics. Amounts in this table with respect to the 2019 grant reflect an estimated payout of a number of shares based on the maximum level of achievement with respect to the applicable performance metrics, as performance through December 31, 2020 exceeded the target performance level. The performance share units granted on February 13, 2020 have a performance period of three years ending on December 31, 2022, also subject to the achievement of relative TSR performance metrics. Amounts in this table with respect to the 2020 grant reflect an estimated payout of a number of shares based on the maximum level of achievement with respect to the applicable performance metrics, as performance through December 31, 2020 exceeded the target performance level.

(5)
The market value of unvested performance share units reported in this column is calculated by multiplying $25.14, the closing market price of our stock on December 31, 2020 (the last trading day of fiscal 2020), by the number of unvested performance share units as of December 31, 2020 based on the level of achievement with respect to the applicable performance metrics.

OPTION EXERCISES AND STOCK VESTED DURING 2020

The following table presents information regarding the exercise of nonqualified stock options and vesting of restricted stock awards and performance share units during 2020 for each NEO.

	Option Awards(1)		Stock Awards(2)(3)

Name	Number of Shares Acquired on Exercise in 2020 (#)	Value Realized on Exercise ($)	Number of Shares Vested in 2020 (#)	Value Realized on Vesting ($)

Peter R. Huntsman	—	—	121,753	$2,563,004

Sean Douglas	—	—	17,496	$369,481

Anthony P. Hankins	113,192	$1,021,527	18,606	$392,966

David M. Stryker	49,273	$628,632	16,524	$348,466

R. Wade Rogers	—	$—	9,721	$205,125

(1)
The following tabular disclosure provides information regarding the value realized on option exercises.

					Options Exercised

Name	Grant Date	Exercise Date	Price on Grant Date	Price on Exercise Date	(#)	Value Realized ($)(a)	Net Shares Issued (#)	Market Value of Net Shares ($)

Anthony P. Hankins	02/02/11	09/02/20	$17.59	$22.76	54,230	$280,369	7,471	$170,040

	02/01/12	11/24/20	$13.41	$25.98	58,962	$741,158	17,302	$449,506

David M. Stryker	02/03/16	11/03/20	$8.86	$25.54	28,061	$468,057	11,114	$283,852

	06/10/13	11/24/20	$18.56	$26.13	21,212	$160,575	3,727	$97,387

(a)
Messrs. Hankins and Stryker did not sell any shares received from the option exercise, and each NEO continued to be at-risk for subsequent changes in the value of these shares.

66   |  HUNTSMAN 2021 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
(2)
The following tabular disclosure provides information regarding the market value of the underlying shares of restricted stock on the vesting date and the number of shares that were withheld in connection with each transaction to satisfy tax obligations.

				Restricted Stock Vested		Shares Withheld for Tax Obligation		Net Shares Issued

Name	Grant Date	Vest Date	Closing Price on Vest Date	(#)	Value Realized	(#)	Value Paid	(#)	Market Value

Peter R. Huntsman	02/06/19	02/06/20	$21.52	47,808	$1,028,828	18,813	$404,856	28,995	$623,972

	02/07/18	02/07/20	$21.04	28,888	$607,804	11,368	$239,183	17,520	$368,621

	02/01/17	02/01/20	$20.56	45,057	$926,372	10,946	$225,050	34,111	$701,322

				121,753	$2,563,004	41,127	$869,089	80,626	$1,693,915

Sean Douglas	02/06/19	02/06/20	$21.52	8,237	$177,260	1,996	$42,954	6,241	$134,306

	02/07/18	02/07/20	$21.04	3,865	$81,320	942	$19,820	2,923	$61,500

	02/01/17	02/01/20	$20.56	5,394	$110,901	1,518	$31,210	3,876	$79,691

				17,496	$369,481	4,456	$93,984	13,040	$275,497

Anthony P. Hankins	02/06/19	02/06/20	$21.52	8,826	$189,936	2,150	$46,268	6,676	$143,668

	02/07/18	02/07/20	$21.04	4,069	$85,612	991	$20,851	3,078	$64,761

	02/01/17	02/01/20	$20.56	5,711	$117,418	1,481	$30,449	4,230	$86,969

				18,606	$392,966	4,622	$97,568	13,984	$295,398

David M. Stryker	02/06/19	02/06/20	$21.52	7,061	$151,953	1,707	$36,735	5,354	$115,218

	02/07/18	02/07/20	$21.04	4,069	$85,612	991	$20,851	30.78	$64,761

	02/01/17	02/01/20	$20.56	5,394	$110,901	1,534	$31,539	3,860	$79,362

				16,524	$348,466	4,232	$89,125	12,292	$259,341

R. Wade Rogers	02/06/19	02/06/20	$21.52	4,413	$94,968	1,115	$23,995	3,298	$70,973

	02/07/18	02/07/20	$21.04	2,136	$44,941	521	$10,962	1,615	$33,980

	02/01/17	02/01/20	$20.56	3,172	$65,216	941	$19,347	2,231	$45,869

				9,721	$205,125	2,577	$54,304	7,144	$150,822

(3)
For the performance period ended December 31, 2019, the following tabular disclosure provides information regarding the market value of the underlying shares of performance share units on the vesting or certification date and the number of shares that were withheld in connection with each transaction to satisfy tax obligations. As certified by the Compensation Committee on February 13, 2020, our relative TSR result of 29.8% ranked Huntsman in the 87.5th percentile of our performance peers resulting in a final payout of 195% of target.

				Performance Share Units Vested		Shares Withheld for Tax Obligation		Net Shares Issued

Name	Grant Date	Vest Date	Closing Price on Vest Date	(#)	Value Realized	(#)	Value Paid	(#)	Market Value

Peter R. Huntsman	02/01/17	02/13/20	$21.54	197,691	$4,258,264	77,792	$1,675,640	119,899	$2,582,624

Sean Douglas	02/01/17	02/13/20	$21.54	23,667	$509,787	5,763	$124,135	17,904	$385,652

Anthony P. Hankins	02/01/17	02/13/20	$21.54	25,059	$539,771	6,102	$131,437	18,957	$408,334

David M. Stryker	02/01/17	02/13/20	$21.54	23,667	$509,787	5,763	$124,135	17,904	$385,652

R. Wade Rogers	02/01/17	02/13/20	$21.54	13,921	$299,858	3,390	$73,021	10,531	$226,838

67   |  HUNTSMAN 2021 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

PENSION BENEFITS IN 2020

The table below sets forth information on the pension benefits for the NEOs under our pension plans, each of which is more fully described in the narrative following the table. The amounts reported in the table below equal the present value of the accumulated benefit at December 31, 2020 for the NEO under each plan based upon the assumptions described below.

Name(1)	Plan Name	Years of Credited Service(2)	Present Value of Accumulated Benefit(3)	Payments During Last Fiscal Year

		(#)	($)	($)

Peter R. Huntsman	Huntsman Defined Benefit Pension Plan	37.507	$3,733,597	—

	Supplemental Executive Retirement Plan	37.507	$17,682,639	—

Anthony P. Hankins(4)	Huntsman Pension Scheme (U.K.)	33.583	$19,184,266	—

David M. Stryker(5)	Huntsman Defined Benefit Pension Plan	7.5	$520,956	—

	Supplemental Executive Retirement Plan	17.5	$1,614,417	—

R. Wade Rogers	Huntsman Defined Benefit Pension Plan	31.917	$1,649,756	—

	Supplemental Executive Retirement Plan	26.667	$647,533	—

(1)
Mr. Douglas does not participate in any of our pension plans.

(2)
The number of years of service credited to the NEO is determined using the same pension plan measurement date used for financial statement reporting purposes. These assumptions are discussed in "Note 19. Employee Benefit Plans" to our consolidated financial statements included in our 2020 Form 10-K.

(3)
The actuarial present value of the accumulated benefits is determined using the same pension plan measurement date and assumptions as used for financial reporting purposes. These assumptions are discussed in "Note 19. Employee Benefit Plans" to our consolidated financial statements included in our 2020 Form 10-K. For purposes of performing these calculations, a normal retirement (earliest unreduced) age of 65 was utilized for Messrs. Huntsman, Stryker and Rogers, and a normal retirement (earliest unreduced) age of 62 was used for Mr. Hankins. All accrued benefits are assumed payable at the plan's earliest unreduced retirement age. Benefit values reported in this table have been projected out to assume payment at the normal retirement age then have been discounted back to a present value as of December 31, 2020.

(4)
As of December 31, 2020, Mr. Hankins had served 41.4 years with our Company. The Huntsman Pension Scheme (U.K.) was frozen to new participants and years of credited service ceased to accrue as of February 29, 2012. Benefits for Mr. Hankins under this plan will only increase based on changes in salary and late retirement factors to recognize that Mr. Hankins has passed the Normal Retirement Age for the Scheme.

(5)
We credited Mr. Stryker with 10 years of service under the Supplemental Executive Retirement Plan when he was hired in June 2013.

In the U.S., we sponsor the Huntsman Defined Benefit Pension Plan (the "Huntsman Pension Plan"), a tax-qualified defined benefit pension plan. Effective July 1, 2004, the formula used to calculate future benefits under the Huntsman Pension Plan was changed to a cash balance formula. The benefits accrued under the plan as of June 30, 2004 were used to calculate opening cash balance accounts. Of our NEOs, Messrs. Huntsman, Stryker and Rogers were participants in the Huntsman Pension Plan in 2020. The Huntsman Pension Plan was closed to new participants effective July 1, 2014.

The Huntsman Supplemental Executive Retirement Plan (the "Supplemental Executive Retirement Plan") is a non-qualified supplemental pension plan that provides benefits for designated executive officers based on certain compensation amounts not included in the calculation of benefits payable under the Huntsman Pension Plan. Of our NEOs, Messrs. Huntsman, Stryker and Rogers were participants in the Supplemental Executive Retirement Plan in 2020. The compensation taken into account for these NEOs under the Supplemental Executive Retirement Plan includes amounts in excess of the qualified plan limitations. The Supplemental Executive Retirement Plan benefit is calculated as the difference between (1) the benefit determined using the Huntsman Pension Plan formula with unlimited base salary plus annual cash performance awards, and (2) the benefit determined using base salary plus annual cash performance awards as limited by federal regulations.

Both plans express benefits as a hypothetical cash balance account established in each participant's name, and a participant's account receives two forms of credits: "pay credits" and "interest credits." Pay credits equal a percentage of a participant's compensation and are credited to a participant's account on an annual basis. "Compensation" for this purpose includes both salary and annual cash performance awards. "Compensation" under the Huntsman Pension Plan is subject to the compensation limit applicable to tax-qualified plans of $285,000 for 2020. The benefit that would be available under the Huntsman Pension Plan, but for this limitation, is provided under the Supplemental Executive Retirement Plan. The applicable pay credit percentage for our NEOs ranges between 9% and 12% depending on the participant's combined age and years of service as of the start of each plan year. The 2020 pay credits for the Huntsman Pension Plan are $34,200 for Mr. Huntsman, $25,650 for Mr. Stryker, and $34,200 for Mr. Rogers. The 2020 pay credits for the Supplemental Executive Retirement Plan are $341,920, $79,131, and $52,216 for Messrs. Huntsman, Stryker and Rogers, respectively.

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"Interest credits" for a plan year are based on the 30-year U.S. Treasury yield for November of the prior year. The minimum annual interest credit rate is 5.0%. The 2020 interest credits for the Huntsman Pension Plan are $135,086, $18,489 and $54,776 for Messrs. Huntsman, Stryker and Rogers, respectively. The 2020 interest credits for the Supplemental Executive Retirement Plan are $655,737, $64,207, and $20,401 for Messrs. Huntsman, Stryker and Rogers, respectively.

Pursuant to the terms of the Huntsman Pension Plan, at termination of employment for any reason after having completed at least three years of service, a participant will receive the amount then credited to the participant's cash balance account in an actuarially equivalent joint and survivor annuity (if married) or single life annuity (if not married). Participants may also choose from other optional forms of benefit, including a lump-sum payment in the amount of the cash balance account. For participants in the prior Supplemental Executive Retirement Plan (including Mr. Huntsman), the Huntsman Pension Plan also includes a minimum benefit that guarantees that a participant's benefit will not be less than the benefit accrued under the prior formula at transition (July 1, 2004) plus the benefit attributable to pay credits, with interest credits, beginning July 1, 2004. Under the prior plan provisions, the monthly basic benefit equaled one-twelfth of 1.4% of average earnings multiplied by pension service prior to January 1, 2000, plus 1.5% of average earnings multiplied by pension service after January 1, 2000, less 50% of the Social Security benefit prorated by pension service, payable as a life annuity to the participant. The prior Supplemental Executive Retirement Plan mirrored the benefit from the Huntsman Pension Plan. For participants taking an annuity, early retirement reductions apply if retirement occurs before normal retirement age (defined as age 65 with 5 years of service) and on or after the earlier of (i) both attaining age 50 and age plus vesting service equal to 80 or more, or (ii) age 55 with 10 years of vesting service. The effect of these reductions is to reduce the annuity amount paid by 5% per year for each year beginning at age 59 until age 50 where the amount paid would be 50%. As of December 31, 2020, Messrs. Huntsman and Rogers are our only NEOs eligible for early retirement.

Vested benefits under the Supplemental Executive Retirement Plan are paid 30 days following a participant's separation from service, unless the participant is a "specified employee" for purposes of Section 409A of the Internal Revenue Code ("Section 409A"), in which case payment will be delayed for six months. Vested benefits are paid in a single cash lump sum unless the participant elects: (1) a life annuity, (2) a life annuity with payments guaranteed for 120 months, or (3) a joint and survivor annuity providing survivor benefits equal to 50% or 100% (as elected by the participant) of the annuity payable to the participant. Benefits are unvested until the earlier to occur of: (1) completion of 3 years of service, (2) termination on account of death or "Disability" or on or after attainment of "Normal Retirement Age," or (3) termination without "Reasonable Cause." Each eligible NEO is fully vested in his benefit under the Supplemental Executive Retirement Plan.

"Disability" under the Huntsman Pension Plan generally provides that, for a disabled participant, service and benefit accruals continue for 24 months. After 24 months, disabled participants are deemed to be terminated participants. Disability is defined as total and permanent disability, as determined by the administrator of our long-term disability plan.

"Normal Retirement Age" generally is retirement eligibility upon age 65 with 5 years of service under the Huntsman Pension Plan and Supplemental Executive Retirement Plan.

"Reasonable Cause" generally means: (1) the grossly negligent, fraudulent, dishonest or willful violation of any law or the material violation of any of our significant policies that materially and adversely affects us, or (2) the failure of the participant to substantially perform his duties.

We also sponsor retirement benefit plans in connection with our operations in the U.K. Of our NEOs, Mr. Hankins participates in the Huntsman Pension Scheme for U.K. associates in the Polyurethanes division. The Huntsman Pension Scheme (U.K.) in which Mr. Hankins participates provides a benefit of 2/3rd of final pensionable compensation. Final pensionable compensation is notional base salary received during the 12 months prior to retirement. Normal retirement age for the Huntsman Pension Scheme (U.K.) is age 62. These benefits also include U.K. social security benefits. As of December 31, 2020, Mr. Hankins passed age 62 and is fully vested in these benefits. Late retirement benefits are calculated based on two-thirds of final pensionable compensation and actuarial factors based on the number of years after age 62. Currently, the late retirement factor is 106.5% at age 63 and 120.8% at age 65. The Huntsman Pension Scheme (U.K.) was frozen to new participants as of February 29, 2012 and, after that date, benefits for current participants under the plan will only increase based on changes in salary.

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NONQUALIFIED DEFERRED COMPENSATION IN 2020

We provide executive officers based in the United States the opportunity to participate in two defined contribution savings plans: (1) a salary deferral plan (the "401(k) Plan"); and (2) a supplemental savings plan (the "Supplemental Savings Plan"). The 401(k) Plan is a tax-qualified broad-based employee savings plan; employee contributions up to 25% of base salary and annual cash performance awards are permitted up to dollar limits established annually by the Internal Revenue Service ("IRS"). The Supplemental Savings Plan is a nonqualified salary deferral plan and allows designated executive officers to defer up to 75% of eligible salary and up to 75% of annual cash performance awards. The Supplemental Savings Plan also provides benefits for participants in the form of company matching contributions based on certain compensation amounts not included in the calculation of benefits payable under the 401(k) Plan because of limits under federal law on compensation ($285,000 in 2020). As required by Section 409A, deferrals must be elected in the calendar year preceding the year in which the compensation deferred is earned. Messrs. Huntsman and Stryker did not defer any earnings into the Supplemental Savings Plan in 2020.

Executive officers were previously offered the opportunity to participate in the supplemental executive money purchase pension (the "SEMPP"), a non-qualified plan that provided benefits not allowed under our money purchase pension plan (the "MPP") due to IRS compensation and allocation limits. The MPP was a tax-qualified broad-based employee savings plan that was merged into our 401(k) Plan on October 15, 2014. Contributions under the SEMPP and the MPP ceased September 1, 2014; however, some of our NEOs still maintain a balance in the SEMPP, which is reflected in the table below.

The table below provides information on the nonqualified deferred compensation of the NEOs in 2020 under the Supplemental Savings Plan and the SEMPP. The NEOs cannot withdraw any amounts from their nonqualified deferred compensation balances for a period of six months following the date of their termination of employment or retirement. No withdrawals or distributions were made in 2020.

Name	Executive Contributions in Last FY(1)	Huntsman Contributions in Last FY(2)		Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4)

Peter R. Huntsman	$57,373	$236,434	(5)	$783,541	—	$13,810,082	(6)

Sean Douglas	$247,743	$83,597	(7)	$51,097	—	$1,337,345	(8)

Anthony P. Hankins	$76,602	$121,073	(9)	$153,085	—	$4,354,498	(10)

David M. Stryker	—	$8,100	(11)	$1,940	—	$71,283	(12)

R. Wade Rogers	$12,141	$49,730	(13)	$54,421	—	$779,244	(14)

(1)
These contributions represent deferrals under the Supplemental Savings Plan and are included in the Salary column of the Summary Compensation Table for 2020 set forth above.

(2)
These amounts represent contributions to our Supplemental Savings Plan and are included in the "All Other Compensation" column of the Summary Compensation Table for 2020 set forth above.

(3)
No above market or preferential earnings are provided under our nonqualified defined contribution plans because the investment choices available under such plans are virtually identical to the investment choices available in the 401(k) Plan, which is a qualified plan. Consequently, none of the earnings reported in this table are included in the Summary Compensation Table set forth above.

(4)
Amounts reflected in this column for each NEO who participates in the plans were previously reported as compensation to the executive officer in the Summary Compensation Table as follows: Mr. Huntsman—$3,353,820, Mr. Douglas—$255,486, Mr. Hankins—$1,206,019, Mr. Stryker—$35,100, and Mr. Rogers—$67,670. We ceased contributions to the SEMPP as of August 31, 2014.

(5)
This amount includes a matching contribution of $65,473 and a 6% nondiscretionary contribution of $170,960 to the Supplemental Savings Plan.

(6)
This amount includes $2,640,668 from our Supplemental Savings Plan and $11,169,414 from the SEMPP.

(7)
This amount includes a matching contribution of $33,439 and a 6% nondiscretionary contribution of $50,158 to the Supplemental Savings Plan.

(8)
This amount includes $1,337,345 from our Supplemental Savings Plan.

(9)
This amount includes a matching contribution of $48,429 and a 6% nondiscretionary contribution of $72,644 to the Supplemental Savings Plan.

(10)
This amount includes $3,541,197 from our Supplemental Savings Plan and $813,301 from the SEMPP.

(11)
This amount includes a matching contribution of $8,100 to the Supplemental Savings Plan.

(12)
This amount is comprised of $71,283 from our Supplemental Savings Plan.

(13)
This amount includes a matching contribution of $19,892 and a 6% nondiscretionary contribution of $29,838 to the Supplemental Savings Plan.

(14)
This amount includes $436,204 from our Supplemental Savings Plan and $343,040 from the SEMPP.

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HUNTSMAN CORPORATION: PROXY STATEMENT

The Supplemental Savings Plan provides for payment of benefits to a participant upon the earlier to occur of a "Change of Control" or a termination of the participant's service. Benefits paid upon a "Change of Control" are paid in a single lump-sum payment. Benefits payable upon a separation from service can be made (at the election of the participant) in either a single lump-sum payment or in substantially equal installments over a period selected by the participant that does not exceed 10 years. In addition, the participant may request distribution of all or a portion of the amounts credited to his account upon an "Unforeseeable Emergency." Payments upon separation from service will be delayed six months in accordance with Section 409A in the event a participant is a "specified employee" for purposes of Section 409A. The Supplemental Savings Plan was amended on September 1, 2014 to increase the eligible match to 4% of pay. Additionally, for individuals who had been participants in the MPP or SEMPP plans, we provide a 6% non-discretionary contribution to the Supplemental Savings Plan. This non-discretionary contribution was implemented to offset the effect of discontinuation of all contributions to the MPP and SEMPP plans effective August 31, 2014. Mr. Douglas and Stryker were not eligible to participate in the MPP or SEMPP; therefore, they were not eligible to receive non-discretionary contributions into the Supplemental Savings Plan.

The Supplemental Savings Plan defines a "Change of Control" as the occurrence of either of the following events:

•
Any person becomes the owner of 35% or more of our outstanding voting stock (other than certain persons affiliated with us).

•
The replacement of a majority of the Board over a two-year period except in cases where (1) such replacement is not approved by a vote of at least a majority of the incumbent Board or (2) the election or nomination of such replacement Board members is by certain of our affiliates.

In addition, any "Change of Control" must also constitute a change in control for purposes of Section 409A.

A participant will be deemed to have incurred an "Unforeseeable Emergency" if he suffers a severe financial hardship resulting from (1) an illness or accident with respect to him, his spouse or a dependent, (2) the loss of property due to casualty or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the participant's control determined by us to constitute an unforeseeable emergency for purposes of Section 409A.

The SEMPP was a nonqualified plan for senior executives that provided for benefits not allowed under the MPP due to IRS compensation and allocation limits. Employees are vested in this account upon meeting 10 years of service, upon attaining normal retirement age, death or disability, or upon termination of employment without reasonable cause. Effective September 1, 2014, we no longer make contributions to the SEMPP.

The plan provides for the payment of vested benefits upon a participant's separation from service except to the extent the participant is a "specified employee" for purposes of Section 409A in which case benefits will be delayed six months. A participant's benefits vest on the earlier to occur of (1) completion of ten years of service, (2) termination on account of death, "Disability," or on or after attainment of "Normal Retirement Age," or (3) termination without "Reasonable Cause." "Disability," "Normal Retirement Age," and "Reasonable Cause" have the same meanings as set forth above in our description of the Supplemental Executive Retirement Plan under "—Pension Benefits in 2020," except that a "Disability" must also constitute a disability for purposes of Section 409A. Each of Messrs. Huntsman and Hankins is currently vested in his SEMPP benefit. Benefits are payable in one of the following forms elected by a participant:

•
A single lump-sum payment;

•
A single life annuity;

•
A joint and survivor annuity; or

•
Installments over a period selected by the participant not in excess of 10 years.

Participants are entitled to elect the investment of their accounts under both the Supplemental Savings Plan and the SEMPP. Although no assets may actually be invested, a participant's benefit value is based on the gains or losses of the investments they choose. No above market or preferential earnings are provided under our nonqualified defined contribution plans because all but one of the investment choices available under the plans are identical to the investment choices available in the 401(k) Plan. In the case of the investment choice not available in the 401(k) plan, the investment is a publicly available insured fixed rate product which the rate of return is pre-determined by the insurance provider for a prospective 12-month period. Consequently, none of the earnings reported in the "Nonqualified Deferred Compensation in 2020" table above are included in the Summary Compensation Table for 2020. Participants may change their investment options at any time by contacting the plan record keeper.

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HUNTSMAN CORPORATION: PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Our NEOs may receive compensation in connection with an involuntary termination of employment or a change of control pursuant to the terms of the following arrangements:

•
the Executive Severance Plan (in the case of the NEOs other than Mr. Huntsman);

•
the Severance Agreement with Mr. Huntsman (as amended);

•
the 2016 Huntsman Stock Incentive Plan and the Stock Incentive Plan as amended and restated effective May 8, 2014 (the "Prior Stock Incentive Plan"); and

•
other existing plans and arrangements in which our NEOs participate.

Executive Severance Plan.

Through our Executive Severance Plan, which was amended and restated by the Board of Directors on February 19, 2020 (the "Executive Severance Plan"), we provide our executive officers, including our NEOs, (a) two times Base Compensation as severance and (b) Pro-Rata Annual Bonus in order to attract and retain the executive talent necessary for our business. The level of severance is evaluated each year. Pursuant to our Executive Severance Plan, each participant is entitled to receive a single cash lump sum severance payment in the event of a termination without Reasonable Cause or upon a termination by the executive for Good Reason.

"Base Compensation" generally means the annualized base salary of the participant in effect at termination of employment, plus the target annual bonus for the year in which the termination of employment occurs.

"Pro-Rata Annual Bonus" generally means actual bonus amount payable to the participant for a given calendar year pursuant to the employer's cash performance bonus program as in effect from time to time.

"Reasonable Cause" generally means: (1) the grossly negligent, fraudulent, dishonest or willful violation of any law or the material violation of any of our significant policies that materially and adversely affects us, or (2) the failure of the participant to substantially perform his duties.

"Good Reason" generally means a voluntary termination of employment by the participant as a result of (1) a materially detrimental reduction or change to the job responsibilities or in the current base compensation of the Participant, or (2) within a period of 12 months following a Change of Control, changing the participant's principal place of work by more than 50 miles, in each case, which is not remedied by our Company within 30 days after receipt of notice.

A "Change of Control" is defined pursuant to the 2016 Huntsman Stock Incentive Plan and generally means the occurrence of any of the following:

•
An acquisition by any person of 20% or more of the combined voting power of our outstanding voting securities.

•
The consummation of a reorganization, merger, consolidation or other transaction in which our stockholders do not own, immediately thereafter, more than 20% or more of the combined voting power of the resulting entity in substantially the same proportion as their stock ownership prior to the transaction.

•
The sale or disposition of all or substantially all of our assets.

•
A majority change in the incumbent directors of the Board.

•
An approval by the Board or our stockholders of a complete or substantially complete liquidation or dissolution.

The Executive Severance Plan also provides the continuation of medical benefits for U.S. participants for up to 18 months following termination (which will be in the form of a lump sum cash payment equal to the COBRA premium at the time of departure multiplied by the severance period multiplied by 100%), and outplacement services for a period of one year.

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HUNTSMAN CORPORATION: PROXY STATEMENT

A participant is not entitled to benefits under the Executive Severance Plan if the participant is reemployed with an employer in our controlled group, if the participant refuses to sign a waiver and release of claims in our favor if requested, or if the participant is entitled to severance benefits under a separate agreement or plan maintained by us.

Our Executive Severance Plan includes customary provisions requiring confidentiality, non-competition, non-solicitation, and non-disparagement.

Severance Agreement With Mr. Huntsman.

On February 19, 2020, we and Mr. Huntsman entered into an amended and restated CEO Severance Agreement. The CEO Severance Agreement is designed to provide severance benefits following a qualifying termination of employment. During the term of this agreement, Mr. Huntsman is not eligible to participate in the Executive Severance Plan.

Pursuant to the CEO Severance Agreement, if Mr. Huntsman is terminated (i) by us other than for Reasonable Cause or (ii) by Mr. Huntsman for Good Reason, Mr. Huntsman will be entitled to the same payments and benefits specified in the Executive Severance Plan.

In the event Mr. Huntsman's employment is terminated by us other than for Reasonable Cause or by him for Good Reason, in either case, within two years following a change of control, we will pay him (a) a lump sum cash amount equal to 2.9 times his then current Base Compensation, (b) Pro-Rata Annual Bonus, and (c) the continuation of medical benefits for Mr. Huntsman for up to 18 months following termination (which will be in the form of a lump sum cash payment equal to the COBRA premium at the time of departure multiplied by the severance period multiplied by 100%).

Payment of any amounts described above is contingent upon Mr. Huntsman executing (and not revoking) a release of claims in favor of Huntsman. The CEO Severance Agreement does not contain tax gross-up provisions; however, the agreements do include a "best of net" provision, which provides that, if any payments or benefits to which Mr. Huntsman is entitled in connection with his termination are likely subject to the tax imposed by Section 4999 of the Internal Revenue Code, the payment will (1) be reduced such that Section 4999 does not apply or (2) paid in full, whichever produces the better net after tax position to Mr. Huntsman.

The CEO Severance Agreement utilizes the same definition of Base Compensation, Pro-Rata Annual Bonus, and Reasonable Cause as set forth above with respect to our Executive Severance Plan. A termination for Good Reason pursuant to the CEO Severance Agreement generally means voluntary termination of employment as a result of (1) the significant detrimental reduction or change to Mr. Huntsman's job responsibilities or in his current base compensation, or (2) a change in Mr. Huntsman's principal place of work by more than 50 miles from his principal place of work, which is not remedied by us within 30 days after receipt of notice.

For purposes of the CEO Severance Agreement, a "change of control" generally means (1) an acquisition of beneficial ownership by an individual, entity, or group of 20% or more of our then outstanding shares of common stock or of our outstanding voting securities (subject to certain exceptions), (2) a majority change in the incumbent directors of the Board, (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets (subject to certain limitations), or (4) a complete liquidation or dissolution of Huntsman.

The CEO Severance Agreement includes customary provisions requiring confidentiality, non-competition, non-solicitation, and non-disparagement.

Other arrangements.    As more fully described under "—Pension Benefits in 2020" above, our executives are entitled to payments pursuant to the terms and conditions of the Huntsman Pension Plan or local variants and the Supplemental Executive Retirement Plan. In addition, pursuant to our Supplemental Savings Plan, upon a change of control (as defined in the Supplemental Savings Plan), participants, including the NEOs, may elect to receive the present value of the benefits payable to them under this plan. Amounts payable under the Supplemental Savings Plan and SEMPP are described under "—Nonqualified Deferred Compensation in 2020" above. As described under "—Pension Benefits in 2020" above, pursuant to the Huntsman Pension Scheme (U.K.), Mr. Hankins is entitled to receive annual benefits of 2/3 of pensionable compensation. Upon a qualifying disability, Mr. Hankins' benefits would be 75% of pensionable compensation until age 65. Mr. Hankins is entitled to a minimum death benefit equal to 66.6% of the accrued benefit and a lump sum equal to eight times pensionable compensation.

In addition, as a citizen of the U.K., Mr. Hankins is an entitled participant in the U.K. business severance plan. At the time of a termination, payout potential from both the Executive Severance Plan and the U.K. business plan would be considered, then the plan generating the more generous payout would be used. Mr. Hankins is entitled to 12 months' notice and U.K. statutory severance pay of $20,737. The Executive Severance Plan provides greater severance amounts than the U.K. business

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HUNTSMAN CORPORATION: PROXY STATEMENT

severance plan for Mr. Hankins in the event of a termination without "Reasonable Cause" or upon a termination by the executive for "Good Reason."

Quantification of Potential Payments and Benefits.    The table below reflects the compensation that may be payable to or on behalf of each NEO upon a qualifying termination. All equity acceleration values have been calculated using the closing price of our stock on December 31, 2020 (the last trading day of fiscal 2020) of $25.14. The actual amounts we will be required to disburse can only be determined at the time of the applicable circumstance.

Payment Type	Peter R. Huntsman		Sean Douglas		Anthony P. Hankins		David M. Stryker		R. Wade Rogers

INVOLUNTARY TERMINATION WITHOUT REASONABLE CAUSE OR TERMINATION BY EXECUTIVE FOR GOOD REASON

Cash Severance	$9,350,000		$2,600,000		$3,830,104		$2,314,572		$1,795,361

Health & Welfare(1)	$37,290		$33,783		$37,290		$37,290		$37,290

Outplacement Services(2)	$8,400		$8,400		$8,400		$8,400		$8,400

TOTAL TERMINATION BENEFITS	$9,395,690		$2,642,183		$3,875,794		$2,360,262		$1,841,051

CHANGE OF CONTROL

Accelerated Equity Awards	$15,660,963	(3)	$2,904,137	(4)	$3,142,097	(5)	$2,478,075	(6)	$1,706,916	(7)

INVOLUNTARY TERMINATION WITHOUT REASONABLE CAUSE OR TERMINATION BY EXECUTIVE FOR GOOD REASON FOLLOWING A CHANGE OF CONTROL

Cash Severance	$13,022,000	(8)	—		—		—		—

Health & Welfare(1)	$37,290		—		—		—		—

TOTAL TERMINATION BENEFITS	$13,059,290		—		—		—		—

(1)
In the case of an involuntary termination without Reasonable Cause or for Good Reason, calculated by multiplying 100% of the employer and employee monthly premiums payable with respect to the health care coverage elected by the executive as of December 31, 2020 by 18.

(2)
We contract with a third-party provider for 12 months of outplacement services. To the extent these services might be utilized, we expect our cost would be as set forth herein.

(3)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Huntsman requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2020. An acceleration of Mr. Huntsman's 265,639 unvested shares of restricted stock would have an estimated value of $6,678,164 and 313,699 target unvested performance share units would have an estimated value of $7,886,393. In addition, an acceleration of Mr. Huntsman's 405,258 unvested options would have an estimated value of $1,096,406 on December 31, 2020.

(4)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Douglas requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2020. An acceleration of Mr. Douglas's 50,054 unvested shares of restricted stock would have an estimated value of $1,258,358 and 56,944 target unvested performance share units would have an estimated value of $1,431,572. In addition, an acceleration of Mr. Douglas's 75,076 unvested options would have an estimated value of $214,207 on December 31, 2020.

(5)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Hankins requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2020. An acceleration of Mr. Hankins' 54,219 unvested shares of restricted stock would have an estimated value of $1,363,066 and 61,512 target unvested performance share units would have an estimated value of $1,546,412. In addition, an acceleration of Mr. Hankins' 81,187 unvested options would have an estimated value of $232,619 on December 31, 2020.

(6)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Stryker requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2020. An acceleration of Mr. Stryker's 42,332 unvested shares of restricted stock would have an estimated value of $1,064,226 and 49,183 target unvested performance share units would have an estimated value of $1,236,461. In addition, an acceleration of Mr. Stryker's 63,831 unvested options would have an estimated value of $177,388 on December 31, 2020.

(7)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Rogers requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2020. An acceleration of Mr. Rogers' 29,532 unvested shares of restricted stock would have an estimated value of $742,434 and 49,183 target unvested performance share units would have an estimated value of $837,288. In addition, an acceleration of Mr. Rogers' 43,780 unvested options would have an estimated value of $127,194 on December 31, 2020.

(8)
In the event of an involuntary termination following a change of control, this amount is equal to (a) 2.9 times Mr. Huntsman's Base Compensation, (b) Pro-Rata Annual Bonus, and (c) the continuation of medical benefits for Mr. Huntsman for up to 18 months following termination. See "—Severance Agreement with Mr. Huntsman."

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HUNTSMAN CORPORATION: PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2020.

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)

Plan Category	(#)(1)	($)	(#)

Equity compensation plans approved by security holders as of December 31, 2020(2)	6,782,220	$20.39	7,425,375

Equity compensation plans not approved by security holders:	—	—	—

(1)
Includes 4,806,762 outstanding options and 1,975,458 undelivered full value awards (including 1,137,578 outstanding performance share units at the maximum level, 411,024 unvested phantom shares, and 426,856 vested stock units). If performance share units were delivered at target, this figure would include 4,806,762 outstanding options and 1,406,669 undelivered full value awards (including 568,789 outstanding performance share units, 411,024 unvested phantom shares, and 426,856 vested stock units). Does not include 871,642 shares of unvested restricted stock.

(2)
Initially, there were approximately 8,225,000 shares available for issuance under the 2016 Stock Incentive Plan. However, the number of shares available for issuance may be adjusted to include any shares surrendered, exchanged, forfeited or settled in cash pursuant to our Prior Stock Incentive Plan.

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HUNTSMAN CORPORATION: PROXY STATEMENT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Wayne A Reaud, Nolan D. Archibald and Daniele Ferrari each served on the Compensation Committee during 2020. Mr. Ferrari served as Division President, Performance Products of Huntsman Corporation from 2008 to 2011. None of the members of the Compensation Committee was an officer or employee of our Company during 2020 or had any substantial business dealings with our Company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee of our Company.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Peter R. Huntsman, our CEO.

For 2020, our last completed fiscal year:

•
The median of the annual total compensation of all employees of our Company (other than Mr. Huntsman) was $91,725; and

•
The annual total compensation of Mr. Huntsman, as reported in the 2020 Summary Compensation Table included in this Proxy Statement, was $13,529,958.

•
Based on this information, for 2020 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 148 to 1.

To identify the median employee in 2020, we took the following steps.

•
We selected December 31, 2020, the last day of our 2020 payroll year, as the determination date for purposes of identifying the median employee.

•
Our total global workforce, as of December 31, 2020, consisted of approximately 9,580 individuals working at our Company and consolidated subsidiaries.

•
As permitted by SEC rules, we excluded approximately 478 non-U.S. employees (representing less than 5% of our total global workforce as if December 31, 2020) from the employee pool used to determine our median employee. The table below

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  identifies (1) the jurisdictions from which those employees were excluded and (2) the approximate number of employees in each jurisdiction.

Jurisdiction	Number of Employees

Argentina	23

Australia	30

Austria	1

Bangladesh	10

Chile	2

Colombia	61

Czechia	45

Egypt	1

El Salvador	2

France	22

Guatemala	35

Honduras	12

Hong Kong	25

Japan	26

Kazakhstan	2

Lithuania	1

Luxembourg	3

Pakistan	10

Poland	11

Republic of Korea	22

Serbia	1

Spain	64

Sri Lanka	1

Sweden	4

Ukraine	2

United Arab Emirates	22

Vietnam	40

Total	478

•
Our employee population, after accounting for the 5% "de minimis exemption" adjustment as described above, consisted of approximately 9,102 individuals.

•
We used a consistently applied compensation measure to identify our median employee by comparing the actual non-discretionary compensation (inclusive of salaries and wages) reflected in our payroll records as reported to local tax authorities for 2020. We did not make any cost of living adjustments in identifying the median employee.

We combined all of the elements of our median employee's compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S K, resulting in annual total compensation of $91,725. The difference between such employee's salary and wages and the employee's annual total compensation represents (i) the estimated value of such employee's health care benefits (estimated for the employee and such employee's eligible dependents at $5,261; (ii) contributions in the amount of $8,841 that we made on the employee's behalf to our pension plan in 2020; and (iii) $9,405 representing the estimated change in annualized value of our pension plan for our median employee.

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PART 6	AUDIT COMMITTEE MATTERS

FEES BILLED BY DELOITTE & TOUCHE LLP AND AFFILIATES

The following table shows the aggregate fees billed by Deloitte & Touche LLP, Deloitte Tax LLP and the member firms of Deloitte Touche Tohmatsu Limited in each of the last two fiscal years for the services indicated (dollars in millions):

	2020	2019

Audit Fees(1)	$6.1	$6.0

Audit-Related Fees(2)	$0.7	$0.5

Tax Fees(3)	$4.0	$2.5

All Other Fees(4)	$0.3	$1.2

Total	$11.1	$10.2

(1)
Includes fees associated with annual integrated audit of Huntsman Corporation and annual financial statement audit of Huntsman International LLC, reviews of Quarterly Reports on Form 10-Q, a joint venture audit and statutory audits required internationally.

(2)
Includes fees associated with services related to registration statements, comfort letters, financial accounting and reporting consultations, and merger and acquisition due diligence advisory services regarding the potential acquisition of certain assets.

(3)
Includes fees associated with services related to preparation or review of original and amended US federal, state, local and non US income and franchise tax returns; transfer pricing services (US and Non-US); US federal, state, local and non US tax planning, consultation, assistance and advice; tax controversy services in connection with the examination of US federal, state, local and non-US income tax returns through the administrative appellate level; general tax consultation pertaining to ad hoc questions, including technical advice and research pertaining to specific transactions; VAT and similar taxes tax return preparation and/or consultation; customs and duties tax return preparation and/or consultation; employee benefits plan consultation and/or tax return preparation; excise tax compliance and planning; international tax planning and restructuring; withholding tax planning and compliance; tax authority ruling requests and planning; payroll tax planning; state credits and incentives; and R&D tax credit study and supporting documentation.

(4)
Includes fees for other services related to engagements regarding the separation of the Advanced Materials do-it-yourself (DIY) business in India.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has, by resolution, adopted policies and procedures regarding pre-approval of the performance by Deloitte & Touche LLP and affiliates of certain audit and non-audit services. Deloitte & Touche LLP and affiliates may not perform any service enumerated in Section 201(a) of the Sarbanes-Oxley Act of 2002, except as may otherwise be provided by law or regulation. Deloitte & Touche LLP and affiliates may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. The Audit Committee has pre-approved the performance by Deloitte & Touche LLP and affiliates of certain audit and accounting services, certain tax services, and, provided that fees do not exceed $250,000 per individual project, certain other tax services and audit-related services. The Audit Committee has delegated to the committee chair the power to pre-approve services beyond those previously described, provided that no services may be approved that are prohibited pursuant to Section 201(a) of the Sarbanes Oxley Act of 2002 or that appear reasonably likely to compromise the independence of Deloitte & Touche LLP. Any pre-approval granted by the chair is reviewed by the Audit Committee at its next regularly scheduled meeting. In addition, the Audit Committee receives a report annually detailing the prior year's expenditures, consistent with the SEC's accountant fee disclosure requirements.

The Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Deloitte & Touche LLP and affiliates in accordance with these procedures.

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AUDIT COMMITTEE REPORT

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Huntsman Corporation ("Huntsman") assists the Board in fulfilling its oversight responsibilities with respect to the external financial reporting process and the adequacy of Huntsman's internal controls over financial reporting and related disclosure controls and procedures, areas for which management has primary responsibility. Specific responsibilities of the Committee are set forth in the Audit Committee Charter, a copy of which can be found on Huntsman's website at www.huntsman.com.

The independent registered public accounting firm is responsible for expressing an opinion on the conformity of Huntsman's audited financial statements with accounting principles generally accepted in the United States and for issuing its report on Huntsman's internal control over financial reporting. All audit and non-audit services provided to Huntsman by the independent registered public accounting firm are pre-approved by the Committee or by the Chair of the Committee pursuant to delegated authority, and the Committee considers the compatibility of such non-audit services with the independent registered public accounting firm's independence.

The Committee evaluates the performance of the independent registered public accounting firm each year and determines whether to re-engage the current firm or consider other audit firms. In doing so, the Committee considers the quality of the services provided by the independent registered public accounting firm, along with their capabilities, technical expertise, and knowledge of Huntsman's operations and industry. Based on these evaluations, the Committee decided to engage Deloitte & Touche LLP as Huntsman's independent registered public accounting firm for the year ending December 31, 2021. Although the Committee has the sole authority to appoint the independent registered public accounting firm, the Committee has continued its long-standing practice of recommending that the Board ask stockholders to ratify the appointment of the registered public accounting firm at Huntsman's annual meeting of stockholders.

The Committee has reviewed and discussed Huntsman's audited financial statements for the year ended December 31, 2020 with Huntsman's management. The Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. The Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP's communications with the Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to in the preceding paragraph, the Committee recommended to the Board that Huntsman's audited financial statements for the year ended December 31, 2020 be included in Huntsman's Annual Report on Form 10-K for the year ended December 31, 2020.

AUDIT COMMITTEE,
M. Anthony Burns, Chair Mary C. Beckerle Sir Robert J. Margetts Jan E. Tighe

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PART 7	PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1—ELECTION OF DIRECTORS

The size of the Board is currently set at eleven. All directors are elected or appointed to serve until the 2021 annual meeting. The Governance Committee has recommended, and the Board has unanimously nominated, Peter R. Huntsman, Nolan D. Archibald, Dr. Mary C. Beckerle, M. Anthony Burns, Sonia Dulá, Cynthia L. Egan, Daniele Ferrari, Sir Robert J. Margetts, Jeanne McGovern, Wayne A. Reaud, and Vice Admiral Jan E. Tighe for election. Each elected director will serve until our 2022 annual meeting, until a successor is elected and qualified, or until his or her earlier death, resignation or retirement.

The nominees receiving a majority of the votes cast at the Annual Meeting for the election of directors will be elected as directors. You may not cumulate your votes in the election of directors. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes, along with any abstentions, will not affect the outcome of the vote on the election of a director.

Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote FOR each of the director nominees listed above. Although we have no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE

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PROPOSAL 2—NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are submitting a proposal to our stockholders for a non-binding advisory vote to approve the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This say-on-pay proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. Currently, our stockholders are given the opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with our 2022 annual meeting.

The guiding principles of our compensation policies and decisions include aligning each executive's compensation with our Company's business strategy and the interests of our stockholders and providing incentives intended to attract, motivate and retain key executives who are important to our long-term success. We view pay for performance as a critical element of our overall executive compensation philosophy. Consistent with this philosophy, a significant portion of the total compensation for each of our NEOs is related to our earnings and to other performance factors that are intended to measure our progress against the goals of our strategic and operating plans and the long-term performance of our common stock.

When casting your advisory say-on-pay vote, we urge you to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices are intended to reflect our compensation philosophy. The Compensation Committee and the Board believe that our compensation practices effectively implement our guiding principles.

The advisory say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

  "RESOLVED, that the stockholders of Huntsman Corporation approve, on a non-binding advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the 2021 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures."

Approval of this proposal requires approval by holders of a majority of the shares present (in person or represented by proxy) and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will have no effect on the vote.

While this vote is required by law, the result (1) will not be binding on our Company, the Board or the Compensation Committee, (2) will not overrule any decisions made by the Board or the Compensation Committee, and (3) will not require the Board or the Compensation Committee to take any specific action. Nevertheless, the Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs. In particular, to the extent there is any significant vote against our NEOs' compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD RECOMMENDS A VOTE "FOR" THE ADVISORY VOTE
TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

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PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2021. Deloitte & Touche LLP has served as our auditor since 1984. The Audit Committee has been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. As a matter of good corporate governance, the Audit Committee has determined to submit its selection of Deloitte & Touche LLP to stockholders for ratification.

The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm will require approval by holders of a majority of the shares present (in person or represented by proxy) and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you hold your shares in street name and do not provide timely voting instructions, your broker may exercise discretionary authority, thereby avoiding a broker non-vote.

If the selection of the independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of our Company and our stockholders.

One or more representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions and, if they desire, will have an opportunity to make a statement.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
YEAR ENDING DECEMBER 31, 2021

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PROPOSAL 4—STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER RIGHT TO ACT BY WRITTEN CONSENT

The following stockholder proposal has been submitted to Huntsman for action at the Annual Meeting by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278. Mr. Chevedden has submitted documentation indicating that he is the beneficial owner of no fewer than 100 shares of our common stock. This proposal will be voted on at the annual meeting only if properly presented by or on behalf of Mr. Chevedden.

In accordance with applicable proxy regulations, Mr. Chevedden's proposed resolution and supporting statement are set for the below in the form that we received them:

Proposal 4—Shareholder Right to Act by Written Consent

Shareholders request that our board of directors take such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.

This proposal topic won 95%-support at a Dover Corporation shareholder meeting and 88%-support at an AT&T shareholder meeting.

This proposal topic also won more than 43%-support at our 2020 shareholder meeting. This 43% support may have represented a majority vote from the shares that have access to independent proxy voting advice. And the 43%-vote was in spite of a misleading management statement next to the proposal.

Management rested its ill-placed opposition to this proposal topic on its own mythical concoction of written consent that this proposal is not about.

Management also said 25% of shares can call a special shareholder meeting and failed to mention that all shares held for less than one unbroken year are totally disqualified. The owners of 25% of qualifying shares might determine that they own 51% of the company after all their stock is included regardless of length of stock ownership.

This 2020 management text also said special shareholder meetings are a "forum for open discussion of the proposed stockholder action." This has been completely blown out of the water by the onslaught of tightly controlled online shareholder meetings:

With the near universal use of tightly controlled online annual shareholder meetings, which can be only 10-minutes of boilerplate, shareholders are severely restricted in engaging with management and making their views known because all challenging questions and comments can be screened out.

Shareholders could be prevented from constructive criticism of management pay being rejected by 20% of shares in 2020 when a 10% rejection is the norm. The chair of the management pay committee, Wayne Reaud, received the second highest negative votes in 2020.

The Goodyear shareholder meeting was spoiled by a trigger-happy management mute button for shareholders. And AT&T would not allow shareholders to speak.

Please see:

Goodyear's virtual meeting creates issues with shareholder

https://www.crainscleveland.com/manufacturing/goodyears-virtual-meeting-creates-issues-shareholder

Please see:

AT&T investors denied a dial-in as annual meeting goes online

https://whbl.com/2020/04/17/att-investors-denied-a-dial-in-as-annual-meeting-goes-online/1007928

Online meetings also give management a blank check to make false statements. For instance management at scores of 2020 online annual meetings falsely stated that there were no more shareholder questions. Online shareholders were powerless to point out that their questions were not answered.

Please see:

Schwartz-Ziv, Miriam, How Shifting from In-Person to Virtual Shareholder Meetings Affect Shareholders' Voice (August 16, 2020)

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Available at SSRN: https://ssrn.com/abstract=3674998 or
http://dx.doi.org/10.2139/ssrn.3674998

Now more than ever shareholders need to have the option to take action outside of a shareholder meeting since tightly controlled online shareholder meetings are a shareholder engagement wasteland.

Please vote yes:

Shareholder Right to Act by Written Consent—Proposal 4

THE BOARD RECOMMENDS A VOTE "AGAINST" THE STOCKHOLDER PROPOSAL
REGARDING ACTION BY WRITTEN CONSENT

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

The Board of Directors has carefully considered this proposal and concluded that our stockholders are better served by holding meetings where all stockholders are offered:

•
a transparent forum on a date that has been publicly announced in advance of the meeting;

•
a forum for open discussion of the proposed stockholder action;

•
dissemination of accurate and complete information in a proxy statement sent to all stockholders in advance of the meeting; and

•
the ability of the Board to provide a considered recommendation.

The Board therefore recommends a vote AGAINST Proposal 4 for the following reasons:

Our Existing Corporate Governance Structure Provides More Than Sufficient Opportunities for Transparent Stockholder Action

Given our current governance procedures, the Board believes the adoption of this proposal is not only inappropriate but also unnecessary because stockholders have ample opportunity to take action at a properly called stockholders' meeting. Our governance documents allow stockholders to nominate persons for election to the Board or propose other business to be considered at an annual or special meeting called by the Board.

Adoption of Lower Special Meeting Threshold

On October 28, 2020, based on management's recommendation, our Board approved an amendment to our Bylaws that lowered the ownership threshold to call a Special Meeting of Stockholders to 15% of outstanding shares of capital stock.

Our Bylaws previously contained a 25% ownership threshold for requesting a special meeting of stockholders. As part of our regular ongoing review of our corporate governance practices, our management carefully considered the appropriate threshold for shareholders to request a special meeting. After considering evolving governance practices, as well as our investor feedback and previous shareholder votes on the action to adopt shareholders' right to act by written consent, our Board and management believed that a 15% threshold more appropriately struck a balance between enhancing shareholder access and minimizing the potential harms associated with allowing a small number of shareholders to call special meetings.

Our existing stockholder right to call special meetings at a 15% threshold allows stockholders a meaningful opportunity to propose actions without waiting for our next annual meeting. A special meeting is preferable to action by written consent because a meeting allows all stockholders to participate in, and discuss the merits of, a proposed action, and allows the Board to make a thoughtful recommendation about the action. The Board believes that having a special meeting right at 15% strikes the right balance for Huntsman, as it is a low enough threshold to provide a meaningful right for stockholders to act between annual meetings yet high enough to prevent a single stockholder (or small group of stockholders) from acting without broad stockholder support.

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Action by Written Consent Could Deny All Stockholders the Right to Transparent Decision Making

Our governing documents require all actions by stockholders to be considered at a meeting of stockholders. This requirement assures all stockholders receive advance notice of the proposed action, as well as an opportunity to discuss and consider all points of view.

The proposed process could:

•
result in certain stockholders being denied the ability to be informed about, vote on or otherwise have a say on proposed stockholder actions;

•
enable a bare majority of stockholders to take action on a proposal without the benefit of hearing the views, questions and opinions of other stockholders;

•
potentially result in multiple contradictory consents being solicited simultaneously, creating administrative and financial burdens for the company and also putting our stockholders at risk of confusion; and

•
disenfranchise stockholders with smaller holdings, in particular in a consent solicitation that does not require their involvement to achieve majority support.

In addition, action by written consent could be used to promote the self-interests of some stockholders that are not consistent with the long-term interests of our company and all other stockholders. The Board believes that all stockholders should have the opportunity to consider, discuss and vote on pending stockholder matters through the transparent forum of a stockholders' meeting, where stockholders may consider arguments for and against any action and have a meaningful and structured opportunity to exchange views with the Board.

Board's View Aligns with Recent Stockholder Feedback on this Issue

This same proposal, which was presented by the same stockholder, has not received majority support three years in a row at our annual meetings. For each of the last three years, we engaged in substantial stockholder outreach in order to better inform the Board of our stockholders' current views on this matter. The outreach resulted in positive conversations, which included extensive discussions of the positive and negative aspects of our existing special meeting rights compared to the written consent rights. Overall, our stockholders appreciated our overall governance structure and expressed a preference for the right to call a special meeting over the ability to act by written consent because while both provide stockholders an avenue to be heard outside the annual meeting cycle, only special meetings provide additional protections for all stockholders.

We have a strong corporate governance structure and record of accountability

The Board has also taken several other actions to promote effective corporate governance and has demonstrated responsiveness to the views and concerns of stockholders, including:

•
Lowered Special Meeting Threshold:  In 2020, the Board approved an amendment to our Bylaws that lowered the ownership threshold to call a special meeting of stockholders from 25% of outstanding shares of capital stock to 15% of outstanding shares of capital stock.

•
Proxy Access:  In 2016, in response to a stockholder proposal, we adopted a proxy access provision that allows a stockholder or group of stockholders, who comply with certain requirements, to nominate candidates for service on the Board and include those candidates in our proxy materials.

•
Majority Vote Requirements:  Our stockholders have the ability to amend our Bylaws, Charter, and approve mergers by a simple majority vote.

•
Majority Voting Standard in director elections:   Our governing documents provide for majority voting in uncontested director elections, as well as a Director Resignation policy.

•
Annually elected Board:  All members of the Board are elected on an annual basis.

Summary

The Board of Directors believes that adoption of the proposal is unnecessary because of our commitment to good corporate governance and the right of stockholders to call special meetings. The Board also believes that this proposal would circumvent existing protections and procedural safeguards provided to all stockholders by stockholder meetings.

THE BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL
REGARDING ACTION BY WRITTEN CONSENT

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STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2022 ANNUAL MEETING

STOCKHOLDER PROPOSALS TO BE INCLUDED IN NEXT YEAR'S PROXY STATEMENT

Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2022 annual meeting may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary at our principal executive offices (located at 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com) no later than Thursday, November 18, 2021.

DIRECTOR NOMINATION AND STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2022 ANNUAL MEETING

In addition to stockholder proposals submitted pursuant to the requirements of Rule 14a-8 as specified above, and as more specifically provided for in Section 2.8 of our Bylaws or the "proxy access" provisions of our Bylaws, for a nomination of persons for election to the Board or a proposal of business to be properly brought before the 2022 annual meeting, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote and who complies with the applicable notice procedures set forth in our Bylaws. A stockholder of record making a nomination for election to the Board or a proposal of business for the 2022 annual meeting must deliver proper notice to our Corporate Secretary (c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 and to CorporateSecretary@huntsman.com) not earlier than the close of business on the 120th calendar day prior to the first anniversary of the date of the 2021 Annual Meeting nor later than the close of business on the 90th calendar day prior to the first anniversary of the 2021 Annual Meeting. In other words, for a stockholder nomination for election to the Board (either pursuant to Section 2.8 of our Bylaws or the "proxy access" provisions of our Bylaws) or a proposal of business to be considered at the 2022 annual meeting, it should be properly submitted to our Corporate Secretary no earlier than Wednesday, December 29, 2021 and no later than the close of business on Friday, January 28, 2022. If the date of our 2022 annual meeting is more than 30 calendar days before April 28, 2022 or more than 70 calendar days after April 28, 2022, then stockholder nominations and proposals must be received no earlier than the close of business on the 120th calendar day prior to the date of the 2022 annual meeting and not later than the close of business on the later of the 90th calendar day prior to the date of the 2022 annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of 2022 annual meeting is first made by us. For additional information about stockholder nominations and proposals, see "Corporate Governance—Director Nomination Process."

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PART 8	ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding beneficial ownership of our common stock as of March 4, 2021 by:

•
each person who we know owns beneficially more than 5% of our common stock;

•
each of our directors and nominees;

•
each of our NEOs; and

•
all of our executive officers and directors as a group.

Under the regulations of the SEC, shares are generally deemed to be "beneficially owned" by a person if the person directly or indirectly has or shares voting power or investment power (including the power to dispose) over the shares, whether or not the person has any pecuniary interest in the shares, or if the person has the right to acquire voting power or investment power of the shares within 60 days, including through the exercise of any option, warrant or right. In accordance with the regulations of the SEC, in computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options or other rights held by the person that are currently exercisable or exercisable within 60 days of March 4, 2021. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Common Stock Beneficially Owned(1)

Name of Beneficial Owner	Shares	Percent(2)

5% OR MORE BENEFICIAL OWNERS:

Capital World Investors(3)	22,550,824	10.2%

The Vanguard Group, Inc.(4)	20,694,601	9.3%

BlackRock, Inc.(5)	12,035,267	5.4%

DIRECTORS AND NAMED EXECUTIVE OFFICERS:

Peter R. Huntsman(6)	9,121,601	4.1%

Nolan D. Archibald(7)	617,290	*

Mary C. Beckerle(8)	56,657	*

M. Anthony Burns	90,174	*

Sonia Dulá	9,724	*

Cynthia L. Egan(9)	9,199	*

Daniele Ferrari(10)	21,766	*

Sir Robert J. Margetts(11)	86,510	*

Jeanne McGovern	4,439	*

Wayne A. Reaud(12)	1,554,186	*

Jan E. Tighe(13)	16,695	*

Sean Douglas(14)	373,092	*

Anthony P. Hankins(15)	846,100	*

David M. Stryker(16)	432,920	*

R. Wade Rogers(17)	463,316	*

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (20 persons)(6)(14)(18)	14,266,887	6.4%

*
Less than 1%

87   |  HUNTSMAN 2021 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT
(1)
Unless specified below, the address of each beneficial owner is c/o Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 and such beneficial owner has sole voting and dispositive power over such shares.

(2)
Based upon an aggregate of 221,647,461 shares of common stock outstanding on March 4, 2021.

(3)
As reported in Schedule 13G filed with the SEC on January 8, 2021 by Capital World Investors. The address of Capital World Investors is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(4)
As reported in Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, Inc. Based on such filing, The Vanguard Group, Inc. shared voting power over 136,249 shares, sole dispositive power over 20,394,710 shares and shared dispositive power over 299,891 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
As reported in Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc. Based on such filing, BlackRock, Inc. has sole voting power over 11,332,183 shares and sole dispositive power over 12,035,267 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(6)
Includes options to purchase 1,455,104 shares of common stock that are exercisable within 60 days of March 4, 2021. Also includes the following shares of which Mr. Huntsman may be deemed to be the beneficial owner: (a) 191,000 shares that are held by his spouse as Uniform Gifts to Minors Act custodian for six of Mr. Huntsman's children, (b) 843,657 that are held by his spouse as Utah Uniform Transfers to Minors Act custodian for each of Mr. Huntsman's eight children, and (c) 933,328 shares held by P&B Capital, L.C. for which he and his spouse are the only managers and members. Mr. Huntsman expressly disclaims beneficial ownership of any shares held by his spouse.

(7)
Includes 96,479 vested stock units, the shares underlying that will be deliverable upon termination of service.

(8)
Includes 51,584 vested stock units, the shares underlying that will be deliverable upon termination of service.

(9)
Includes 9,174 vested stock units, the shares underlying that will be deliverable upon termination of service.

(10)
Includes 21,766 vested stock units, the shares underlying that will be deliverable upon termination of service.

(11)
Includes 86,510 vested stock units, the shares underlying that will be deliverable upon termination of service.

(12)
Includes 175,086 vested stock units, the shares underlying that will be deliverable upon termination of service.

(13)
Includes 16,695 vested stock units, the shares underlying that will be deliverable upon termination of service.

(14)
Includes options to purchase 174,485 shares of common stock that are exercisable within 60 days of March 4, 2021. Also includes the following shares of which Mr. Douglas may be deemed to be the beneficial owner: (a) 15,100 shares that are held by the Sean Douglas Family Trust, dated May 9, 2001, by virtue of being the trustee of such trust, and (b) 1,050 shares that are held as Utah Uniform Transfers to Minors Act custodian for one of Mr. Douglas's children.

(15)
Includes options to purchase 275,071 shares of common stock that are exercisable within 60 days of March 4, 2021.

(16)
Includes options to purchase 162,450 shares of common stock that are exercisable within 60 days of March 4, 2021.

(17)
Includes options to purchase 50,699 shares of common stock that are exercisable within 60 days of March 4, 2021.

(18)
Includes options to purchase a total of 2,400,204 shares of common stock that are exercisable within 60 days of March 4, 2021, and a total of 457,294 vested stock units, the shares underlying that will be delivered to the applicable holder upon termination of service.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

POLICIES AND PROCEDURES

Effective February 1, 2007, the Board adopted a Related Party Transactions Policy, which includes the procedures for review, approval and monitoring of transactions involving our company and "related persons" (directors, executive officers, stockholders owning five percent or greater of our common stock, or their respective immediate family members). The policy covers any transaction involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest.

The Compensation Committee reviews and approves all compensation paid to family members of directors and executive officers. All other related person transactions must be approved by the Audit Committee, which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, our interests. In evaluating the transaction, the Audit Committee will consider all relevant factors, including as applicable (1) the benefit to us in entering into the transaction; (2) the alternatives to entering into a related person transaction; and (3) whether the transaction is on terms comparable to those available to third parties.

If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance of its consummation. The Audit Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable, or not inconsistent with such circumstances, to amend or terminate the transaction and will review the transaction annually to determine whether it continues to be in our interests.

The Compensation Committee approved the 2020 compensation decisions described below and will continue to monitor such arrangements as consistent with our Related Party Transactions Policy.

88   |  HUNTSMAN 2021 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

HUNTSMAN FAMILY EMPLOYEMENT

The following table shows compensation paid to members of the Huntsman family (other than NEOs and directors as disclosed herein) for services as officers or employees in fiscal 2020 that involve amounts exceeding $120,000. All amounts paid in 2020 were approved by the Compensation Committee, which reviews and approves all annual and other compensation arrangements and components for corporate and executive officers and their family members who are employees.

Employee	Salary	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Other Compensation

Peter R. Huntsman, Jr.(1)	$207,500	$62,509	$62,496	$20,750	—

John Calder(2)	$206,283	$49,994	$50,000	$25,758	—

(1)
Peter Huntsman, Jr. is Director of America Sales for our Advanced Materials division. He is the son of Peter R. Huntsman, our CEO.

(2)
Until August 31, 2020, Mr. Calder served as Director, Investor Relations. On September 1, 2020, he became Director of Americas Finance and Global Reporting for our Performance Products division. He is the son-in-law of Peter R. Huntsman, our CEO.

(3)
This column reflects the aggregate grant date fair value of restricted stock granted on February 13, 2020. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date.

(4)
This column reflects the aggregate grant date fair value of stock options granted on February 13, 2020. The stock options vest ratably in three equal annual installments beginning on the first anniversary of the grant date.

(5)
This column reflects the cash performance awards that were earned for 2020.

Peter Huntsman, Jr. and Mr. Calder continue to be our current employees, and we expect to pay them compensation and other benefits in 2021 similar to those paid in 2020.

NOTICE AND ACCESS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 28, 2021:

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2021 Annual Meeting of Stockholders and the 2020 Annual Report are available at https://materials.proxyvote.com/447011.

We are furnishing the proxy materials to a number of our stockholders under the SEC's notice and access rules. Stockholders may also receive printed copies of each of these documents without charge by contacting Huntsman Investor Relations, by mail at 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or by e-mail at ir@huntsman.com.

OTHER INFORMATION

We may send a single Notice of Internet Availability or set of proxy materials, as applicable, and other stockholder communications to any household at which two or more stockholders reside unless we have received contrary instructions from those stockholders. This process is called "householding." This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The Notice of Internet Availability, proxy materials and other stockholder communications may be householded based on your prior express or implied consent. If you wish to receive a separate copy of our Notice of Internet Availability or proxy materials, as applicable, for each stockholder sharing your address in the future, please contact us by mail in care of Broadridge Financial Solutions, Inc., Householding Department at 51 Mercedes Way, Edgewood, New York, 11717, or by calling 1-866-540-7095, and we will promptly deliver to you the requested material. If you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this householding practice for future mailings, please contact your broker, bank or other nominee.

Stockholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates by mail to Computershare Trust Company, N.A., P.O. Box 505000, Louisville, KY 40233-5000, or by telephone at 1-866-210-6997. Computershare may also be reached through its website at www.computershare.com.

89   |  HUNTSMAN 2021 PROXY

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on April 27, 2021. Have this proxy card in hand when you access the website and follow the instructions. During The Meeting - Go to www.virtualshareholdermeeting.com/HUN2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Please see "Part 1. Information About the Meeting" of the Proxy Statement. PROXY SERVICES C/O COMPUTERSHARE INVESTOR SERVICES P.O. BOX 505000 LOUISVILLE, KY 40233-5000 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on April 27, 2021. Have this proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign and date this proxy card and return it by April 27, 2021 in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D37344-P50455 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HUNTSMAN CORPORATION The Board of Directors recommends you vote FOR each of the following nominees: 1.Election of the following 11 nominees as directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Peter R. Huntsman The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! ! ! ! 1b. Nolan D. Archibald 2. Advisory vote to approve named executive officer compensation. Ratification of the appointment of Deloitte & Touche LLP as Huntsman Corporation's independent registered public accounting firm for the year ending December 31, 2021. 3. 1c. Mary C. Beckerle 1d. M. Anthony Burns For Against Abstain 1e. Sonia Dulá The Board of Directors recommends you vote AGAINST the following proposal: ! ! ! 1f. Cynthia L. Egan 4. Stockholder proposal regarding stockholder right to act by written consent. 1g. Daniele Ferrari In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. 1h. Sir Robert J. Margetts 1i. Jeanne McGovern Please indicate if you plan to attend this virtual meeting. ! Yes ! No 1j. Wayne A. Reaud 1k. Jan E. Tighe Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 28, 2021: The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2020 are available at www.proxyvote.com. D37345-P50455 HUNTSMAN CORPORATION Annual Meeting of Stockholders April 28, 2021 at 9:00 AM, CDT This proxy is solicited by the Board of Directors The undersigned stockholder of Huntsman Corporation hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2021 Annual Meeting of Stockholders and hereby appoints Peter R. Huntsman and David M. Stryker and each of them, acting individually, with full power of substitution in each, as proxies of the undersigned, to represent the undersigned and vote all shares of Huntsman Corporation common stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 28, 2021, and at any adjournment or postponement thereof, as indicated on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1, FOR proposal 2 and proposal 3 and AGAINST proposal 4. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the 2021 Annual Meeting of Stockholders and at any adjournment or postponement thereof. The undersigned stockholder hereby revokes all proxies previously given by the undersigned to vote at the 2021 Annual Meeting of Stockholders or any adjournment or postponement thereof. (Continued and to be signed on reverse side)